================================================================================


                        NATIONSLINK FUNDING CORPORATION,
                                   Depositor,


                               NATIONSBANK, N.A.,
                              Mortgage Loan Seller,


                     BANC ONE MORTGAGE CAPITAL MARKETS, LLC,
                      Master Servicer and Special Servicer,


                                       and


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                        Trustee and REMIC Administrator,

                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 1, 1999

                        ---------------------------------



                                 $1,222,145,439

                  Commercial Mortgage Pass-Through Certificates

                                  Series 1999-1


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




                                TABLE OF CONTENTS


                                    ARTICLE I

                  DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT
                    OF THE MORTGAGE POOL AND THE CERTIFICATES


1.01  Defined Terms.............................................................
1.02  Certain Calculations in Respect of the Mortgage Pool......................
1.03  Incorporation of Preliminary Statement....................................


                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

2.01  Conveyance of Mortgage Loans..............................................
2.02  Acceptance of REMIC I by Trustee..........................................
2.03  Mortgage Loan Seller's Repurchase of Mortgage Loans
         for Document Defects and Certain Breaches of
         Representations and Warranties.........................................
2.04  Representations and Warranties of the Depositor...........................
2.05  Representations and Warranties of the Mortgage Loan Seller................
2.06  Representations and Warranties of the Master Servicer.....................
2.07  Representations and Warranties of the Special Servicer....................
2.08  Representations and Warranties of the Trustee and the REMIC Administrator.
2.09  Issuance of the Class R-I Certificates;
         Creation of the REMIC I Regular Interests..............................
2.10  Conveyance of REMIC I Regular Interests;
         Acceptance of REMIC II by the Trustee..................................
2.11  Issuance of the REMIC II Certificates.....................................


                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

3.01  Administration of the Mortgage Loans......................................
3.02  Collection of Mortgage Loan Payments......................................
3.03  Collection of Taxes, Assessments and Similar Items;
         Servicing Accounts; Servicing Advances; Reserve Accounts...............
3.04  Certificate Account, the Distribution Account and the REMIC II
         Distribution Account...................................................
3.05  Permitted Withdrawals From the Certificate Account and
         the Distribution Account...............................................
3.06  Investment of Funds in the Certificate Account, the Interest Reserve
         Account and the REO Account............................................
3.07  Maintenance of Insurance Policies; Errors and Omissions
         and Fidelity Coverage..................................................
3.08  Enforcement of Due-On-Sale Clauses; Assumption Agreements;
         Subordinate Financing..................................................
3.09  Realization Upon Defaulted Mortgage Loans.................................
3.10  Trustee to Cooperate; Release of Mortgage Files...........................
3.11  Servicing Compensation; Interest on Servicing Advances;
         Payment of Certain Expenses; Obligations of the Trustee
         Regarding Back-up Servicing Advances...................................
3.12  Inspections; Collection of Financial Statements...........................
3.13  Annual Statement as to Compliance.........................................
3.14  Reports by Independent Public Accountants.................................
3.15  Access to Certain Information.............................................
3.16  Title to REO Property; REO Account........................................
3.17  Management of REO Property................................................
3.18  Sale of Mortgage Loans and REO Properties.................................
3.19  Additional Obligations of the Master Servicer and the Special Servicer....
3.20  Modifications, Waivers, Amendments and Consents...........................
3.21  Transfer of Servicing Between Master Servicer and Special Servicer;
         Record Keeping; Asset Status Report....................................
3.22  Sub-Servicing Agreements..................................................
3.23  Designation of Special Servicer by the Majority Certificateholder
         of the Controlling Class...............................................
3.24  Confidentiality...........................................................
3.25  No Solicitation of Prepayments............................................
3.26  Certain Matters with Respect to Loans Permitting Defeasance,
         Franchise Loans and Certain Loans Permitting Additional Debt...........
3.27  Participant Retained Interest.............................................
3.28  Year 2000 Compliance......................................................


                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

4.01  Distributions on the Certificates.........................................
4.02  Statements to Certificateholders; Certain Reports by the
         Master Servicer and the Special Servicer...............................
4.03  P&I Advances..............................................................
4.04  Allocation of Realized Losses and Additional Trust Fund...................
4.05  Interest Reserve Account..................................................


                                    ARTICLE V

                                THE CERTIFICATES

5.01  The Certificates..........................................................
5.02  Registration of Transfer and Exchange of Certificates.....................
5.03  Book-Entry Certificates...................................................
5.04  Mutilated, Destroyed, Lost or Stolen Certificates.........................
5.05  Persons Deemed Owners.....................................................
5.06  Certification by Certificate Owners.......................................
5.07  Regarding the Identification of Certain Certificateholders................


                                   ARTICLE VI

                    THE DEPOSITOR, THE MORTGAGE LOAN SELLER,
                  THE MASTER SERVICER, THE SPECIAL SERVICER AND
                             THE REMIC ADMINISTRATOR

6.01  Liability of the Depositor, the Mortgage Loan Seller,
         the Master Servicer, the Special Servicer and the REMIC Administrator..
6.02  Merger, Consolidation or Conversion of the Depositor,
         the Mortgage Loan Seller, the Master Servicer, the Special
         Servicer or the REMIC Administrator....................................
6.03  Limitation on Liability of the Depositor, the Master Servicer,
         the Special Servicer, the REMIC Administrator and Others...............
6.04  Master Servicer, Special Servicer and REMIC Administrator Not to Resign...
6.05  Rights of the Depositor and the Trustee in Respect of the Master
         Servicer, the Special Servicer and the REMIC Administrator.............


                                   ARTICLE VII

                                     DEFAULT

7.01  Events of Default.........................................................
7.02  Trustee to Act; Appointment of Successor..................................
7.03  Notification to Certificateholders........................................
7.04  Waiver of Events of Default...............................................
7.05  Additional Remedies of Trustee Upon Event of Default......................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

8.01  Duties of Trustee.........................................................
8.02  Certain Matters Affecting the Trustee.....................................
8.03  Trustee Not Liable for Validity or Sufficiency of Certificates or
         Mortgage Loans.........................................................
8.04  Trustee May Own Certificates..............................................
8.05  Fees of Trustee; Indemnification of Trustee...............................
8.06  Eligibility Requirements for Trustee......................................
8.07  Resignation and Removal of the Trustee....................................
8.08  Successor Trustee.........................................................
8.09  Merger or Consolidation of Trustee........................................
8.10  Appointment of Co-Trustee or Separate Trustee.............................
8.11  Appointment of Custodians.................................................
8.12  Access to Certain Information.............................................
8.13  Filings with the Securities and Exchange Commission.......................
8.14  Year 2000 Compliance......................................................


                                   ARTICLE IX

                                   TERMINATION

9.01  Termination Upon Repurchase or Liquidation of All Mortgage Loans..........
9.02  Additional Termination Requirements.......................................


                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

10.01  REMIC Administration.....................................................
10.02  Depositor, Master Servicer, Special Servicer and Trustee to Cooperate
         with REMIC Administrator...............................................
10.03  Fees of the REMIC Administrator..........................................
10.04  Use of Agents............................................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

11.01  Amendment................................................................
11.02  Recordation of Agreement; Counterparts...................................
11.03  Limitation on Rights of Certificateholders...............................
11.04  Governing Law............................................................
11.05  Notices..................................................................
11.06  Severability of Provisions...............................................
11.07  Successors and Assigns; Beneficiaries....................................
11.08  Article and Section Headings.............................................
11.09  Notices to and from Rating Agencies......................................
11.10  Requests for Information; Standing Requests..............................

EXHIBIT A-1          Form of Class A-1 Certificate
EXHIBIT A-2          Form of Class A-2 Certificate
EXHIBIT A-3          Form of Class X Certificate
EXHIBIT A-4          Form of Class B Certificate
EXHIBIT A-5          Form of Class C Certificate
EXHIBIT A-6          Form of Class D Certificate
EXHIBIT A-7          Form of Class E Certificate
EXHIBIT A-8          Form of Class F Certificate
EXHIBIT A-9          Form of Class G Certificate
EXHIBIT A-10         Form of Class H Certificate
EXHIBIT A-11         Form of Class J Certificate
EXHIBIT A-12         Form of Class K Certificate
EXHIBIT A-13         Form of Class R-I Certificate
EXHIBIT A-14         Form of Class R-II Certificate
EXHIBIT B            Form of Investment Representation Letter
EXHIBIT C-1          Form of Transfer Affidavit and Agreement Pursuant
                       to Section 5.02(d)(i)(B)
EXHIBIT C-2          Form of Transferor Certificate Pursuant to
                       Section 5.02(d)(i)(D)
EXHIBIT D            Request for Release
EXHIBIT E            Form of REO Status Report
EXHIBIT F            Form of ERISA Representation Letter
EXHIBIT G            Form of Certificateholder Confirmation Certificate
EXHIBIT H            Form of Prospective Purchaser Certificate
EXHIBIT I            Form of Interim Custodial Certification
EXHIBIT J            Form of Final Custodial Certification
EXHIBIT K            Form of Operating Statement Analysis Report
SCHEDULE I           Mortgage Loan Schedule
SCHEDULE II          Sub-Servicing Agreements in Effect as of the
                       Closing Date
SCHEDULE III         Schedule of Certain Insurance Exceptions
SCHEDULE IV          Schedule of Certain Environmental Matters
SCHEDULE V           Schedule of Mortgage Loans Permitting Certain Releases
SCHEDULE VI          Schedule of Mortgage Loans Permitting Future Subordinate
                       Liens on Mortgaged Properties
SCHEDULE VII         Schedule of Exceptions from Health Care Loan
                       Document Provisions
SCHEDULE VIII        Schedule of Exceptions to Mortgage File Delivery

                  This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of February 1, 1999, among NATIONSLINK FUNDING CORPORATION, as Depositor, NATIONSBANK, N.A., as Mortgage Loan Seller, BANC ONE MORTGAGE CAPITAL MARKETS, LLC, as Master Servicer and as Special Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee and as REMIC Administrator.


                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder.

                  As provided herein, the Trustee will elect that the Trust Fund be treated for federal income tax purposes as two separate real estate mortgage investment conduits ("REMIC I" and the "REMIC II," respectively). The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates constitute "regular interests" in REMIC II, and the Class R-II Certificates constitute the sole class of "residual interest" in REMIC II for purposes of the REMIC Provisions. The Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ and Class LK Uncertificated Interests constitute "regular interests" in REMIC I and the Class R-I Certificates constitute the sole class of "residual interest" in REMIC I created hereunder for purposes of the REMIC Provisions.

                  The   following   table  sets  forth  the   designation,   the
Pass-Through Rate, and the Initial Class Principal Balance for each of the Classes of REMIC II Regular Certificates:

                                                        Initial Class
Designation           Pass-Through Rate                 Principal Balance
-----------           -----------------                 -----------------
Class A-1              6.042% per annum                  $198,904,170
Class A-2              6.316% per annum                  $659,653,000
Class X                  Variable(1)                           N/A(2)
Class B              6.422% per annum(3)                  $64,162,635
Class C              6.571% per annum(3)                  $61,107,271
Class D              7.100% per annum(3)                  $67,217,999
Class E              7.100% per annum(3)                  $33,608,999
Class F              7.100% per annum(3)                  $51,941,181
Class G              6.000% per annum(3)                   $9,166,090
Class H              6.000% per annum(3)                  $30,553,635
Class J              6.000% per annum(3)                  $15,276,817
Class K              6.000% per annum(3)                  $30,553,642


---------------------------------

(1)      Calculated  in  accordance with the definition of "Class X Pass-Through
         Rate".

(2) The Class X Certificates will not have a Class Principal Balance; rather, such Class of Certificates will accrue interest as provided herein on the Class X Notional Amount.

(3) The Pass-Through Rates for the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates for each Distribution Date shall not exceed the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

                  The following table sets forth the designation, the initial Uncertificated Principal Balances and per annum rates of interest for the REMIC I Regular Interests:


REMIC I
Regular Interest               REMIC I                   Initial Uncertificated
Designation                Remittance Rate                  Principal Balance
-----------                ---------------                  -----------------
Class LA-1                       (1)                             $198,904,170
Class LA-2                       (1)                             $659,653,000
Class LB                         (1)                              $64,162,635
Class LC                         (1)                              $61,107,271
Class LD                         (1)                              $67,217,999
Class LE                         (1)                              $33,608,999
Class LF                         (1)                              $51,941,181
Class LG                         (1)                               $9,166,090
Class LH                         (1)                              $30,553,635
Class LJ                         (1)                              $15,276,817
Class LK                         (1)                              $30,553,642

---------------------------------

                  (1) The REMIC I Remittance Rate for each Class of REMIC I Regular Interests is the Weighted Average Adjusted Net Mortgage Rate.

                  The Class R-I and Class R-II Certificates will be Residual Certificates bearing no Pass-Through Rate and having no initial Certificate Principal Balances.

                  In consideration of the mutual agreements herein contained, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator agree as follows:

                                    ARTICLE I

        DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL
                              AND THE CERTIFICATES


                  SECTION 1.01  Defined Terms

                  Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  "30/360 Basis": As defined in clause (iii) of the definition of "Mortgage Loan Schedule".

                  "Accrued Certificate Interest": With respect to any Class of REMIC II Regular Certificates, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. The Accrued Certificate Interest in respect of any Class of REMIC II Regular Certificates for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

                  "Actual/360   Basis":  As  defined  in  clause  (iii)  of  the
definition of "Mortgage Loan Schedule".

                  "Additional Interest": With respect to any Hyper-Amortization Loan after its Anticipated Repayment Date, all interest accrued thereon at the Excess Interest Rate, the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until all interest accrued at the Mortgage Rate (net of the Excess Interest Rate) and outstanding principal has been paid, together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

                  "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

                  "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, for any Distribution Date, the annualized rate at which interest would have to accrue thereon on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") during the most recently ended calendar month in order to produce the actual amount of interest accrued (or, if such Mortgage Loan or REO Loan, as the case may be, is prepaid, in whole or in part, or otherwise liquidated during such calendar month, that otherwise would have accrued) in respect of such Mortgage Loan or REO Loan, as the case may be, at the related Net Mortgage Rate in effect for such Mortgage Loan or REO Loan during such calendar month (or, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, if such rate is less, the related Net Mortgage Rate in effect for such Mortgage Loan immediately prior to its Anticipated Repayment Date). Such rate shall be calculated by multiplying (i) the Net Mortgage Rate by (ii) the actual number of days of accrued interest for the related period for such Mortgage Loan, divided by 30.

                  "Administrative Fee Rate": With respect to each Mortgage Loan and REO Loan, as specified in the Mortgage Loan Schedule, the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate (less, in the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as "Summit Shopping Center", Participant Retained Interest).

                  "Advance":  Any P&I Advance or Servicing Advance.

                  "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer (or any Sub-Servicer), the Special Servicer or the Trustee, as the case may be, all in accordance with
Section 3.11(f) or Section 4.03(d), as applicable.

                  "Adverse REMIC Event": With respect to each of REMIC I and REMIC II, either (i) the endangerment of the status of such REMIC as a REMIC or
(ii), except as permitted by Section 3.17(a), the imposition of a tax upon such REMIC or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in Section 860G(d) of the Code).

                  "Affiliate":  With respect to any specified Person,  any other
Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

                  "Air  Liquide   Mechanics'   Lien":   As  defined  in  Section
2.05(c)(xxii).

                  "Air   Liquide   Mortgage   Loan":   As   defined  in  Section
2.05(c)(xxii).

                  "Anticipated Repayment Date": With respect to any Hyper-Amortization Loan, the date specified on the related Mortgage Note, as of which Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

                  "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (a) the laws of the State of New York, (b) the laws of the states in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located, (c) the laws of the states in which any Mortgage Loan documents are held and/or any REO Properties are located, (d) such other state and local law whose applicability shall have been brought to the attention of the REMIC Administrator by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law, and (e) such other state or local law as to which the REMIC Administrator has actual knowledge of applicability.

                  "Appraisal":  With  respect to any  Mortgaged  Property or REO
Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, a limited appraisal and a summary report) that indicates the "market value" of the subject property, as defined in 12 C.F.R. ss.225.62(g), and is conducted by a Qualified Appraiser (or by the Special Servicer, in the case of a limited appraisal and summary report with respect to a Mortgage Loan or an REO Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less).

                  "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (calculated as of the Determination Date immediately following the later of (a) the date on which the most recent Appraisal that meets the requirements of Section 3.19(b) in respect of such Required Appraisal Loan, was obtained by the Master Servicer or the Special Servicer, as the case may be, and (b) the earliest of the relevant dates in respect of such Required Appraisal Loan specified in the first sentence of Section 3.19(b) hereof) equal to the excess, if any, of (x) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest (excluding, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Additional Interest) on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the Trustee Fee Rate, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee in respect of such Required Appraisal Loan, together with all unpaid Advance
Interest accrued on such Advances, and (v) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property (net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to any such item), over (y) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(b) hereof, net of (ii) the amount of any liens on such property (other than in respect of items described in clause (x)(v) above) that are prior to the lien of the Required Appraisal Loan. Notwithstanding the foregoing, if an Appraisal is required to be obtained pursuant to Section 3.19(b) but has not been received within the 60-day period contemplated by such section, then until the date such Appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal Loan will be deemed to equal 30% of the Stated Principal Balance of such Required Appraisal Loan; provided that upon receipt of an Appraisal acceptable for purposes of Section 3.19(b) hereof, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence.

                  "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

                  "Asset Status Report": As defined in Section 3.21(d).

                  "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

                  "Assumed Final Distribution Date": As defined in Section 4.01(c).

                  "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than a delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest (exclusive, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, of Additional Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date (as such terms and amortization schedule may have been modified, and such maturity date may have been extended, in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20). With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment that was due (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment that was deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Loan.

                  "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the balance on deposit in the Distribution Account as of 11:30 a.m. (New York City time) on such Distribution Date (or such later time on such date as of which distributions are made on the Certificates), including, without limitation, if and to the extent on deposit therein as of such time, the Master Servicer Remittance Amount for the related Master Servicer Remittance Date, any P&I Advances made by the Master Servicer or the Trustee to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period, and any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period, any interest or other income earned on funds in (and subsequently posted to) the Interest Reserve Account and, for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Certificate Account pursuant to Section 4.05, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) Prepayment Premiums, (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (v) any amounts deposited in the Distribution Account in error, and (vi) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 4.05; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(vi) of this definition.

                  "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least two times larger than the Monthly Payment due on the Due Date next preceding its Stated Maturity Date.

                  "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Mortgage Loan.

                  "Banc One": Banc One Mortgage Capital Markets, LLC, or its successor in interest.

                  "Bank": As defined in Section 2.08.

                  "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "Base Prospectus": That certain prospectus dated February 17, 1999, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota and the cities in which the Primary Servicing Offices of the Master Servicer and Special Servicer and the Corporate Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed.

                  "Cabaret Center Parking Ground Lease": As defined in Section 2.05(c)(xlix)(D).

                  "CERCLA":    The   Comprehensive    Environmental    Response,
Compensation and Liability Act of 1980, as amended.

                  "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1999-1 as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

                  "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Banc One Mortgage Capital Markets, LLC, as Master Servicer, in trust for the registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-1, Certificate Account".

                  "Certificate Factor": With respect to any Class of REMIC II Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or Initial Class Notional Amount, as the case may be.

                  "Certificate Notional Amount": With respect to any Class X Certificate, the hypothetical or notional principal amount on which such Certificate accrues interest, which, as of any date of determination, is equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class X Notional Amount.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

                  "Certificate  Register"  and  "Certificate   Registrar":   The
register maintained and the registrar appointed pursuant to Section 5.02.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which any of them is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 11.01 or except in connection with the Controlling Class exercising its rights under Section 3.23, or unless such Persons collectively own an entire Class of Certificates and only the Holders of such Class of Certificates are entitled to grant such consent, approval or waiver. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or, if other than the Trustee, the REMIC Administrator, as the case may be, in determining whether or not a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificateholder Reports":  As defined in Section 4.02(a).

                  "Class": Collectively, all of the Certificates or REMIC I Regular Interests bearing the same alphabetical and, if applicable, numerical Class designation.

                  "Class A Certificate": Any one of the Class A-1 or Class A-2 Certificates.

                  "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class A-1 Component": With respect to the Class X Certificates, at any date of determination, that portion of the Class X Notional Amount equal to the Certificate Principal Balance of the Class A-1 Certificates.

                  "Class A-1 Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class A-1 Pass-Through Rate.

                  "Class A-1 Pass-Through Rate": A per annum rate equal to 6.042%.

                  "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class A-2 Component": With respect to the Class X Certificates at any date of determination, that portion of the Class X Notional Amount equal to the Certificate Principal Balance of the Class A-2 Certificates.

                  "Class A-2 Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class A-2 Pass-Through Rate.

                  "Class A-2 Pass-Through Rate": A per annum rate equal to 6.316%.

                  "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class B Component": With respect to the Class X Certificates, at any date of determination, that portion of the Class X Notional Amount equal to the Certificate Principal Balance of the Class B Certificates.

                  "Class B Component  Pass-Through Rate": A per annum rate equal
to  the  Weighted   Average  Adjusted  Net  Mortgage  Rate  minus  the  Class  B
Pass-Through Rate.

                  "Class B Pass-Through Rate": A per annum rate equal to 6.422%; provided, however, such rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

                  "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class C Component": With respect to the Class X Certificates, at any date of determination, that portion of the Class X Notional Amount equal to the Certificate Principal Balance of the Class C Certificates.

                  "Class C Component  Pass-Through Rate": A per annum rate equal
to  the  Weighted   Average  Adjusted  Net  Mortgage  Rate  minus  the  Class  C
Pass-Through Rate.

                  "Class C Pass-Through Rate": A per annum rate equal to 6.571%; provided, however, such rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

                  "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class D Component": With respect to the Class X Certificates, at any date of determination, that portion of the Class X Notional Amount equal to the Certificate Principal Balance of the Class D Certificates.

                  "Class D Component  Pass-Through Rate": A per annum rate equal
to  the  Weighted   Average  Adjusted  Net  Mortgage  Rate  minus  the  Class  D
Pass-Through Rate.

                  "Class D Pass-Through Rate": A per annum rate equal to 7.100%; provided, however, such rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

                  "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class E Component": With respect to the Class X Certificates, at any date of determination, that portion of the Class X Notional Amount equal to the Certificate Principal Balance of the Class E Certificates.

                  "Class E Component  Pass-Through Rate": A per annum rate equal
to  the  Weighted   Average  Adjusted  Net  Mortgage  Rate  minus  the  Class  E
Pass-Through Rate.

                  "Class E Pass-Through Rate": A per annum rate equal to 7.100%; provided, however, such rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

                  "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class F Component": With respect to the Class X Certificates, at any date of determination, that portion of the Class X Notional Amount equal to the Certificate Principal Balance of the Class F Certificates.

                  "Class F Component  Pass-Through Rate": A per annum rate equal
to  the  Weighted   Average  Adjusted  Net  Mortgage  Rate  minus  the  Class  F
Pass-Through Rate.

                  "Class F Pass-Through Rate": A per annum rate equal to 7.100%; provided, however, such rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

                  "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class G Component": With respect to the Class X Certificates, at any date of determination, that portion of the Class X Notional Amount equal to the Certificate Principal Balance of the Class G Certificates.

                  "Class G Component  Pass-Through Rate": A per annum rate equal
to  the  Weighted   Average  Adjusted  Net  Mortgage  Rate  minus  the  Class  G
Pass-Through Rate.

                  "Class G Pass-Through Rate": A per annum rate equal to 6.000%; provided, however, such rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

                  "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class H Component": With respect to the Class X Certificates, at any date of determination, that portion of the Class X Notional Amount equal to the Certificate Principal Balance of the Class H Certificates.

                  "Class H Component  Pass-Through Rate": A per annum rate equal
to  the  Weighted   Average  Adjusted  Net  Mortgage  Rate  minus  the  Class  H
Pass-Through Rate.

                  "Class H Pass-Through Rate": A per annum rate equal to 6.000%; provided, however, such rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

                  "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class J Component": With respect to the Class X Certificates, at any date of determination, that portion of the Class X Notional Amount equal to the Certificate Principal Balance of the Class J Certificates.

                  "Class J Component  Pass-Through Rate": A per annum rate equal
to  the  Weighted   Average  Adjusted  Net  Mortgage  Rate  minus  the  Class  J
Pass-Through Rate.

                  "Class J Pass-Through Rate": A per annum rate equal to 6.000%; provided, however, such rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

                  "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class K Component": With respect to the Class X Certificates, at any date of determination, that portion of the Class X Notional Amount equal to the Certificate Principal Balance of the Class K Certificates.

                  "Class K Component  Pass-Through Rate": A per annum rate equal
to  the  Weighted   Average  Adjusted  Net  Mortgage  Rate  minus  the  Class  K
Pass-Through Rate.

                  "Class K Pass-Through Rate": A per annum rate equal to 6.000%; provided, however, such rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

                  "Class LA-1 Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LA-2 Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LB  Uncertificated  Interest":  A regular  interest  in
REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LC  Uncertificated  Interest":  A regular  interest  in
REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LD  Uncertificated  Interest":  A regular  interest  in
REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LE  Uncertificated  Interest":  A regular  interest  in
REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LF  Uncertificated  Interest":  A regular  interest  in
REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LG  Uncertificated  Interest":  A regular  interest  in
REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LH  Uncertificated  Interest":  A regular  interest  in
REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LJ  Uncertificated  Interest":  A regular  interest  in
REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LK  Uncertificated  Interest":  A regular  interest  in
REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class Notional Amount":  The Class X Notional Amount.

                  "Class Principal Balance": The aggregate principal amount of any Class of Sequential Pay Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each such Class of Certificates shall equal the Initial Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of the
Sequential Pay Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01(b) and, if and to the extent appropriate, shall be further permanently reduced on such Distribution Date as provided in Section 4.04.

                  "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing the sole Class of "residual interest" in REMIC I for purposes of the REMIC Provisions.

                  "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing the sole Class of "residual interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-3, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class X Notional Amount": The aggregate hypothetical or notional principal amount on which the Class X Certificates collectively accrue interest, which amount is equal to the aggregate of the Uncertificated Principal Balances of the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ and Class LK interests, corresponding to the Certificate Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, respectively, as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

                  "Class X Pass-Through Rate": With respect to any Distribution Date, a rate per annum, rounded to eight decimal places, equal to the weighted average of the Component Pass-Through Rates on the Class A-1 Component, the Class A-2 Component, the Class B Component, the Class C Component, the Class D Component, the Class E Component, the Class F Component, the Class G Component, the Class H Component, the Class J Component and the Class K Component, weighted on the basis of their respective portions of the Class X Notional Amount.

                  "Closing Date":  February 23, 1999.

                  "Code":  The Internal Revenue Code of 1986, as amended.

                  "Collection Period": With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

                  "Commission": The Securities and Exchange Commission.

                  "Component": Any of the Class A-1 Component, Class A-2 Component, Class B Component, Class C Component, Class D Component, Class E
Component, Class F Component, Class G Component, Class H Component, Class J Component and Class K Component.

                  "Component Pass-Through Rate": Any of the Class A-1 Component Pass-Through Rate, the Class A-2 Component Pass-Through Rate, the Class B Component Pass-Through Rate, the Class C Component Pass-Through Rate, the Class D Component Pass-Through Rate, the Class E Component Pass-Through Rate, the Class F Component Pass-Through Rate, the Class G Component Pass-Through Rate, the Class H Component Pass-Through Rate, the Class J Component Pass-Through Rate and the Class K Component Pass-Through Rate.

                  "Confidential Information":  As defined in Section 3.24.

                  "Controlling Class": As of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest Payment Priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Sequential Pay Certificates has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class Principal Balance).

                  "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562.

                  "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or a related Mortgaged Property becoming an REO Property).

                  "Corresponding Certificate" and "Corresponding REMIC I Regular Interest": For any Class of REMIC I Regular Interests, the related Class of REMIC II Regular Certificates set forth below and for any Class of REMIC II Regular Certificates, the related Class of REMIC I Regular Interests set forth below:

                                        Corresponding REMIC I
 Corresponding Certificate              Regular Interest
 -------------------------              ----------------
 Class A-1 Certificate                  Class LA-1 Uncertificated Interest
 Class A-2 Certificate                  Class LA-2 Uncertificated Interest
 Class B Certificate                    Class LB Uncertificated Interest
 Class C Certificate                    Class LC Uncertificated Interest
 Class D Certificate                    Class LD Uncertificated Interest
 Class E Certificate                    Class LE Uncertificated Interest
 Class F Certificate                    Class LF Uncertificated Interest
 Class G Certificate                    Class LG Uncertificated Interest
 Class H Certificate                    Class LH Uncertificated Interest
 Class J Certificate                    Class LJ Uncertificated Interest
 Class K Certificate                    Class LK Uncertificated Interest

                  "CPR": As defined in the Base Prospectus.

                  "CSSA": The Commercial Real Estate Secondary Market and Securitization Association.

                  "CSSA  Loan  Periodic  Update  File":  As  defined  in Section
4.02(b).

                  "Cross-Collateralized Mortgage Loan": Any Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

                  "Current Principal Distribution Amount": With respect to any Distribution Date, an amount (calculated in accordance with Section 1.02) equal to the aggregate of, without duplication:

                  (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans for their respective Due Dates occurring during the related Collection Period;

                  (b) all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

                  (c) with respect to any Balloon Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Balloon Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                  (d) all Liquidation Proceeds (net of Liquidation Expenses) and Insurance Proceeds received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

                  (e) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

                  "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Seller or an Affiliate of either.

                  "Cut-off Date": February 1, 1999.

                  "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

                  "DCR": Duff & Phelps Credit Rating Co. or its successor in interest. If neither such rating agency nor any successor remains in existence, "DCR" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Duff & Phelps Credit Rating Co. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "DCR Review Threshold": As defined in Section 3.26(k).

                  "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, and calculated without regard to any cross-collateralization feature of such Mortgage Loan, the ratio of (x) the Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not more than twelve months or less than three months for which financial statements (whether or not audited) have been received by or on behalf of the Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or Special Servicer (following the Closing Date) (such Net Operating Income to be annualized if the relevant period is less than twelve months), to (y) the product of the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination, multiplied by 12.

                  "Default Charges": Any and all Default Interest and late payment charges paid or payable, as the context requires, in connection with a default under a Mortgage Loan or any successor REO Loan.

                  "Default Interest": With respect to any Mortgage Loan (or related REO Loan), any amounts collected thereon, other than late payment charges and Prepayment Premiums, that represent interest (exclusive, if applicable, of Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

                  "Defaulted Mortgage Loan": Any Specially Serviced Mortgage Loan as to which a material default has occurred or a default in respect of any payment thereon is reasonably foreseeable, and which the Special Servicer has determined, in its reasonable and good faith judgment, will become the subject of a foreclosure sale or similar proceedings (the basis for which determination shall be set forth in an Officer's Certificate to be delivered to the Master Servicer and the Trustee).

                  "Defaulting Party": As defined in Section 7.01(b).

                  "Definitive Certificate": As defined in Section 5.03(a).

                  "Delinquent Loan Status Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the Determination Date for the related Distribution Date] were (i) delinquent 30-59 days, (ii) delinquent 60-89 days, (iii) delinquent 90 days or more, (iv) current but specially serviced, (v) in foreclosure but as to which the related Mortgaged Property had not become REO Property, or (vi) related to a Mortgaged Property which had become REO Property.

                  "Delivery Date":  On or about February 23, 1999.

                  "Denomination":  As defined in Section 5.01(a).

                  "Depositor": NationsLink Funding Corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Depository Rules": As defined in Section 5.02(b).

                  "Designated Interest Reserve Mortgage Loans": For purposes of determining whether an Interest Reserve Event has occurred in the applicable year, each Mortgage Loan for which, as of the Determination Date occurring in February, or in January in a year that is not a leap year, of any year (a) the Master Servicer or Special Servicer has (i) received a notice of Principal Prepayment, (ii) sent a notice of acceleration of the Mortgage Loan, (iii) received a notice from a Mortgagor that such Mortgagor intends to deliver the deed to the Mortgaged Property in lieu of foreclosure or trustee's sale, or (iv) received a notice of the Mortgagor's bankruptcy, or (b) a Balloon Payment is due February 1 of the applicable year.

                  "Determination Date": With respect to any Distribution Date, the 10th day of the month in which such Distribution Date occurs, or if such 10th day is not a Business Day, the Business Day immediately preceding.

                  "Directing Certificateholder": The Controlling Class Certificateholder (or its designee) selected by the Majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of an REO Property pursuant to Section 3.18(d)), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to, or funds, repairs or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in conjunction with leasing activity).

                  "Discount Rate Fraction": As defined in Section 4.01(c).

                  "Disqualified Non-U.S. Person": With respect to a Class R-I or Class R-II Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R-I or Class R-II Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R-I or Class R-II Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I or Class R-II Certificate will not be disregarded for federal income tax purposes.

                  "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distributable Certificate Interest": With respect to any Class of REMIC II Regular Certificates, for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as set forth below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated first, to the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, pro rata among the Class A-1, Class A-2 and Class X Certificates, in accordance with the respective amounts of Accrued Certifcate Interest for each such Class of Certificates for such Distribution Date.

                  "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for the registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-1, Distribution Account".

                  "Distribution Date": The 20th day of any month, or if such 20th day is not a Business Day, the Business Day immediately following, commencing in March, 1999.

                  "Distribution Date Statement": As defined in Section 4.02(a).

                  "Document Defect": As defined in Section 2.02(e).

                  "DTC": As defined in Section 5.03(d).

                  "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

                  "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, including, without limitation, the Trustee (if it meets the following rating criteria), the long-term unsecured debt obligations of which are rated no less than "Aa3" by Moody's, "A" by DCR (if rated by DCR) and "AA-" by S&P (if the deposits are to be held in the account for more than 30 days), or the short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's, "D-1" by DCR (if rated by DCR) and "A-1" by S&P (if the deposits are to be held in the account for 30 days or less), in each case, at any time funds are on deposit therein,
(ii) a segregated trust account or accounts maintained with the corporate trust department of a federally chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity,
(iii) a segregated trust account or accounts maintained with the corporate trust department of a state chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss.9.10(b), or (iv) any other account which would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency).

                  "Emergency Advance": Any Servicing Advance, whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to request the Master Servicer to make, that must be made within 5 Business Days of the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

                  "Event of  Default":  One or more of the events  described  in
Section 7.01(a).

                  "Excess Interest Rate": With respect to any Hyper-Amortization Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "Exemption-Favored Party": Any of (i) NationsBank Corporation (predecessor in interest to BankAmerica Corporation), (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with BankAmerica Corporation and (iii) any member of a syndicate or selling group of which BankAmerica Corporation or a person described in clause (ii) is a manager or co-manager with respect to a Class of Certificates.

                  "Fannie Mae": The Federal National Mortgage Association or any successor.

                  "FDIC": The Federal Deposit Insurance Corporation or any successor.

                  "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by
Section 9.01.

                  "Final Recovery Determination": A determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property and, accordingly, the related REO Loan (other than a Mortgage Loan or REO Property, as the case may be, purchased by the Mortgage Loan Seller or an Affiliate thereof pursuant to Section 2.03, by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries (including, without limitation, by reason of a sale of such Mortgage Loan or REO Property pursuant to Section 3.18(d) hereof) that the Special Servicer has determined, in accordance with the Servicing Standard, exercised without regard to any obligation of the Master Servicer or Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will be ultimately recoverable.

                  "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor.

                  "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppel agreements entered into by and between lenders and ground lessees and/or ground lessors and/or mortgagees of the ground leasehold estate.

                  "Group":    A   group    of    Mortgage    Loans    that   are
cross-collateralized and cross-defaulted with each other.

                  "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

                  "Historical Loan Modification Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

                  "Historical Loss Report": A report or reports setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the amount of Liquidation Proceeds received, and Liquidation Expenses incurred, both during the Collection Period ending on such Determination Date and historically, and
(ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

                  "HUD-Approved Servicer": A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 207 and 211 of the National Housing Act.

                  "Hyper-Amortization Loan": The Mortgage Loan relating to the Mortgaged Property identified on the Mortgage Schedule as "Summit Shopping Center."

                  "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by (i) any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall not be an expense of the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations
Section 1.856-4(b)(5), or (ii) any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Initial Class Notional Amount": With respect to the Class X Certificates, the initial Class X Notional Amount thereof as of the Closing Date equal to $1,222,145,439.

                  "Initial Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth below:

                                            Initial Class
Class                                       Principal Balance
-----                                       -----------------
Class A-1                                   $198,904,170
Class A-2                                   $659,653,000
Class B                                      $64,162,635
Class C                                      $61,107,271
Class D                                      $67,217,999
Class E                                      $33,608,999
Class F                                      $51,941,181
Class G                                       $9,166,090
Class H                                      $30,553,635
Class J                                      $15,276,817
Class K                                      $30,553,642


                  "Initial Pool Balance": The aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Closing Date.

                  "Institutional Accredited Investor": As defined in Section 5.02(b).

                  "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or in respect of such REO Property, as the case may be.

                  "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard.

                  "Interest  Accrual  Period":  With  respect  to  each  REMIC I
Regular Interest and each Class of REMIC II Regular Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Interest Only Certificate": Any Class X Certificate.

                  "Interest Reserve Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 4.05 in trust for the Certificateholders, which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for the registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-1, Interest Reserve Account".

                  "Interest Reserve Event": An event which will occur if, on the Master Servicer Remittance Date in any February, and in any January in a year that is not a leap year, the Weighted Average Adjusted Net Mortgage Rate anticipated for February of the same year would be less than the Class A-2 Pass Through Rate. Such anticipated Weighted Average Adjusted Net Mortgage Rate for February, to the extent calculated in January, shall be calculated as of the January Master Servicer Remittance Date and shall be determined assuming that there will be no payments of principal prior to the following March 1 other than payments of principal on Mortgage Loans determined as of the preceding Determination Date to be Designated Interest Reserve Mortgage Loans, to the extent any such Mortgage Loans have Net Mortgage Rates for February in excess of the Class A-2 Pass Through Rate (computed without regard to the addition of Withheld Amounts). It shall be further assumed for purposes of this definition that Designated Interest Reserve Mortgage Loans do prepay during the calendar month in which such Determination Date occurs, and that no other principal payments (including without limitation scheduled principal payments or Principal Prepayments) are received. Such anticipated Weighted Average Adjusted Net Mortgage Rate for February, to the extent calculated in February, shall be calculated assuming no Principal Prepayments after the Determination Date.

                  "Interested Person": The Depositor, the Mortgage Loan Seller, the Master Servicer, any Sub-Servicer, the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

                  "Investment Account": As defined in Section 3.06(a).

                  "Investment Representation Letter": As defined in Section 5.02(b).

                  "IRS": The Internal Revenue Service or any successor.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period, or for a Due Date coinciding with or preceding the Cut-off Date, and not previously received or recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the related Mortgage Loan or of an Assumed Monthly Payment in respect of such REO Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period and not previously received or recovered. The term "Late Collections" shall specifically exclude any Default Charges.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller or any Affiliate thereof pursuant to Section 2.03; or (iv) such Mortgage Loan is purchased by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c), or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (x) a Final Recovery Determination is made with respect to such REO Property; or (y) such REO Property is purchased by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

                  "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or
3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

                  "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property repurchased (x) by the Mortgage Loan Seller or any Affiliate thereof pursuant to Section 2.03 within 90 days (or, if applicable, 180 days) of the Mortgage Loan Seller's notice or discovery of the breach or Document Defect giving rise to such repurchase obligation, (y) by the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to Section 3.18 or (z) by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to the fourth paragraph of Section 3.11(c).

                  "Liquidation  Fee  Rate":   With  respect  to  each  Specially
Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

                  "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting, or that constituted, security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage;
(iii) the realization upon any deficiency judgment obtained against a Mortgagor or any guarantor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by the Mortgage Loan Seller or any Affiliate thereof pursuant to Section 2.03; or (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

                  "MAI":  Member of the Appraisal Institute.

                  "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

                  "Master Servicer": Banc One Mortgage Capital Markets, LLC, its successor in interest or any successor master servicer appointed as herein provided.

                  "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Certificate Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest (including, without limitation, Additional Interest), Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to any of clauses (ii) through (xvii) of Section 3.05(a), and (v) any amounts deposited in the Certificate Account in error; provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Master Servicer Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

                  "Master   Servicer   Remittance   Date":   The   Business  Day
immediately preceding each Distribution Date.

                  "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a) and from which the Standby Fee and any Primary Servicing Fees are payable.

                  "Master Servicing Fee Rate": With respect to each Mortgage Loan (and any related REO Loan), the rate per annum that is 0.20 basis points (0.0020% per annum) less than the Administrative Fee Rate specified for such Mortgage Loan in the Mortgage Loan Schedule.

                  "Master Servicer's Website":  As specified in Section 4.02(a).

                  "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

                  (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

                  (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

                  (c) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

                  "Monthly Payment": With respect to any Mortgage Loan, for any Due Date as of which such Mortgage Loan is outstanding, the scheduled monthly payment (or, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including, without limitation, a Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
Section 3.20) and applicable law; provided that the Monthly Payment due in respect of any Hyper-Amortization Loan after its Anticipated Repayment Date shall not include Additional Interest.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "Mortgage": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust and/or other similar document or instrument securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

                  "Mortgage File": With respect to any Mortgage Loan, subject to
Section 2.01(c), collectively the following documents:

                  (i) the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-1, without recourse";

                  (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

                  (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity);

                  (iv) the original or a copy of any related Assignment of Leases (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

                  (v) an original assignment of any related Assignment of Leases (if any such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

                  (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

                  (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

                  (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

                  (ix) the original or a copy of the lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan or other binding commitment to issue title insurance), together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

                  (x) the original of any guaranty of the obligations of the Mortgagor under the Mortgage Loan which was in the possession of the Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee;

                  (xi) (A) file copies of any UCC Financing Statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee and (B) if any such security interest is perfected and the related UCC-1, UCC-2 or UCC-3 financing statements were in the possession of the Mortgage Loan Seller, an original UCC-2 or UCC-3 financing statement, as applicable, executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest to the Trustee (or a certified copy of such assignment as sent for filing);

                  (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the Mortgagor;

                  (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original Ground Lease or a copy thereof;

                  (xiv) the original or copy of any intercreditor agreement relating to such Mortgage Loan;

                  (xv) the original or copy of any operating lease relating to the related Mortgaged Property;

                  (xvi) the  original or a copy of the related  loan  agreement;

                  (xvii) the original or a copy of any management agreement relating to such Mortgage Loan;

                  (xviii) the original or a copy of any lock-box agreement relating to such Mortgage Loan;

                  (xix) the original or a copy of any environmental report relating to such Mortgage Loan;

                  (xx) with respect to each Mortgage Loan as to which the related Mortgaged Property is operated as a franchise restaurant, the original or a copy of any franchise agreement relating to such Mortgage Loan; and

                  (xxi) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

                  "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

                  "Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Purchase and Sale Agreement, dated as of February 23, 1999, among NationsBank, the NB Owner Trust and the Depositor.

                  "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, which list is attached hereto as Schedule I and may be amended from time to time in accordance with Section 2.02(e). The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage
Loan:

                  (i) the loan number and control number;

                  (ii) the street address or addresses (including city, state and zip code) of the related Mortgaged Property;

                  (iii) (a) the Mortgage Rate in effect as of the Cut-off Date and (b) whether the Mortgage Loan accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis") or on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis");

                  (iv) the original principal balance;

                  (v) the Cut-off Date Balance;

                  (vi) the (A) remaining term to stated maturity and (B) Stated Maturity Date or, in the case of a Hyper-Amortization Loan, the Anticipated Repayment Date;

                  (vii) the Due Date;

                  (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

                  (ix) the Administrative Fee Rate (inclusive of the Primary Servicing Fee Rate);

                  (x) the Primary  Servicing Fee Rate;

                  (xi) the Master Servicing Fee Rate;

                  (xii)  whether  the   Mortgagor's   interest  in  the  related
Mortgaged Property is a leasehold estate;

                  (xiii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, a reference to the other Mortgage Loans that are cross-collateralized with such Mortgage Loan;

                  (xiv) the property type (e.g., multifamily);

                  (xv) the property size (the square feet or units);

                  (xvi) the original amortization term;

                  (xvii) whether the Mortgage Loan is a Hyper-Amortization Loan; and

                  (xviii) in the case of the Hyper-Amortization Loan, the rate represented by the Participant Retained Interest.

The Mortgage Loan Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

                  "Mortgage Loan Seller":  NationsBank, N.A.

                  "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

                  "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

                  "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, and (iii) any REO Loan, the annualized rate described in clause
(i) or (ii) above, as applicable, determined as if the related Mortgage Loan had remained outstanding ; provided, however, that for purposes of computing the Weighted Average Adjusted Net Mortgage Rate with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Mortgage Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year, shall be determined net of any related Withheld Amounts and (ii) the Mortgage Rate for the one-month period preceding the Due Date in March shall be determined taking into account the addition of any such related Withheld Amounts.

                  "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

                  "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

                  "Multifamily   Loan":  Each  Mortgage  Loan  designated  as  a
"Multifamily Loan" on the Mortgage Loan Schedule.

                  "NationsBank":   NationsBank,   N.A.,   or  its  successor  in
interest.

                  "NB Conduit Originator": Each of ARCS Commercial Mortgage Co., L.P., a California limited partnership, Bankers Mutual, a division of Franchise Mortgage Acceptance Company, Berkshire Mortgage Finance Corporation, First Security Bank, N.A., L.J. Melody & Company, Patrician Financial Company Limited Partnership, SouthTrust Capital Funding Corporation and WMF Washington Mortgage Corp.

                  "NB Owner Trust": NationsBank Commercial Mortgage Owner Trust I, a Delaware business trust.

                  "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount remitted by the Master Servicer for deposit in the Distribution Account for such Distribution Date pursuant to
Section 3.19(e) in connection with such Prepayment Interest Shortfalls.

                  "Net Default Charges": With respect to any Mortgage Loan or REO Loan, any Default Charges actually collected thereon (determined in accordance with the allocation of amounts collected as specified in Section 1.02), net of (if, but only if, such Default Charges are allocable to the period that such Mortgage Loan was a Specially Serviced Mortgage Loan) any Advance Interest accrued on Advances made in respect of such Mortgage Loan that are reimbursable from such Default Charges in accordance with Section 3.05(a)(viii).

                  "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

                  "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

                  "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the related Administrative Fee Rate. For purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date.

                  "Net Operating Income": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, (ii) capital expenditures (inclusive of replacement reserves) and (iii) debt service on loans secured by the Mortgaged Property).

                  "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

                  "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

                  "Nonrecoverable P&I Advance": Any P&I Advance made or proposed to be made in respect of a Mortgage Loan or REO Loan which, as determined by the Master Servicer or, if applicable, the Trustee, in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late collections, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

                  "Nonrecoverable Servicing Advance": Any Servicing Advance made or proposed to be made in respect of a Mortgage Loan or REO Property which, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee, in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late collections, Insurance Proceeds, Liquidation
Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

                  "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class F, Class G, Class H, Class J or Class K Certificate or Residual Certificate.

                  "Non-Retained Portion":  As defined in Section 3.27(d).

                  "Non-U.S. Person":  Any person other than a U.S. Person.

                  "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, a Responsible Officer of the Trustee or any authorized officer of the Mortgage Loan Seller, as the case may be.

                  "Operating Statement Analysis Report": As defined in Section 4.02(b).

                  "Opinion of Counsel": A written opinion of counsel (who must, in connection with any opinion rendered pursuant hereto with respect to tax matters or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Mortgage Loan Seller, the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s).

                  "OTS": The Office of Thrift Supervision or any successor thereto.

                  "Over 49% Interest":  As defined in Section 3.26(i).

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Partially Retained Loan":  As defined in Section 3.27.

                  "Participant":  As defined in Section 3.27.

                  "Participant Retained Interest":  As defined in Section 3.27.

                  "Pass-Through Rate": With respect to any Class of Sequential Pay Certificates (other than the Class G, Class H, Class J and Class K Certificates), for any Distribution Date, the Weighted Average Adjusted Net Mortgage Rate or, in the case of the Class G, Class H, Class J and Class K Certificates, the fixed rate per annum specified as such in respect of such Class of Certificates in the Preliminary Statement hereto. With respect to the Class X Certificates, for any Distribution Date, the Class X Pass-Through Rate.

                  "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows: first, the respective Classes of Senior Certificates, pro rata; second, the Class B Certificates; third, the Class C Certificates; fourth, the Class D Certificates; fifth, the Class E Certificates; sixth, the Class F Certificates; seventh, the Class G Certificates; eighth, the Class H Certificates; ninth, the Class J Certificates; tenth, the Class K Certificates; and last, the respective Classes of Residual Certificates.

                  "Percentage Interest": With respect to any REMIC II Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "Permitted Encumbrances":  As defined in Section 2.05(c)(v).

                  "Permitted Investments": Any one or more of the following obligations:

                  (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (b) repurchase obligations with respect to any security described in clause (i) above, provided that the long-term unsecured debt obligations of the party agreeing to repurchase such obligations are rated "Aaa" by Moody's, "AAA" by DCR (if rated by DCR) and "AAA" by S&P;

                  (c) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any bank or trust company organized under the laws of the United States or any state, provided that the short-term unsecured debt obligations of such bank or trust company are rated no less than "P-1" by Moody's, "D-1+" by DCR (if rated by DCR) and "A-1+" by S&P;

                  (d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof rated no less than "P-1" by Moody's, "D-1+" by DCR (if rated by DCR) and "A-1+" by S&P;

                  (e) units of money markets funds that maintain a constant asset value and which are rated in the highest applicable rating category by each of S&P, Moody's and DCR (if not rated by DCR, then a confirmation that such fund will not result in a downgrade or withdrawal of the rating on any Class of Certificate); and

                  (f) any other obligation or security which would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any of the Rating Agencies to any Class of Certificates, evidence of which shall be confirmed in writing by each Rating Agency to the Trustee;

provided that no investment described hereunder shall evidence either the right to receive (a) only interest with respect to such investment or (b) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further, that each investment described hereunder shall, by its terms, have a predetermined fixed amount of principal due at maturity (that cannot vary or change) and either a fixed interest rate or variable interest rate tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder shall be a "cash flow investment", as defined in the REMIC Provisions; and provided, further, that no investment may have a rating from S&P with an "r" highlighter.

                  "Permitted   Transferee  ":  Any   Transferee  of  a  Residual
Certificate other than either a Disqualified Organization or a Disqualified Non-U.S. Person or any nominee, agent or middleman of either.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

                  "Phase I Environmental Assessment": A "Phase I assessment" or, in the case of certain Mortgage Loans having an initial principal balance under $1,000,000, a transaction screen, as described in, and meeting the criteria of,
(i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a non-multifamily property.

                  "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

                  "Plan": As defined in Section 5.02(c).

                  "Prepayment Assumption": The assumption that no Mortgage Loan (other than a Hyper-Amortization Loan) is prepaid prior to its Stated Maturity Date and that no Hyper-Amortization Loan is prepaid prior to, but each is paid in its entirety on, its Anticipated Repayment Date, such assumption to be used for determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the REMIC I Regular Interests and the Certificates for federal income tax purposes.

                  "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after the first day of such month, any payment of interest (net of related Master Servicing Fees and exclusive of Prepayment Premiums and, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Additional Interest) actually collected from the related Mortgagor and intended to cover the period from the commencement of such month to the date of prepayment.

                  "Prepayment Interest Shortfall": With respect to any non-Specially Serviced Mortgage Loan that was subject to a Principal Prepayment in full or in part made after the Determination Date in any calendar month, the amount of uncollected interest (determined without regard to any Prepayment Premium that may have been collected and exclusive of, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Additional Interest) that would have accrued at a per annum rate equal to the sum of the Net Mortgage Rate for such non-Specially Serviced Mortgage Loan plus the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such non-Specially Serviced Mortgage Loan and ending on the last day of such calendar month, inclusive.

                  "Prepayment Premium": Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Loan.

                  "Prepayment Premium Amount": As defined in Section 4.01(c).

                  "Primary Servicing Fee": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the monthly fee payable to the Sub-Servicer by the Master Servicer from the Master Servicing Fee.

                  "Primary Servicing Fee Rate": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the rate per annum specified as such in the Mortgage Loan Schedule (which rate, in the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as "Summit Shopping Center", includes the Participant Retained Interest).

                  "Primary Servicing Office": With respect to the Master Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Texas and, with respect to the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Texas.

                  "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on the preceding Distribution Date.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest (without regard to any Prepayment Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "Prospectus Supplement": That certain prospectus supplement dated February 17, 1999, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

                  "Purchase Price": With respect to any Mortgage Loan, a price equal to the unpaid principal balance of the Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of a Hyper-Amortization after its Anticipated Repayment Date, Additional Interest) on the Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, and (c) all accrued and unpaid Advance Interest in respect of related Advances. With respect to any REO Property, a price equal to the unpaid principal balance of the related REO Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of a Hyper-Amortization after its Anticipated Repayment Date, Additional Interest) on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, and (c) all accrued and unpaid Advance Interest in respect of related Advances. The Purchase Price of any Mortgage Loan or REO Property is intended to include, without limitation, principal and interest previously advanced with respect thereto and not previously reimbursed.

                  "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

                  "Qualified   Institutional   Buyer":  As  defined  in  Section
5.02(b).

                  "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

                  "Rating Agency": Each of Moody's, DCR and S&P.

                  "Rated  Final   Distribution   Date":  As  to  each  Class  of
Certificates, January 20, 2031.

                  "Realized Loss": With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest (excluding, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Additional Interest) on such Mortgage Loan or REO Loan, as the case may be (without taking into account the amounts described in subclause (iv) of this sentence), at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

                  With respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of such principal or interest (other than any Default Interest) so forgiven.

                  With respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of the consequent reduction, if any, in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "Record Date": With respect to each Class of Certificates, for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Registered Certificates": The Class A-1, Class A-2, Class X, Class B, Class C, Class D and Class E Certificates.

                  "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish such "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

                  "Reinvestment Yield": As defined in Section 4.01(c).

                  "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

                  "REMIC  Administrator":   Norwest  Bank  Minnesota,   National
Association, its successor in interest, or any successor REMIC administrator appointed as herein provided.

                  "REMIC I": A segregated pool of assets subject hereto and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off
Date), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller; (ii) any REO Property acquired in respect of a Mortgage Loan and all payments and proceeds of such REO Property; and (iii) such amounts on or with respect to clauses (i) or (ii) as from time to time are deposited in the Distribution Account, the Certificate Account, the Interest Reserve Account and the REO Account (if established).

                  "REMIC  I   Distribution   Amount":   As  defined  in  Section
4.01(a)(i).

                  "REMIC I Regular Interests": Any of the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ and Class LK Uncertificated Interests.

                  "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, the Weighted Average Adjusted Net Mortgage Rate.

                  "REMIC II": A segregated pool of assets subject hereto and to be administered hereunder, and consisting of all of the REMIC I Regular Interests and amounts distributed thereon as from time to time are held in the REMIC II Distribution Account.

                  "REMIC II Certificate": Any Certificate, other than a Class R-I Certificate.

                  "REMIC II Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-1, REMIC II Distribution Account" and which account shall be an Eligible Account.

                  "REMIC II Regular Certificate": Any REMIC II Certificate, other than a Class R-II Certificate.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

                  (a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

                  (b) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

                  (c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

                  (d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

                  (e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

                  "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Banc One Mortgage Capital Markets, LLC, as Special Servicer, in trust for registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-1, REO Account".

                  "REO Acquisition": The acquisition of an REO Property for federal income tax purposes pursuant to Treasury Regulations Section 1.856-6.

                  "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

                  "REO Extension":  As defined in Section 3.16(a).

                  "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property acquired in respect of any Mortgage Loan. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as the predecessor Mortgage Loan. Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of the predecessor Mortgage Loan as of the date of the related REO Acquisition. In addition, all Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee in respect of the related Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer, Special Servicer and/or the Trustee in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, Special Servicer and/or Trustee as the case may be, in respect of an REO Loan.

                  "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders pursuant to Section 3.09 through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

                  "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

                  "REO Status Report": A report or reports substantially in the form of Exhibit E attached hereto setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent Appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

                  "Request for Release": A request for release signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit D attached hereto.

                  "Required Appraisal Loan": As defined in Section 3.19(b).

                  "Required Claims-Paying Ratings": With respect to any insurance carrier, claims-paying ability ratings at least equal to the following minimum ratings assigned to such carrier by at least two of the following parties (one of which, except with respect to a fidelity bond or errors and omission insurance maintained by a Sub-Servicer but only to the extent in force as of the Closing Date, must be an S&P rating) and, in any event, by each Rating Agency that assigned a rating to the claims-paying ability of such insurance carrier: Moody's ("A2" or better), DCR ("A" or better), Fitch IBCA, Inc. ("A" or better), S&P ("A" or better) and A.M. Best ("A:IX" or better); provided, however, that a rating by A.M. Best shall be disregarded and shall not count as one of the two required ratings except with respect to a fidelity bond or errors and omissions insurance maintained by a Sub-Servicer and then only to the extent in force as of the Closing Date. Notwithstanding the preceding sentence, an insurance carrier with lower or fewer claims-paying ability ratings shall be deemed to have the "Required Claims-Paying Ratings" if each of the Rating Agencies has confirmed in writing that such insurance carrier shall not result, in and of itself, in a downgrading, withdrawal or qualification (if applicable) of the then current rating assigned by such Rating Agency to any Class of Certificates.

                  "Reserve  Account":   The  account  or  accounts  created  and
maintained pursuant to Section 3.03(d).

                  "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for principal and interest payments, repairs, replacements, capital improvements (including, without limitation, tenant improvements and leasing commissions), and/or environmental testing and remediation with respect to the related Mortgaged Property.

                  "Residual   Certificate":   Any  Class   R-I  or  Class   R-II
Certificate.

                  "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Services Group, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject. When used with respect to any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

                  "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Security Agreement": With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

                  "Senior Certificate": Any Class A-1, Class A-2 or Class X Certificate.

                  "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Class Principal Balance of the Class A-1 and Class A-2 Certificates outstanding immediately prior to such Distribution Date exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Senior Certificates on such Distribution Date have been so made.

                  "Sequential Pay Certificate": Any Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J or Class K Certificate.

                  "Servicer Reports": As defined in Section 4.02.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

                  "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything herein to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

                  "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

                  "Servicing File": Any documents (other than documents required to be part of the related Mortgage File), including, without limitation, the related environmental site assessment report(s) referred to in Section 2.05(c)(xiv), in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan.

                  "Servicing Officer": Any officer or authorized signatory of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of such officers and authorized signatories furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time thereafter.

                  "Servicing   Return  Date":  With  respect  to  any  Corrected
Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

                  "Servicing Standard": With respect to each of the Master Servicer and the Special Servicer, to service and administer the Mortgage Loans and any REO Properties for which such Person is responsible hereunder: (a) in accordance with the higher standard of (i) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers comparable mortgage loans or assets, as applicable, for other third parties, and
(ii) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers comparable mortgage loans or assets, as applicable, owned by it; (b) with a view to the timely collection of all Monthly Payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, the related Net Mortgage Rate in effect immediately prior to such Anticipated Repayment Date)); and (c) without regard to: (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with any related Mortgagor; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the Master Servicer's obligation to make Advances; (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances; (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive compensation for its services or reimbursement of costs hereunder or with respect to any particular transaction; (vi) any credit that it has extended to any Mortgagor (e.g. partnership debt) and (vii) the servicing of any other mortgage loans by the Master Servicer or the Special Servicer.

                  "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

                  "Similar Law":  As defined in Section 5.02(c).

                  "Single Certificate": For purposes of Section 4.02(a), a Certificate of any Class of REMIC II Regular Certificates evidencing a $1,000 denomination or, in the case of a Class X Certificate, a 100% Percentage Interest.

                  "Single-Purpose Entity": A Person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning the related Mortgaged Property, Mortgaged Properties securing other Mortgage Loans and assets incidental to the ownership and operation of such Mortgaged Property or Properties, and which has agreed, either in such organizational documents or the loan documents relating to any related Mortgage Loan, that it (a) does not engage in any business unrelated to such property and the financing thereof; (b) does not have any indebtedness other than as permitted by the related Mortgage, (c) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (d) conducts business in its own name; (e) does not guarantee or assume the debts or obligations of any other person; (f) does not commingle its assets or funds with those of any other Person; (g) transacts business with affiliates on an arm's length basis; and (h) holds itself out as being a legal entity separate and apart from any other Person. In addition, such entity's organizational documents provide that any dissolution and winding up or insolvency filing for such entity requires either the unanimous consent of all partners or members, as applicable, or the consent of an independent Person (whether as a partner, member, or director in such entity or in any Person that is the managing member or general partner of such entity or otherwise), and either such organizational documents or the terms of the mortgage loan documents provide that such organizational documents may not be amended without the consent of the lender as regards such single-purpose entity requirements.

                  "Special Servicer": Banc One Mortgage Capital Markets, LLC, its successor in interest, or any successor special servicer appointed as herein provided.

                  "Special Servicer Loan Status Report": A report or reports (which need not be in a separate report or reports from the reports listed in clauses (1), (2), (3), (4) and (6) of Section 4.02(b)) setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the aggregate unpaid principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer.

                  "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

                  "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

                  "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

                  (a) the related Mortgagor has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines, in its good faith and reasonable judgment, will continue, unremedied for 30 days; or

                  (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure has continued, or the Master Servicer determines, in its good faith and reasonable judgment, will continue, unremedied for 60 days; or

                  (c) the Master Servicer has determined, in its good faith and reasonable judgment, that a default in the making of a Monthly Payment (including, without limitation, a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; or

                  (d) there shall have occurred a default under the related loan documents, other than as described in clause (a) or (b) above, that may, in the Master Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); or

                  (e) a decree  or order of a court  or  agency  or  supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (f)  the  related   Mortgagor  shall  have  consented  to  the
appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                  (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property has become an REO Property, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

                  (w) with respect to the circumstances described in clauses (a) and (b) above, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

                  (x) with  respect to the  circumstances  described  in clauses
(c), (e), (f) and (g) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

                  (y) with respect to the circumstances described in clause (d) above, such default is cured; and

                  (z) with respect to the circumstances described in clause (h) above, such proceedings are terminated.

                  "Standby Fee": With respect to each Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

                  "Standby Fee Rate": With respect to each Mortgage Loan and each REO Loan, 0.00075% per annum.

                  "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

                  "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20 and, in the case of a Hyper-Amortization Loan, without regard to its Anticipated Repayment Date.

                  "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), a principal amount initially equal to the Cut-off Date Balance of such Mortgage Loan, that is permanently reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section
1.02 to,  principal of or with respect to such  Mortgage  Loan (or successor REO
Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

                  "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K or Residual Certificate.

                  "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                  "Sub-Servicer Termination Compensation": As defined in Section 3.22(d).

                  "Sub-Servicer Termination Fee": As defined in Section 3.22(d).

                  "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

                  "Successor Servicer Retained Fee": As defined in Section 3.11(a).

                  "Tax Matters Person": With respect to each of REMIC I and REMIC II, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1. The "Tax Matters Person" for each of REMIC I and REMIC II is the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Certificates.

                  "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or Applicable State Law.

                  "Termination Strip": As defined in Section 3.22(d).

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

                  "Transferable Portion": As defined in Section 3.11(a).

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  "Trust": The common law trust created hereby.

                  "Trust Fund": Collectively, all of the assets of REMIC I and REMIC II.

                  "Trust REMICs": REMIC I and REMIC II.

                  "Trustee": Norwest Bank Minnesota, National Association, in its capacity as Trustee hereunder, its successor in interest, or any successor trustee appointed as herein provided.

                  "Trustee Fee": The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an aggregate amount equal to one month's interest at the Trustee Fee Rate in respect of each Mortgage Loan and REO Loan, calculated on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days (i.e., on the basis of, as applicable, a 360-day year consisting of twelve 30-day months or the actual number of days elapsed during each calendar month in a 360-day year) respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law, and without giving effect to any Additional Interest that may accrue on the Hyper-Amortization Loan after its Anticipated Repayment Date.

                  "Trustee Fee Rate": A rate of .002% per annum.

                  "Trustee's Website": The website maintained by the Trustee and located at "www.ctslink.net/cmbs".

                  "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

                  "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

                  "UCC-1", "UCC-2" and "UCC-3": UCC financing statements on Form UCC-1, Form UCC-2 and Form UCC-3, respectively.

                  "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of any REMIC I Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

                  "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, multiplied by
(ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date.

                  "Uncertificated Principal Balance": With respect to any Class of REMIC I Regular Interests, (i) on or prior to the first Distribution Date, an amount equal to the initial principal amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Principal Balance of the Class of Corresponding Certificates on the Distribution Date immediately prior to such date of determination.

                  "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                  "USPAP": The Uniform Standards of Professional Appraisal Practices.

                  "Voting  Rights":  The portion of the voting  rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 95.0% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates, and 5.0% of the Voting Rights shall be allocated to the Holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

                  "Weighted Average Adjusted Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the respective Adjusted Net Mortgage Rates for all the Mortgage Loans and REO Loans, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans and REO Loans outstanding immediately prior to such Distribution Date.

                  "Withheld Amounts":  As defined in Section 4.05.

                  "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

                  "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.0%.

                  SECTION 1.02 Certain Calculations in Respect of the Mortgage Pool.

                  (a) All amounts collected in respect of any Group of Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each of the Mortgage Loans constituting such Group. All amounts collected in respect of or allocable to any particular individual Mortgage Loan (whether or not such Mortgage Loan is a Cross-Collateralized Mortgage Loan) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied for purposes of this Agreement (including, without limitation, for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest (excluding, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Additional Interest) at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal; tenth, as an early recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such Hyper-Amortization Loan, to but not including the date of receipt. The Master Servicer shall, to the fullest extent permitted by applicable law and the related Mortgage Loan documents, apply all payments on and proceeds of each Mortgage Loan to amounts actually due and owing from the related Mortgagor in a manner consistent with the foregoing and shall maintain accurate records of how all such payments and proceeds are actually applied and are applied for purposes of this Agreement.

                  (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be applied for purposes of this Agreement (including, without limitation for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest (excluding, in the case of an REO Loan that relates to a Hyper-Amortization Loan after its Anticipated Repayment Date, Additional Interest) on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium then due and owing under such REO Loan; fifth, as a recovery of any other amounts (including, without limitation, Default Charges) deemed to be due and owing in respect of the related REO Loan; and, sixth, in the case of an REO Loan that relates to a Hyper-Amortization Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such REO Loan to but not including the date of receipt.


                  (c) For the purposes of calculating distributions pursuant to this Agreement, Additional Interest on a Hyper-Amortization Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such Hyper-Amortization Loan. To the extent any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

                  (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute additional servicing compensation payable to the Master Servicer and/or Special Servicer pursuant to Section 3.11, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements, and such payments so made shall constitute the sole amount that will be paid to the Master Servicer and the Special Servicer with respect thereto.

                  (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the reports to be delivered thereby pursuant to Section 4.02(b).

                  SECTION 1.03 Incorporation of Preliminary Statement.

                  The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES


                  SECTION 2.01 Conveyance of Mortgage Loans.

                  (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement. Norwest Bank Minnesota, National Association, is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

                  (b) Each of the NB Owner Trust and, at the direction of the Depositor given pursuant to the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller, concurrently with its execution and delivery hereof, does hereby assign, transfer, sell and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the NB Owner Trust and the Mortgage Loan Seller, respectively, in, to and under the Mortgage Loans identified on the Mortgage Loan Schedule and all other assets included or to be included in REMIC I. Such assignment includes (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date and rights to the Participant Retained Interest), together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller; (ii) any REO Property acquired in respect of a Mortgage Loan; and (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REMIC II Distribution Account, the Interest Reserve Account and the REO Account (if established).

                  It is intended that the conveyance of the Mortgage Loans and the related rights and property by the NB Owner Trust and the Mortgage Loan Seller to the Trustee, as provided in this Section be, and be construed as, an absolute transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans to the Trustee to secure a debt or other obligation of the NB Owner Trust or the Mortgage Loan Seller, as the case may be. However, in the event that the Mortgage Loans are held to be property of the NB Owner Trust or the Mortgage Loan Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyance provided for in this Section shall be deemed to be a grant by the NB Owner Trust and the Mortgage Loan Seller to the Trustee, for the benefit of the Certificateholders, of a security interest in all of their respective right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, the Distribution Account, the REMIC II Distribution Account, the Interest Reserve Account or the REO Account, whether in the form of cash, instruments, securities or other property;
(iii) the possession by the Trustee or its agent of the Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a Person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305 or 9-115 thereof); and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The NB Owner Trust, the Mortgage Loan Seller and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. At the Depositor's direction, the Trustee shall execute and deliver, and the Master Servicer shall (at its expense) file, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect and maintain the Trustee's security interest in or lien on the Trust Fund, including without limitation (A) continuation statements and (B) such other statements as may be occasioned by any transfer of any interest of the Trustee, the Master Servicer, the Special Servicer or the Depositor in the Trust Fund. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

                  (c) In connection  with the assignment  pursuant to subsection
(b) above, the Mortgage Loan Seller (at the direction of the Depositor or the NB Owner Trust, as the case may be, pursuant to the Mortgage Loan Purchase and Sale Agreement) shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned by the Mortgage Loan Seller hereunder. If the Mortgage Loan Seller is unable to deliver or cause the delivery of any original Mortgage Note, it may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(c). If the Mortgage Loan Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii),
(iv), (viii), (xi)(A) and (xii) of the definition of "Mortgage File", with evidence of recording or filing (as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of this Section 2.01(c) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple loans, documents and/or instruments) by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller has provided the Trustee with evidence of such submission for recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such submission for recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate recording or filing office such original or copy). If the Mortgage Loan Seller cannot or does not so deliver, or cause to be delivered, as to any Mortgage Loan, the original of any of the documents and/or instruments referred to in clauses (iii), (v), and (xi)(B) of the definition of "Mortgage File", because such document or instrument has been delivered for recording or filing, as the case may be, the delivery requirements of this Section 2.01(c) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller has provided the Trustee with evidence of such submission for recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such submission for recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate recording or filing office such original or copy). If the Mortgage Loan Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.01(c) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Mortgage Loan Seller shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Closing Date, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the Mortgage Loan Seller shall deliver to the Trustee or such Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any Group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. None of the Trustee, any Custodian, the Depositor, the Master Servicer or the Special Servicer shall in any way be liable for any failure by the Mortgage Loan Seller to comply with the delivery requirements of this Section 2.01(c).

                  If any of the endorsements referred to in clause (i) of the definition of "Mortgage File", any of the assignments of Mortgage referred to in clause (iii) of the definition of "Mortgage File", any of the assignments of Assignment of Leases referred to in clause (v) of the definition of "Mortgage File", or any of the assignments of Security Agreement referred to in clause
(vii) of the definition of "Mortgage File" are delivered to the Trustee in blank, the Trustee shall (without being obligated to record or file such) be responsible for completing the related endorsement or assignment in the name of the Trustee (in such capacity).

                  (d) The Mortgage Loan Seller shall, as to each Mortgage Loan, at its own expense, promptly (and in any event within 45 days of the Closing Date, unless recording/filing information is not available by such time for assignments solely due to recorder's office delay, in which case such submission shall be made promptly after such information does become available from the recorder's office) submit or cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses
(iii) and (v) of the definition of "Mortgage File" and each UCC-1, UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-1, UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the party responsible for filing and forwarding the document to the Trustee following filing. At such time as such assignments, UCC-1s, UCC-2s and UCC-3s have been returned to the Trustee, the Trustee shall promptly forward a copy of each thereof to the Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and thereafter the Mortgage Loan Seller shall, at its own expense, submit the substitute or corrected documents or cause such to be submitted for recording or filing, as appropriate.

                  (e) All  documents  and records in the Mortgage  Loan Seller's possession (or under its control) relating to the Mortgage Loans (except attorney-client privileged communications or confidential internal credit analysis of the client) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with all Escrow Payments and Reserve Funds in the possession of the Mortgage Loan Seller (or under its control) with respect to the Mortgage Loans, shall be delivered or caused to be delivered by the Mortgage Loan Seller to the Master Servicer, within 10 days of the Closing Date, and shall be retained by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

                  (f) The Mortgage Loan Seller shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, at its own expense, promptly (and in any event within 45 days of the Closing
Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Trustee.

                  (g) In connection with its assignment of Mortgage Loans hereunder, each of the Mortgage Loan Seller and the NB Owner Trust hereby expressly assigns to the Trustee for the benefit of the Certificateholders any and all rights the Mortgage Loan Seller or the NB Owner Trust may have with respect to representations and warranties made by an NB Conduit Originator with respect to any Mortgage Loan under the mortgage loan purchase agreement between the Mortgage Loan Seller and the NB Conduit Originator that originated such Mortgage Loan pursuant to which the Mortgage Loan Seller originally acquired such Mortgage Loan from such NB Conduit Originator. In the event such Mortgage Loan is repurchased by the Mortgage Loan Seller, the Trustee shall re-assign such rights under the relevant mortgage loan purchase agreement to the Mortgage Loan Seller in respect of such Mortgage Loan.

                  SECTION 2.02 Acceptance of REMIC I by Trustee.

                  (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to any exceptions noted on the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule VIII, to the provisions of Section 2.01 and to the further review provided for in this Section 2.02, of, with respect to each Mortgage Loan, an original Mortgage Note endorsed to the Trustee, an original or a copy of the Mortgage (with evidence of recording thereon), and an original assignment of such Mortgage executed in favor of the Trustee (in such capacity), in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold the documents delivered or caused to be delivered by the Mortgage Loan Seller in respect of the Mortgage Loans, and that it holds and will hold all other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders.

                  (b) Within 60 days of the Closing Date (or, in the case of any Mortgage Loan as to which a Servicing Transfer Event has occurred during such 60-day period of which event the Trustee has notice, within the shorter of 60 days of the Closing Date and five Business Days of the Trustee's receiving such notice), the Trustee or a Custodian on its behalf shall review each of the documents delivered or caused to be delivered by the Mortgage Loan Seller with respect to each Mortgage Loan pursuant to Section 2.01(c); and, promptly following such review, the Trustee shall, subject to Section 2.02(d), certify in writing (substantially in the form of Exhibit I) to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or otherwise liquidated), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (i) through (iii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (except with respect to ZIP codes), (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct and the Mortgage Rate set forth in clause (iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

                  (c) The Trustee or a Custodian on its behalf shall review each of the documents relating to the Mortgage Loans received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall, subject to Section 2.02(d), certify in writing (substantially in the form of Exhibit J) to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or otherwise liquidated), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses
(i), (ii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) it or a Custodian on its behalf has received either the original or copy of each of the assignments specified in clauses (iii) and (v) of the definition of "Mortgage File" that were delivered by the Mortgage Loan Seller with evidence of recording thereon, (iii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (except with respect to ZIP codes), (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule", is correct and the Mortgage Rate set forth in clause (iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

                  (d) It is herein acknowledged that, notwithstanding any other provision hereof, neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses
(iv) through (viii), (x) through (xii) and (xiv) through (xx) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose, or that they are other than what they purport to be on their face.

                  (e) If, in the process of reviewing the documents delivered or caused to be delivered by the Mortgage Loan Seller pursuant to Section 2.01(c), the Trustee or any Custodian discovers that any document required to have been delivered pursuant to Section 2.01(c) has not been so delivered, or discovers that any of the documents that were delivered has not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or is defective on its face (each, including, without limitation, that a document is missing, a "Document Defect"), or if, at any other time, the Trustee or any other party hereto discovers a Document Defect in respect of any Mortgage Loan, the party discovering such Document Defect shall promptly so notify each of the other parties hereto. If and when such party is notified of or discovers any error in the Mortgage Loan Schedule, the Mortgage Loan Seller shall promptly correct such error and distribute a new, corrected Mortgage Loan Schedule to each of the other parties hereto. Such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule.

                  SECTION 2.03 Mortgage Loan Seller's Repurchase of Mortgage Loans for Document Defects and Certain Breaches of Representations and Warranties.

                  (a) Within 90 days of the earlier of discovery or receipt of written notice by the Mortgage Loan Seller, of a Document Defect in respect of any Mortgage Loan or a breach of any representation or warranty set forth in
Section 2.05(c) in respect of any Mortgage Loan, which Document Defect or breach, as the case may be, as determined by the Trustee, subject to Sections
8.01 and 8.02 and its right to reimbursement pursuant to Section 8.05(b), materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders therein, the Mortgage Loan Seller shall cure such Document Defect or breach, as the case may be, in all material respects or repurchase (or cause an Affiliate to purchase) the affected Mortgage Loan at the applicable Purchase Price by deposit of such Purchase Price into the Certificate Account and delivery to the Trustee and the Master Servicer of a written certification that such deposit has been made. However, if such Document Defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or breach within such 90 day period (as evidenced by an Officer's Certificate of the Mortgage Loan Seller delivered to the Trustee and the Master Servicer setting forth the circumstances surrounding such delay, the measures being undertaken to cure such Document Defect or breach and a representation that it is diligently pursuing such measures), the Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan). Notwithstanding the immediately preceding sentence, within 90 days of the earlier of discovery or receipt of written notice by the Mortgage Loan Seller that there is a Document Defect or other breach of the representations and warranties set forth in Section 2.05(c)(xxxi), (lii), (liii) or (liv) (that causes any Mortgage Loan to not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code), the Mortgage Loan Seller shall either cure such defect or breach or repurchase such Mortgage Loan at the applicable Purchase Price by deposit of such Purchase Price into the Certificate Account and delivery to the Trustee of a written certification that such deposit has been made.

                  (b) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender or cause to be tendered to the Mortgage Loan Seller, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a receipt executed by the Mortgage Loan Seller, all portions of the Mortgage File and other documents and funds pertaining to such Mortgage Loan possessed by it (or any Custodian or Sub-Servicer on its behalf), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to or at the direction of the Mortgage Loan Seller, in the same manner. The form, sufficiency and expense of all such instruments and certificates shall be the responsibility of the Mortgage Loan Seller.

                  (c) This Section 2.03 provides the sole remedies available to the Certificateholders, or to the Trustee on behalf of the Certificateholders, respecting any Document Defect or any breach of any representation or warranty set forth in Section 2.05(c) hereof. If the Mortgage Loan Seller defaults on its obligations to repurchase any Mortgage Loan in accordance with Section 2.03(a) hereof, or disputes its obligation to repurchase any Mortgage Loan in accordance with any such provision, the Trustee shall promptly notify the
Certificateholders and, subject to Sections 8.01 and 8.02 and its right to reimbursement pursuant to Section 8.05(b), shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. If it is judicially determined or subsequently agreed that the Mortgage Loan Seller is required to repurchase such Mortgage Loan under Section 2.03(a) hereof, the Mortgage Loan Seller shall reimburse the Trustee for all necessary and reasonable costs and expenses incurred in connection with such enforcement, and otherwise the Trustee's right of reimbursement shall be limited to amounts on deposit in the Distribution Account from time to time in accordance with Section 8.05(b) and to such other sources of security and indemnity as shall have been offered to the Trustee by the Certificateholders.

                  SECTION 2.04 Representations and Warranties of the Depositor.

                  (a) The Depositor  hereby  represents  and warrants to each of
the   other   parties   to  this   Agreement   and  for  the   benefit   of  the
Certificateholders, as of the Closing Date, that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this
         Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor which would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (viii) Assuming the accuracy of the representation and warranty of the Mortgage Loan Seller made pursuant to Section 2.05(c)(i) hereof, immediately prior to the transfer of the Mortgage Loans by the Depositor to the Trustee hereunder, the Depositor had good and marketable title to, and was the sole owner of, each such Mortgage Loan (except with respect to the Participant Retained Interest), free and clear of any and all liens, encumbrances and other interests on, in or to such mortgage Loan (other than, in certain cases, the right of a sub-servicer to primary service such Mortgage Loan subject to Section
         3.22 hereof).

                  (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

                  SECTION 2.05 Representations and Warranties of the Mortgage Loan Seller.

                  (a) The Mortgage Loan Seller hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Mortgage Loan Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The NB Owner Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) The execution and delivery of this Agreement by the Mortgage Loan Seller and the NB Owner Trust, and the performance and compliance with the terms of this Agreement by the Mortgage Loan Seller and the NB Owner Trust, will not violate the Mortgage Loan Seller's or the NB Owner Trust's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) Each of the Mortgage Loan Seller and the NB Owner Trust has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller and the NB Owner Trust, enforceable against each of the Mortgage Loan Seller and the NB Owner Trust in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) Neither the NB Owner Trust nor the Mortgage Loan Seller is in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Mortgage Loan Seller or the NB Owner Trust to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller or the NB Owner Trust.

                  (vi) No litigation is pending or, to the best of the Mortgage Loan Seller's knowledge, threatened against the Mortgage Loan Seller or the NB Owner Trust which would prohibit the Mortgage Loan Seller or the NB Owner Trust from entering into this Agreement or, in the Mortgage Loan Seller's or the NB Owner Trust's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Mortgage Loan Seller or the NB Owner Trust to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller or the NB Owner Trust.

                  (vii) The Sub-Servicing Agreement in place as of the Closing Date among the Master Servicer, ARCS Commercial Mortgage Co., L.P., a California limited partnership, Bank of America NT&SA, Berkshire Mortgage Finance Corporation, First Security Bank, N.A., L.J. Melody & Company, Patrician Financial Company Limited Partnership and WMF Washington Mortgage Corp. complies with the requirements of this Agreement in all material respects.

                  (b)      [Reserved]

                  (c) The Mortgage Loan Seller hereby represents and warrants with respect to each Mortgage Loan, to the other parties hereto and for the benefit of the Certificateholders, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, that:

                  (i) Immediately prior to the transfer thereof by the Mortgage Loan Seller or the NB Owner Trust to the Trustee, the Mortgage Loan
         Seller  or the NB  Owner  Trust,  as the  case  may be,  had  good  and marketable title to, and was the sole owner and holder of, such Mortgage Loan (except with respect to the Participant Retained Interest), free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a sub-servicer to primary service such Mortgage Loan subject to Section 3.22 hereof).

                  (ii) The Mortgage Loan Seller or the NB Owner Trust, as the case may be, had full right and authority to sell, assign and transfer such Mortgage Loan (subject, in the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as "Summit Shopping Center," to the Participant Retained Interest) to the Trustee.

                  (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

                  (iv) Such Mortgage Loan was not, as of the Cut-off Date or at any time during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period.

                  (v) Each Mortgage securing such Mortgage Loan constitutes a valid first lien upon the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such Mortgage, except for) (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D), and (E), collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), the current use of the related Mortgaged Property, or the ability of the related Borrower to timely pay in full the principal and interest on the Mortgage Loan. A UCC Financing Statement has been filed and/or recorded in all places necessary to permit a valid security interest in the personal property, granted under such Mortgage; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable first lien and first priority security interest on the property described therein (except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of general principles of equity). In the case of each Mortgage Loan secured by a Mortgaged Property that is operated as a hotel, the related loan documents contain such provisions as are necessary, and UCC Financing Statements have been filed as necessary, in each case to perfect a valid security interest in the hotel revenues with respect to such Mortgage Loan.

                  (vi) The lien of each related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan. The Mortgage Loan Seller or its successors or assigns are the sole named insureds of such policy, all premiums thereunder have been paid, such policy is in full force and effect, no claims have been made under such policy (except with respect to the Air Liquide Mechanics' Lien), and the Mortgage Loan Seller has no knowledge of any matter which would impair or diminish the coverage of such policy. The title insurance company issuing such policy is a nationally-recognized title insurance company or, to the knowledge of the Mortgage Loan Seller, is otherwise a title insurance company qualified to issue such policy in the relevant jurisdiction.

                  (vii) Neither the Mortgage Loan Seller nor the NB Owner Trust has waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

                  (viii) There is no valid offset, defense or counterclaim to such Mortgage Loan.

                  (ix) The Mortgage Loan Seller has no actual knowledge (A) that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property or (B) that there is any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

                  (x) At origination, such Mortgage Loan complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws pertaining to usury, relating to the origination and servicing of such Mortgage Loan.

                  (xi) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

                  (xii) The Mortgage Note and Mortgage(s) for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan are each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (xiii) Except as noted on Schedule III hereto, the related Mortgaged Property is: (A) if a commercial property, insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan in an amount not less than the greater of (1) the replacement cost and (2) the amount necessary to avoid the operation of any co-insurance provisions with respect to such Mortgaged Property, and is also covered (except if such Mortgaged Property is operated as a mobile home park), by rental insurance in an amount equal to the gross rentals for at least a 12-month period (or, in the case of a Mortgaged Property not having an elevator, for at least a 6-month period), comprehensive general liability insurance coverage, covering at least $1,000,000 per occurrence and, except in the case of Mortgage Loans originated by Bank of America NT&SA or as permitted by the Mortgage Loan Seller's underwriting guidelines, broad form boiler and machinery insurance; such insurance policy provides that it shall not be canceled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the mortgagee under such Mortgage Loan thirty days prior written notice, and no notice has been received as of the date hereof; all premiums required to be paid on such policy have been paid at least thirty days prior to the expiration date of such policy, the related Mortgage requires the Mortgagor to deliver to the mortgagee under the Mortgage Loan a renewal policy in form and substance satisfactory to the holder of the Mortgage Loan; the related Mortgage obligates the Mortgagor to maintain all such insurance and, at the Mortgagor's failure to do so, authorizes the mortgagee under such Mortgage Loan to purchase such insurance at the Mortgagor's cost and expense and to seek reimbursement from such Mortgagor; and (B) if a multifamily property, insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan and covering rent loss (for at least a 12-month period or, in the case of a Mortgaged Property not having an elevator, for at least a 6-month period) comprehensive general liability insurance coverage, covering at least $1,000,000 per occurrence, and such other hazards, casualties, liabilities and contingencies as required by the holder of the Mortgage Loan and in such amounts and for such periods as required by the holder of the Mortgage Loan; with regard to all policies, at least ten days prior to the expiration date of such policy, the related Mortgage requires the Mortgagor to deliver to the mortgagee under such Mortgage Loan a renewal policy in form satisfactory to the holder of the Mortgage Loan; all premiums required to be paid on such policy have been paid; the Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the mortgagee to purchase such insurance at the Mortgagor's cost and expense and to seek reimbursement from such Mortgagor. In addition, if the related Mortgaged Property is located in a federally designated special flood hazard area, the related Mortgagor is required to maintain flood insurance in respect thereof (exclusive of any parking lot or unused or undeveloped portion thereof).

                  (xiv) In connection with or subsequent to the origination of such Mortgage Loan, one or more Phase I Environmental Assessments (or an update of a previously conducted assessment) were performed with respect to the related Mortgaged Property, and the Mortgage Loan Seller, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s). Except as set forth in Schedule IV hereto, where such assessments disclosed the existence of such a material condition or circumstance affecting a Mortgaged Property and recommended that action be taken, (i) a party not related to the related Mortgagor was identified as the responsible party for such condition or circumstance, or (ii) the related Mortgagor was required to obtain an operations and maintenance plan, or (iii) funds sufficient to effect such action were escrowed, in each case consistent with any such recommendation and in accordance with the underwriting standards of the Mortgage Loan Seller. Each Mortgage requires the related Mortgagor to comply with and to cause the related Mortgaged Property to be in compliance with all applicable federal, state and local environmental laws and regulations.

                  (xv) Except as indicated on the Mortgage Loan Schedule, such Mortgage Loan is not cross-collateralized with other Mortgage Loans in the Mortgage Pool. Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool.

                  (xvi) The terms of the Mortgage Note and Mortgage(s) for such Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically disclosed in the related Mortgage File.

                  (xvii) There are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to the actual knowledge of the Mortgage Loan Seller, at origination of such Mortgage Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property.

                  (xviii) The interest of the Mortgagor in the related Mortgaged Property consists of a fee simple and/or leasehold interest in all the real property constituting a part of the Mortgaged Property.

                  (xix)  Such   Mortgage   Loan  is  a  whole  loan  and  not  a
         participation interest.

                  (xx) The assignment of the related Mortgage to the Trustee is in recordable form and constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Trustee constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

                  (xxi) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession, or under the control of the Mortgage Loan Seller or its agents (which shall include the Master Servicer), and all the Depositor's, the NB Owner Trust's and the Mortgage Loan Seller's rights with respect thereto are conveyed hereunder.

                  (xxii) Except with respect to the mechanics' lien with respect to an approximately $16,000 amount relating to the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as "Air Liquide Light Industrial Building" (such Mortgage Loan, the "Air Liquide Mortgage Loan" and such lien, the "Air Liquide Mechanics' Lien"), as of the date of origination of such Mortgage Loan and as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien equal or prior to that created by the related Mortgage(s). The amount of the Air Liquide Mechanic's Lien is insured by the title insurance policy relating to the Air Liquide Mortgage Loan.

                  (xxiii) No improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent, and no improvements on adjoining properties encroach upon such Mortgaged Property to any material extent, and no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances (except to the extent that they may constitute legal non-conforming uses).

                  (xxiv) To the extent required under applicable law as of the Closing Date and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

                  (xxv) There is no material default, breach or event of acceleration existing under the related Mortgage or Mortgage Note, and the Mortgage Loan Seller has no actual knowledge of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Mortgage Loan Seller in any of paragraphs (iv), (xiv), (xvii), (xxi), (xxiii) and (xxix) of this
         Section 2.05(c).

                  (xxvi) If such Mortgage Loan is secured in whole or in part by the interest of a Mortgagor under a Ground Lease and by the related fee interest, such fee interest is subordinate to the related Mortgage and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any mortgage or any other lien upon such fee interest.

                  (xxvii) Such Mortgage Loan does not contain any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for the negative amortization of interest, except that, as identified on the Mortgage Loan Schedule, such Mortgage Loan may provide that during the period commencing on a specified date and continuing until such Mortgage Loan is paid in full, additional interest will accrue (and may be compounded) on such Mortgage Loan and shall be payable only after the outstanding principal of the Mortgage Loan is paid in full.

                  (xxviii) No holder of such Mortgage Loan has, to the Mortgage Loan Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

                  (xxix) To the Mortgage Loan Seller's  knowledge,  based on due diligence customarily performed in the origination of comparable mortgage loans, as of the date of origination of such Mortgage Loan,
         (A) the related Mortgagor was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated and (B) all such licenses, permits and authorizations were valid and in full force and effect.

                  (xxx) The related Mortgage(s) or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in clauses (c)(v) and (c)(xii) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  (xxxi) Such Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

                  (xxxii) The Mortgage Loan Seller or the originator of such Mortgage Loan inspected, or caused to be inspected, the related Mortgaged Property in connection with the origination of the Mortgage Loan.

                  (xxxiii) No fraud with respect to such Mortgage Loan has taken place on the part of the Mortgage Loan Seller or, to the knowledge of the Mortgage Loan Seller, any originator, in connection with the origination of such Mortgage Loan.

                  (xxxiv) The terms of such Mortgage Loan provide or, at lender's option, permit, and the terms of this Agreement and any Sub-Servicing Agreement to which such Mortgage Loan is subject provide for purposes of calculating distributions on the Certificates and additional compensation payable to the Master Servicer, the Special Servicer and any related Sub-Servicer, that payments on and proceeds of such Mortgage Loan will be applied to principal and interest at the related Mortgage Rate (excluding, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Additional Interest) due and owing at the time such payments or proceeds are received, prior to being applied to any Default Charges, assumption fees and modification fees then due and owing.

                  (xxxv) If such Mortgage Loan is, as of the Closing Date, subject to a Sub-Servicing Agreement, such Sub-Servicing Agreement provides that the related Sub-Servicer is not to receive any sub-servicing compensation with respect to such Mortgage Loan during any period that such Mortgage Loan is a Specially Serviced Mortgage Loan or an REO Loan (except for any Termination Strip payable to a Sub-Servicer in connection with a termination thereof without cause as contemplated by Section 3.22(d) hereof).

                  (xxxvi) The servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and prudent and have met customary standards utilized by prudent institutional multifamily and commercial mortgage loan servicers.

                  (xxxvii) Unless the related Mortgaged Property is owner occupied, the Mortgage File for such Mortgage Loan contains an Assignment of Leases either as a separate instrument or incorporated into the related Mortgage, which creates, in favor of the holder, a valid, perfected and enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity. The Mortgage Loan Seller has the full right to assign to the Trustee such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. No Person other than the Mortgagor owns any interest in any payments due under the related leases.

                  (xxxviii) If the related Mortgaged Property securing such Mortgage Loan is encumbered by secured subordinated debt, then either
         (A) the subordinate debt constitutes a "cash flow" mortgage loan (that is, payments are required to be made thereon only to the extent that certain net cash flow from the related Mortgaged Property (calculated in accordance with the related loan documents) is sufficient after payments on such Mortgage Loan have been made and certain expenses have been paid) or (B) the holder of the subordinate debt has agreed not to foreclose on the related Mortgaged Property so long as such Mortgage Loan is outstanding and the Special Servicer on behalf of the Trust is not pursuing a foreclosure action.

                  (xxxix) [Reserved].

                  (xl) In the event fraud was committed by the Mortgagor in connection with the origination of a Mortgage Loan, such Mortgage Loan becomes a recourse obligation of the Mortgagor with respect to any damages resulting from such fraud.

                  (xli) As of the Closing Date, the related Mortgagor or any guarantor was not, to the best of the Mortgage Loan Seller's actual knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

                  (xlii)   [Reserved].

                  (xliii) The Mortgage Loan Seller has no actual knowledge of any pending litigation or other legal proceedings involving the related Mortgagor or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

                  (xliv) If such Mortgage Loan had a Cut-off Date Balance greater than 1% of the Initial Pool Balance, then the related Mortgagor has covenanted in its organizational documents (or its organizational documents otherwise provide for it) to own no significant asset other than the related Mortgaged Property, Mortgaged Properties securing other Mortgage Loans and assets incidental to the ownership and operation of such Mortgaged Property or Properties. In addition, except with respect to the Mortgage Loans relating to the Mortgaged Properties identified on the Mortgage Loan Schedule as "Salisbury Mall" and "University Center North," if such Mortgage Loan had a Cut-off Date Balance greater than 1% of the Initial Pool Balance, the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to be (for so long as such Mortgage Loan is outstanding) a Single-Purpose Entity. Neither the Mortgage Loan Seller nor the NB Owner Trust has waived such covenants and has no knowledge that any such Mortgagor is not in compliance therewith.

                  (xlv) Except as identified on Schedule V hereto, neither the related Mortgage Note nor the related Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) a substitution of government securities for such Mortgaged Property in a defeasance complying with paragraph (liv) of this Section 2.05(c).

                  (xlvi) Except as identified on Schedule VI hereto, such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the Closing Date by any lien junior to or of equal priority with, or prior to, the lien of the related Mortgage without the prior written consent of the holder thereof.

                  (xlvii) With respect to each Mortgage Loan as to which the related Mortgaged Property is operated as a nursing home or congregate care facility:

                  (A) To the best of the Mortgage Loan Seller's knowledge (based on due diligence customarily performed by prudent mortgage lenders), as of the Cut-off Date, the healthcare facility located on the related Mortgaged Property and the operator with respect to such facility had all certificates, licenses and permits required by applicable law for the operation of such facility and, to the extent such facility participates in Medicaid, Medicare or other similar programs, such facility and operator holds a valid certification for such participation, appropriate for the level of care provided at such facility.

                  (B) To the best of the Mortgage Loan Seller's knowledge (based on due diligence customarily performed by prudent mortgage lenders), as of the Cut-off Date, the related borrower or operator, as the case may be, with respect to the related Mortgaged Property or its operation of the related Mortgaged Property, was in compliance in all material respects with all applicable federal laws and all applicable laws, regulations, quality and safety standards and requirements of the applicable state department of health, and the other related Mortgage Loan documents require that so long as the related Mortgage Loan remains outstanding the related Mortgaged Property shall be operated in compliance in all material respects with such applicable laws and requirements.

                  (C) Except as noted on Schedule VII hereto, the related Mortgage Loan documents provide that (1) so long as the related Mortgage Loan remains outstanding, the related Mortgaged Property shall be operated in such a manner that the licenses, permits and authorizations shall remain in full force and effect, (2) without the lender's consent, the licenses, permits and authorizations may not be (a) transferred to any location other than the Mortgaged Property or (b)
                         pledged as collateral for any other loan or indebtedness and (3) so long as the related Mortgage Loan remains outstanding, the borrower may not without the lender's consent (a) rescind, withdraw, revoke, amend, modify, supplement or otherwise alter the nature, tenor or scope of the certificate of need for the related Mortgaged Property, (b) amend or otherwise change the related Mortgaged Property's authorized bed capacity and/or the number of beds approved by the department of health, (c) replace or transfer all or any part of any related Mortgaged Property's beds to another site or location or (d) terminate, materially modify, or materially amend a lease or management contract in effect with respect to the related Mortgaged Property.

                  (D) As of the date of the origination of such Mortgage Loan, all cost reports required to be filed under the Medicare, Medicaid, or other similar programs with respect to the related Mortgaged Property were filed as required.

                  (E) As of the Cut-off Date, the Mortgage Loan Seller has no actual knowledge that the related borrower or related operator as the case may be, has failed to file within the time permitted, including any extensions thereof, all such Medicare, Medicaid or other similar program costs reports.

                  (F) As of the Cut-off Date, the Mortgage Loan Seller has no actual knowledge that either the related borrower or operator, as the case may be, with respect to the related Mortgaged Property or its operation of such Mortgaged Property (A) is subject to a material audit adjustment or material decrease in reimbursement with respect to its participation in any third-party reimbursement program or (B) has been notified that any managed care or other third-party reimbursement program contract is being or has been canceled, not renewed, or downgraded in any material respect or that any such action is pending, threatened, or contemplated.

                  (xlviii) With respect to each Mortgage Loan as to which the related Mortgaged Property is operated as a franchise restaurant:

                  (A) As of the Cut-off Date, the term of each Franchise Restaurant Loan is the shorter of (1) 15 years, (2) the remaining term of the related franchise agreement or
                         (3) 10 years inside the expiration of any related Ground Lease.

                  (B) As of the Cut-off Date, there are no material defaults under the related franchise agreement and, to the best of the Mortgage Loan Seller's knowledge, no pending defaults, and no upgrades for capital improvements or other capital intensive items required in order to maintain the franchise agreement, except those already reserved for in full in cash.

                  (xlix) With respect to any Mortgage Loan secured by a Mortgage constituting a valid first lien on an unencumbered interest of the Mortgagor as lessee under a Ground Lease of the related Mortgaged
         Property, but not by the related fee interest in such Mortgaged Property, the Mortgage Loan Seller represents and warrants that:

                  (A) The lessor under such Ground Lease has agreed in writing and included in the related mortgage file that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee;

                  (B) The Ground Lease is not subject to any liens or encumbrances superior to, or of equal or lesser priority with, the Mortgage. The Ground Lease is, and provides that it shall remain, prior to any Mortgage or other lien upon the related fee interest;

                  (C) Under the terms of the Ground Lease and/or the related Mortgage, any related insurance proceeds or condemnation award will be applied either (1) to the repair or restoration of all or part of the related
                         Mortgaged Property or (2) to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, it being understood that in respect of a total or substantially total loss or taking, only option (2) may apply, subject to applicable law;

                  (D) Except in the case of the Ground Lease relating to a portion of the parking area for the Mortgaged Property relating to the Mortgage Loan identified on the Mortgage Loan Schedule as "Cabaret Center" (Loan No. 51132; such Ground Lease, the "Cabaret Center Parking Ground Lease"), the Ground Lease or a memorandum thereof has been duly recorded, and the ground lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage. There has not been a material change in the terms of the Ground Lease since its recordation (or, in the case of the Cabaret Center Parking Ground Lease, its execution), with the exception of written instruments that are part of the related Mortgage File;

                  (E) The related borrower's interest in the Ground Lease is assignable to the Trustee upon notice to, but without the consent of, the lessor thereunder (or if any such consent is required, it has been obtained in writing prior to the Closing Date) or, in the event that it is so assigned, it is further assignable by the Trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor;

                  (F) As of the Closing Date, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and, to the Mortgage Loan Seller's actual knowledge, there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the Ground Lease;

                  (G) Except with respect to the Cabaret Center Parking Ground Lease, the Ground Lease requires the lessor thereunder to enter into a new lease with the lender upon termination of the ground lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding;

                  (H) All rights of the mortgagee under such Mortgage Loan under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of such mortgagee;

                  (I) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by an institutional investor; and the lessor thereunder is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the related Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

                  (J) Such Ground Lease does not permit any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan;

                  (K) Either (A) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (B) the related ground lessor has granted the holder of the Mortgage Loan the right to notice and an opportunity to cure any default or breach by the lessee. Upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the related Ground Lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the ground lessor thereunder;

                  (L) Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan; and

                  (M) As of the origination of such Mortgage Loan, such Ground Lease was in full force and effect and, to the Mortgage Loan Seller's actual knowledge, no material default existed under such Ground Lease.

                  (l) Such Mortgage Loan was originated by or for a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act; each Mortgaged Property consists of one or more separate tax parcels of real property upon which is located one or more commercial structures and otherwise meets the requirements for eligibility under the Secondary Mortgage Market Enhancement Act of 1984 for commercial property.

                  (li) With respect to each Mortgage Loan not originated by the Mortgage Loan Seller:

                  (A) such Mortgage Loan was underwritten in accordance with standards established by the Mortgage Loan Seller, (which standards are the same as the Mortgage Loan Seller's in all material respects) using application forms and related credit documents approved by the Mortgage Loan Seller;

                  (B) the Mortgage Loan Seller approved each application and related credit documents before a commitment by the Mortgage Loan originator was issued, and no such commitment was issued until the Mortgage Loan Seller agreed to fund such Mortgage Loan;

                  (C)    the Mortgage  Loan was  originated by the Mortgage Loan
                         originator    pursuant   to   an   ongoing,    standing
                         relationship with the Mortgage Loan Seller;

                  (D) the closing documents (which include assignment documents executed by the Mortgage Loan originator in favor of the Mortgage Loan Seller at the time of the closing of the Mortgage Loan) for the Mortgage Loan were prepared on forms approved by the Mortgage Loan Seller, and reflect the Mortgage Loan Seller as the successor and assign to the Mortgage Loan originator; and

                  (E) such Mortgage Loan either was actually funded by and assigned to the Mortgage Loan Seller at the closing thereof, or was funded initially by the Mortgage Loan originator at the closing thereof and then acquired by the Mortgage Loan Seller from such Mortgage Loan originator pursuant to its ongoing, standing relationship with the Mortgage Loan Seller.

                  (lii) (1) such Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of the real property securing such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan
         (a) at origination (or if the Mortgage Loan has been modified in a manner that constitutes a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on a aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis).

                  (liii) With respect to such Mortgage Loan, any prepayment premium constitutes a "customary prepayment penalty" within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

                  (liv) If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan permits defeasance (1) no earlier than two years after the Closing Date, (2) only with substitute collateral constituting "government securities" within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note and (3) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides that the loan be assumed by a Single-Purpose Entity designated by the holder of the Mortgage Loan and that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related mortgage loan documents enable the lender to charge the expenses associated with permitting a defeasance to the Mortgagor.

                  (lv) Under the terms of the related Mortgage, any insurance proceeds or condemnation award with respect to the Mortgaged Property will be applied either (1) to the repair or restoration of all or part of the related Mortgaged Property or (2) to the payment of the outstanding principal balance of the Mortgage Loan, together with accrued interest, it being understood that in respect of a total or substantially total loss or taking, only option (2) may apply.

                  (lvi) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the Mortgage Loan.

                  (lvii) No claims have been made under any title insurance policy, and to the Mortgage Loan Seller's actual knowledge, no action has been taken which would materially impair such policy.

                  (lviii) Each Mortgage Loan originated by the Mortgage Loan Seller or by one of its approved originators was underwritten consistent in all material respects with the standards of the Mortgage Loan Seller as then in effect.

                  (lix) Except with respect to Mortgage Loans relating to restaurant franchises, the related Mortgage File contains an Appraisal of the Mortgaged Property, and such Appraisal and the related appraiser satisfy the requirements of Title XI of the Federal Institutions, Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                  (lx) If such Mortgage Loan is a Hyper-Amortization Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (i) its Mortgage Rate will increase to no more than the greater of (A) the original Mortgage Rate plus two percentage points or (B) the interest rate applicable for certain non-callable U.S. treasury obligations of comparable terms (as more specifically described in the related Mortgage Note) plus two percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (iii) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures; and (iv) if the property manager for the related Mortgaged Property can be removed by or at the direction of the lender on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Rate on such Mortgage Loan's Anticipated Repayment Date. No Hyper-Amortization Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the lender solely because of the passage of the related Anticipated Repayment Date.

                  (lxi) Except to the extent releases are required or expressly contemplated by the related Mortgage Loan documents or in a writing contained in the related Mortgage File, the Mortgage Loan Seller has not satisfied, canceled, rescinded or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument that would effect any such satisfaction, cancellation, rescission, subordination or release.

                  (lxii) Each Mortgage contains a "due on sale" clause which expressly or effectively provides for the acceleration of the payment of the unpaid principal balance and accrued interest of the related Mortgage Loan if, without the prior written consent of the holder of such Mortgage, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold (other than by reason of family and estate planning transfers and transfers of less than a controlling interest in a Mortgagor, or a substitution or release of collateral within the parameters of paragraph (xlv) above.

                  (d) It is understood and agreed that the representations and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Trustee or a Custodian on its behalf and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence, notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth in subsection (a) above which materially and adversely affects the interests of the Certificateholders or any party hereto or a breach of any of the representations and warranties set forth in subsection (c) above which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

                  SECTION 2.06 Representations and Warranties of the Master Servicer.

                  (a) The Master Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Master Servicer is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Master Servicer or any of its officers or employees that is involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

                  (b) The representations and warranties of the Master Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

                  (c) Each successor Master Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.07 Representations and Warranties of the Special Servicer.

                  (a) The Special Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Special Servicer is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely effect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vii) Each officer or employee of the Special Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Special Servicer or any of its respective officers or employees that is involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

                  (b) The representations and warranties of the Special Servicer set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

                  (c) Each successor Special Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.08  Representations  and  Warranties of
                                the Trustee and the REMIC Administrator.

                  (a) Norwest Bank Minnesota, National Association, both in its capacity as Trustee and in its capacity as REMIC Administrator (the "Bank"), hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the Bank, and the performance and compliance with the terms of this Agreement by the Bank, do not violate the Bank's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

                  (iii) The Bank has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Bank is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Bank's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

                  (vi) No litigation is pending or, to the best of the Bank's knowledge, threatened against the Bank which would prohibit the Bank from entering into this Agreement or, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

                  (b) The representations and warranties of the Bank set forth in Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

                  (c) Each successor Trustee or REMIC Administrator (if any and regardless of whether the Trustee and the REMIC Administrator are different Persons) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization. In any such case, the term "Bank" shall be deemed to mean such successor Trustee or the REMIC Administrator, as appropriate.

                  SECTION 2.09    Issuance of the Class R-I
                                  Certificates;  Creation of the REMIC I
                                  Regular Interests.

                  Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

                  SECTION 2.10 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC II Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates.

                  SECTION 2.11   Issuance of the REMIC II Certificates.

                  Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC II. The rights of the respective Classes of Holders of the REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, and all ownership interests of the respective Classes of Holders of the REMIC II Certificates in and to such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

                  SECTION 3.01 Administration of the Mortgage Loans.

                  (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws and the terms of this Agreement, the Insurance Policies and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage
Loan) as to which a Servicing Transfer Event has occurred, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein.

                  (b) Subject to Section 3.01(a) and the terms and provisions of this Agreement, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral;
(ii) in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer and the Special Servicer, as the case may be, any limited powers of attorney and other documents necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

                  (c) The relationship of each of the Master Servicer and Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  (d) In the event that any two or more Mortgage Loans are cross-collateralized with each other, the Master Servicer or Special Servicer, as applicable, in accordance with the terms of this Agreement, shall service and administer such Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan that is cross-collateralized with it, are remediated or otherwise addressed as contemplated in the definition of "Specially Serviced Mortgage Loan".

                  SECTION 3.02  Collection of Mortgage Loan Payments.

                  Each of the Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall, to the extent such procedures shall be consistent with this Agreement (including without limitation, the Servicing Standard), follow such collection procedures as it would follow were it the owner of such Mortgage Loans; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans; and, provided, further, that neither the Master Servicer nor the Special Servicer shall, with respect to any Hyper-Amortization Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer or the Special Servicer each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

                  Ninety (90) days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Mortgagor of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such date.

                  SECTION 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Servicing Advances; Reserve Accounts.

                  (a) The Master Servicer shall, as to all the Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of related Mortgaged
Property; (ii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages;
(iv) to pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Special Servicer shall promptly deliver all Escrow Payments received by it to the Master Servicer for deposit in the applicable Servicing Account.

                  (b) The Master Servicer shall (with the cooperation of the Special Servicer in the case of Specially Serviced Mortgage Loans), (i) maintain accurate records with respect to each Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder and subject to the Servicing Standard, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

                  (c) In accordance with the Servicing Standard, the Master Servicer shall, as to all the Mortgage Loans (but at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans), except for an Emergency Advance, subject to Section 3.19(d), advance with respect to the related Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents or other rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance (any determination that such advance would be a Nonrecoverable Servicing Advance shall be made in accordance with Section 3.11(g)). All such advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05(a). No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and similar items and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                  (d) The Master Servicer shall, as to all the Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for or otherwise cover, or (if appropriate) to reimburse the related Mortgagor in connection with, the specific items for which such Reserve Funds were escrowed, all in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts. The Special Servicer shall promptly deliver all Reserve Funds received by it to the Master Servicer for deposit in the applicable Reserve Account.

                  (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required by the related mortgage loan documents to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed.

                  SECTION 3.04 Certificate Account, the Distribution Account and the REMIC II Distribution Account.

                  (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within two Business Days of receipt (in the case of payments by Mortgagors or other collections on or in respect of the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal, interest and any other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest at the respective Mortgage Rates on the Mortgage Loans and all Prepayment Premiums received in respect of the Mortgage Loans;

                  (iii) to the extent allocable to the period that any Mortgage Loan is a Specially Serviced Mortgage Loan, all payments on account of Default Charges on such Mortgage Loan;

                  (iv) all Insurance Proceeds and Liquidation Proceeds (net of all related Liquidation Expenses paid therefrom) received in respect of any Mortgage Loan (other than Liquidation Proceeds that are received in connection with a purchase by the Master Servicer or a Majority Certificateholder of the Controlling Class of all of the Mortgage Loans and any REO Properties in the Trust Fund and that are required to be deposited in the Distribution Account pursuant to Section 9.01);

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

                  (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master single interest policy;

                  (vii) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c); and

                  (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made.

                  The foregoing requirements for deposit in the Certificate Account shall be exclusive. Without limiting the generality of the foregoing,
(A) actual payments from Mortgagors in the nature of Escrow Payments, amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Section 3.11(b) and Section 3.11(d), respectively, and Participant Retained Interest need not be deposited by the Master Servicer in the Certificate Account and (B) with respect to any amount representing a sub-servicing fee (including, without limitation, a Primary Servicing Fee, if applicable) that otherwise would be required to be deposited by the Master Servicer in the Certificate Account and that, once so deposited, would have been permitted to be withdrawn immediately from the Certificate Account pursuant to Section 3.05 as part of the payment of the Master Servicing Fee, such amount shall be deemed to have been deposited to and withdrawn from the Certificate Account for such purpose to the extent that such sum has been retained by the Sub-Servicer pursuant to the related Sub-Servicing Agreement. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with
Section 3.11(d), assumption fees, modification fees, Net Default Charges, charges for beneficiary statements or demands, charges for checks returned for insufficient funds and similar fees (excluding Prepayment Premiums) received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced and the other accounts of the Master Servicer.

                  Upon receipt of any of the amounts described in clauses (i) through (iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

                  (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. If, at 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee has not received the Master Servicer Remittance Amount, the Trustee shall provide notice to the Master Servicer in the same manner as required by Section 4.03(a) hereof with respect to P&I Advances.

                  In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

                  (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

                  (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(e) in connection with Prepayment Interest Shortfalls; and

                  (iii) any Liquidation Proceeds paid by the Master Servicer or a Majority Certificateholder of the Controlling Class in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited in the Certificate Account pursuant to Section 9.01.

                  The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or advanced by the Trustee that are required by the terms of this Agreement to be deposited therein.

                  (c) The Trustee shall establish and maintain the REMIC II Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders (other than the Class R-I Certificateholders). The REMIC II Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall withdraw from the Distribution Account and deposit in the REMIC II Distribution Account on or before such date the amount of the Available Distribution Amount (including P&I Advances) and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests pursuant to Section 4.01(a)(i) and Section 4.01(c)(ii) hereof on such date.

                  (d) Funds in the Certificate Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Distribution Account and the REMIC II Distribution Account shall be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of the Distribution Account prior to any change thereof.

                  SECTION 3.05 Permitted Withdrawals From the Certificate Account and the Distribution Account.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to remit to the Trustee for deposit in the Distribution Account the Master Servicer Remittance Amount for, and, to the extent permitted or required by Section 4.03(a), any P&I Advances to be made on, each Master Servicer Remittance Date;

                  (ii) to reimburse the Trustee or the Master Servicer, as applicable, in that order, for unreimbursed P&I Advances made thereby in respect of any Mortgage Loan or REO Loan, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance being payable from, and limited to, amounts that represent Late Collections of interest and principal (net of related Master Servicing Fees (but not the Special Servicer's Standby Fee), Workout Fees and/or Liquidation Fees payable therefrom) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;

                  (iii) to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being payable from, and limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance
         Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                  (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

                  (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by Section 3.11(c);

                  (vi) to reimburse the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Mortgage Loan or REO Property, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to reimbursement pursuant to this clause
         (vi) with respect to any Servicing Advance being payable from, and limited to, (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Liquidation Proceeds (net of Liquidation Fees payable therefrom), Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                  (vii) to reimburse the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby with respect to any Mortgage Loan, REO Loan or REO Property that have been determined to be Nonrecoverable Advances;

                  (viii) to pay the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, any Advance Interest due and owing thereto, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to payment pursuant to this clause (viii) being payable from, and limited to, Default Charges collected in respect of the Mortgage Loan or REO Loan as to which the related Advances were made (but only to the extent allocable to the period when such Mortgage Loan was a Specially Serviced Mortgage Loan or an REO
         Loan);

                  (ix)  at  or  following  such  time  as  the  Master  Servicer reimburses itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or Section 3.03, and insofar as payment has not already been made pursuant to clause (viii) above, to pay the Trustee, the Special Servicer or the Master Servicer, as the case may be, and in that order, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on such Advance;

                  (x) to pay the Master Servicer, as additional servicing compensation in accordance with Sections 3.06(b) and 3.11(b), any Net Investment Earnings in respect of amounts held in the Certificate Account for any Collection Period;

                  (xi) to pay the Master Servicer, as additional servicing compensation in accordance with Section 3.11(b), any Prepayment Interest Excesses and, to the extent not allocable to the period that any Mortgage Loan is a Specially Serviced Mortgage Loan or REO Loan, any Default Charges collected on the Mortgage Loans, and to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), any Net Default Charges collected on any Mortgage Loan to the extent allocable to the period that such Mortgage Loan is a Specially Serviced Mortgage Loan or REO Loan;

                  (xii) to reimburse, out of general collections on the Mortgage Loans and any REO Properties, the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, or any of their respective directors, officers, employees and agents any amounts reimbursable to any such Person pursuant to Section 6.03, or to pay directly to any third party any amount which if paid by any such Person would be reimbursable thereto pursuant to Section 6.03;

                  (xiii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the reasonable costs of the advice of counsel contemplated by Section 3.17(a), (B) the reasonable costs of the Opinions of Counsel contemplated by Sections 3.09(b)(ii) and 3.16(a), (C) the reasonable costs of Appraisals obtained pursuant to Section 3.11(g) or 4.03(c), (D) the reasonable costs of obtaining any REO Extension sought by the Special Servicer as contemplated by
         Section 3.16(a) and (E) the cost of recording this Agreement in accordance with Section 11.02(a);

                  (xiv) to pay itself, the Special Servicer, the Majority Certificateholder of the Controlling Class, the Mortgage Loan Seller or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

                  (xv) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b) and
         Section 8.13;

                  (xvi) to pay any costs and expenses contemplated in Section 3.11(h), the last sentence of Section 7.02 and the last sentence of
         Section 8.08(a);

                  (xvii) to remit to the Trustee for deposit in the Interest Reserve Account the Withheld Amounts required to be deposited pursuant to Section 4.05;

                  (xviii) to pay to the Participant any Participant Retained Interest placed in the Certificate Account; and

                  (xix) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

                  If amounts on deposit in the Certificate Account at any particular time (after withdrawing any portion of such amounts deposited in the Certificate Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xviii) above, then the corresponding withdrawals from the Certificate Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; provided that where, as in clauses (ii), (vi), (vii), (viii) and (ix), an order of priority is set forth to govern the application of funds withdrawn from the Certificate Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Certificate Account, then (following any withdrawals made from the Certificate Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that where, as in clauses (ii), (vi), (vii), (viii) and (ix), an order of priority is set forth to govern the application of funds withdrawn from the Certificate Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds.

                  The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii) through (xiv) above.

                  The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

                  (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) as contemplated by Section 3.04(c), to deposit into the REMIC II Distribution Account on or before the related Distribution Date the Available Distribution Amount and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests;

                  (ii) to pay the Trustee accrued and unpaid Trustee Fees pursuant to Section 8.05(a), and to reimburse the Trustee for any other amounts to which it is entitled to be reimbursed from the Distribution Account pursuant to this Agreement;

                  (iii) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

                  (iv) as contemplated by Section 11.01(g), to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                  (v) to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.02(a);

                  (vi) to (A) pay any and all federal, state and local taxes imposed on REMIC I or REMIC II or on the assets or transactions of either such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer, the Special Servicer or the REMIC Administrator is liable therefor pursuant to Section 10.01(d) and/or Section 10.01(h) or (2) any such Person that may be so liable has failed to timely make the required payment, and
         (B) reimburse the REMIC Administrator for reasonable expenses incurred by and reimbursable to it by the Trust pursuant to Section 10.01(d) and/or Section 10.01(g); and

                  (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                  (c) The Trustee may make withdrawals from the REMIC II Distribution Account for any of the following purposes: (i) to make distributions to Certificateholders (other than Holders of the Class R-I Certificates) on each Distribution Date pursuant to Section 4.01(b) or Section 9.01, as applicable; and (ii) to clear and terminate the REMIC II Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                  SECTION 3.06 Investment of Funds in the Certificate Account, the Interest Reserve Account and the REO Account.

                  (a) The Master Servicer may direct any depository institution maintaining the Certificate Account, and the Special Servicer may direct any depository institution maintaining the REO Account and the Trustee may direct any depository institution maintaining the Interest Reserve Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand, in which case such investments may be sold at any time. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee for the benefit of the Certificateholders, and the Trustee (with respect to the Interest Reserve Account), on behalf of the Certificateholders, shall (and the Trustee hereby designates the Master Servicer, the Special Servicer or itself, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account) or the Special Servicer (in the case of the REO Account) and the Trustee (in the case of the Interest Reserve Account) shall:

                  (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to withdrawal by the Trustee. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account), the Special Servicer (in the case of the REO Account) and the Trustee (in the case of the Interest Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period. The Trustee shall have no liability whatsoever with respect to any such losses, except in respect to losses incurred in respect of any Permitted Investment on deposit in the Interest Reserve Account and to the extent that it is the obligor on any such Permitted Investment.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

                  (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested (but not any interest earned thereon) shall be deemed to remain on deposit in such Investment Account.

                  SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

                  (a) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, use its best efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain (and, if the related Mortgagor is required by the terms of the related Mortgage Loan and does not so maintain, the Master Servicer (even in the case of Specially Serviced Mortgage Loans) shall itself maintain (subject to the provisions of this Agreement regarding Nonrecoverable Advances, and further subject to Section 3.11(h) hereof)), to the extent the Trustee, as mortgagee on behalf of the Certificateholders, has an insurable interest and to the extent available at commercially reasonable rates) all insurance coverage as is required under the related Mortgage (subject to applicable law); provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard. The Special Servicer shall cause to be maintained for each REO Property, in each case with an insurer that possesses the Required Claims-Paying Ratings at the time such policy is purchased, no less insurance coverage than was previously required of the related Mortgagor under the related Mortgage and, if the related Mortgage did not so require, hazard insurance, public liability insurance and business interruption or rent loss insurance in such amounts as are consistent with the Servicing Standard, and the Special Servicer shall be reimbursed for the premium costs thereof as a Servicing Advance pursuant to and to the extent permitted under Section 3.05(a). All such insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of the Mortgaged Properties) or the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee, shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer, as applicable, in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  (b) (i) If the Master  Servicer or the Special  Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgaged Properties (in the case of the Master Servicer) or REO Properties (in the case of the Special Servicer), then, to the extent such policy (A) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings, and (B) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the Mortgaged Properties or REO Properties, as applicable, so covered, and the premium costs thereof shall be, if and to the extent they are specifically attributable either to a specific Mortgaged Property during any period that the related Mortgagor has failed to maintain the hazard insurance required under the related Mortgage Loan in respect of such Mortgaged Property or to a specific REO Property, a Servicing Advance reimbursable pursuant to and to the extent permitted under Section 3.05(a); provided that, to the extent that such premium costs are attributable to properties other than Mortgaged Properties and/or REO Properties or are attributable to Mortgaged Properties as to which the hazard insurance required under the related Mortgage Loan is being maintained, they shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such a blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property, as applicable, a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy (taking into account any deductible clause that would have been permitted therein), promptly deposit into the Certificate Account from its own funds (without right of reimbursement) the amount of such losses up to the difference between the amount of the deductible clause in such blanket policy and the amount of any deductible clause that would have been permitted under such property specific policy. The Master Servicer and the Special Servicer each agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

                  (ii) If the Master Servicer shall cause any Mortgaged Property or the Special Servicer shall cause any REO Property to be covered by a master single interest insurance policy naming the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent such policy (A) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings and
         (B) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on such Mortgaged Property (in the case of the Master Servicer) or REO Property (in the case of the Special Servicer). If the Master Servicer shall cause any Mortgaged Property as to which the related Mortgagor has failed to maintain the required insurance coverage, or the Special Servicer shall cause any REO Property, to be covered by such master single interest insurance policy, then the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) paid by the Master Servicer or the Special Servicer, as applicable, shall constitute a Servicing Advance. The Master Servicer shall, consistent with the Servicing Standard and the terms of the related Mortgage Loan documents, pursue the related Mortgagor for the amount of such incremental costs. All other costs associated with any such master single interest insurance policy (including, without limitation, any minimum or standby premium payable for such policy) shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such master single interest insurance policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property, as the case may be, a policy otherwise complying with the provisions of
         Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy had it been maintained, promptly deposit into the Certificate Account from its own funds (without right of reimbursement) the amount not otherwise payable under the master single interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

                  (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with recognized insurers that possess the Required Claims-Paying Ratings a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

                  In addition, each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with recognized insurers that possess the Required Claims-Paying Ratings a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligation to service the Mortgage Loans for which it is responsible hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Any such errors and omissions policy, if required, shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

                  (d) All insurance coverage required to be maintained under this Section 3.07 shall be obtained from Qualified Insurers.

                  SECTION 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing.

                  (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or of a controlling interest in the related Mortgagor; or

                  (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall, on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard, but subject to Section 3.20(a)(iii); provided that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause unless it first (1) shall have provided, at least five Business Days prior to the granting of such waiver or consent, to the Directing Certificateholder and, in the case of the Master Servicer, to the Special Servicer written notice of the matter and a written explanation of the surrounding circumstances, (2) upon request made within such five Business Day-period, shall have discussed the matter with the Directing Certificateholder and/or, in the case of the Master Servicer, with the Special Servicer and (3) if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans to the same Mortgagor or to other Mortgagors that are, to the Master Servicer's or Special Servicer's, as applicable, actual knowledge, Affiliates of the Mortgagor under the subject Mortgage Loan) is $20,000,000 or more, or 2% or more of the then current principal balance of the Mortgage Pool, shall have obtained written confirmation from each Rating Agency that such action shall not result in a qualification (if applicable), downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates (provided, however, that such a confirmation from DCR shall only be required if such principal balance exceeds 2% of the then current principal balance of the Mortgage Pool); and provided, further, that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause governing the transfer of any Mortgaged Property which secures, or controlling interests in any Mortgagor under, a Group of Cross-Collateralized Mortgage Loans unless all of the Mortgaged Properties securing, or a controlling interest in all the Mortgagors (if more than one) under, such Group of Cross-Collateralized Mortgage Loans are transferred simultaneously to the same transferee. In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding sentence, the Mortgage Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, may, if consistent with the Servicing Standard, enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it. The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee in writing of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

                  (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                  (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

                  (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property;

then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, but subject to
Section 3.20(a)(iii); provided that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause unless it first (1) shall have provided, at least five Business Days prior to the granting of such waiver or consent, to the Directing Certificateholder and, in the case of the Master Servicer, to the Special Servicer written notice of the matter and a written explanation of the surrounding circumstances, and (2) upon request made within such five Business Day-period, shall have discussed the matter with the Directing Certificateholder and/or, in the case of the Master Servicer, with the Special Servicer; and provided, further, that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause with respect to a Mortgage Loan representing $20,000,000 or more, or 2% or more of the then current principal balance of the Mortgage Pool, until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates (provided, however, that such a confirmation from DCR shall only be required if such principal balance exceeds 2% of the then current principal balance of the Mortgage Pool).

                  (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

                  (d) With respect to a request to the Special Servicer from the Master Servicer for approval for the assumption of a Mortgage Loan that would not require Rating Agency review, the Special Servicer shall notify the Master Servicer of its decision within five Business Days of receiving notice (and all supporting documentation reasonably required by the Special Servicer for its analysis) from the Master Servicer of the Master Servicer's decision to approve the assumption.

                  SECTION 3.09  Realization Upon Defaulted Mortgage Loans.

                  (a) The Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof, if the Special Servicer determines, consistent with the Servicing Standard, that such action would be in the best economic interest of the Trust; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any Hyper-Amortization Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. The Special Servicer shall advance or direct the Master Servicer to advance, as contemplated by Section 3.19(d), all costs and expenses to be incurred on behalf of the Trust in any such proceedings, subject to each of the Master Servicer and the Special Servicer being entitled to reimbursement for any such advance as a Servicing Advance as provided in Section 3.05(a), and further subject to the Special Servicer's being entitled to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. In connection with the foregoing, in the event of a default under any Mortgage Loan or Group of Cross-Collateralized Mortgage Loans that are secured by real properties located in multiple states, and such states include the State of California or another state with a statute, rule or regulation comparable to the State of California's "one action" rule, then the Special Servicer shall consult with Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties (the cost of such consultation to be advanced by the Master Servicer as a Servicing Advance, at the direction of the Special Servicer as contemplated by Section 3.19(d), subject to the Master Servicer being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a)). When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make an offer on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(e) and the results of any Appraisal obtained pursuant to the following sentence or otherwise, all such offers to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of making an offer at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized to have an Appraisal completed with respect to such property (the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a), such Advance to be made at the direction of the Special Servicer when the Appraisal is obtained by the Special Servicer).

                  (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

                  (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of Counsel (the reasonable cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property by the Trust will not cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding or, subject to Section 3.17, cause the imposition of a tax on the Trust under the REMIC Provisions.

                  (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property performed by an Independent Person who regularly conducts Phase I Environmental Assessments and such additional environmental testing, that:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, at the related Net Mortgage Rate immediately prior to the Anticipated Repayment Date)), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of
         Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and/or regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, at the related Net Mortgage Rate immediately prior to the Anticipated Repayment Date)), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property.

         The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a).

                  (d) If the environmental testing contemplated by Section 3.09(c) above establishes that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property, but including the sale of the affected Mortgage Loan) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Trustee in writing of its intention to so release all or a portion of such Mortgaged Property, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall not have objected to such release within 30 days of the Trustee's distributing such notice.

                  (e) The Special Servicer shall provide written reports to the Trustee, the Master Servicer and the Rating Agencies monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied or that any remedial, corrective or other further action contemplated by either such clause is required, in each case until the earliest to occur of
(i) satisfaction of both such conditions and completion of all such remedial, corrective or other further action, (ii) repurchase of the related Mortgage Loan by the Mortgage Loan Seller and (iii) release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall forward copies of all such reports to the Certificateholders upon written request promptly following its receipt thereof. In addition, the Master Servicer will deliver or cause to be delivered to any of the Class F, Class G, Class H, Class J and Class K Certificateholders that shall request a copy of any such written reports and any Phase I Environmental Assessments within 15 days after receipt of such written reports and Phase I Environmental Assessments from the Special Servicer.

                  (f) The Special Servicer shall file the information returns with respect to the receipt of any mortgage interest received in a trade or business, the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action. The Master Servicer, at the direction of the Special Servicer, shall advance the costs incurred in any such deficiency action, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a).

                  (h) The Special Servicer shall maintain accurate records, certified by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and the Rating Agencies no later than the tenth Business Day following such Final Recovery Determination.

                  SECTION 3.10  Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the  payment  in full of any  Mortgage  Loan,  or the receipt by the Master Servicer or Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, shall immediately notify the Trustee and request delivery of the related Mortgage File by delivering thereto a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer of the Master Servicer or Special Servicer, as applicable. Any such Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Upon receipt of such notice and request conforming in all material respects to the provisions hereof, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as
applicable.   No  expenses   incurred  in  connection  with  any  instrument  of
satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

                  (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer or the Special Servicer and receipt therefrom of a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer thereof, the Trustee shall release, or cause any related
Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

                  (c) The Trustee, if requested, shall promptly execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents furnished by the Special Servicer and certified by it as being necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or for any other purpose necessary or advisable in the reasonable, good faith judgment of the Special Servicer; provided, however, that the Special Servicer shall be responsible for the preparation of all such documents and pleadings; and when submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.11 Servicing Compensation; Interest on Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee Regarding Back-up Servicing Advances.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including, without limitation, each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the applicable Master Servicing Fee Rate on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law, and without giving effect to any Additional Interest that may accrue on any Hyper-Amortization Loan after its Anticipated Repayment Date. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of Insurance Proceeds or Liquidation Proceeds, to the extent permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in accordance with the following paragraph, except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement or except as provided in Section 3.22(d). The Master Servicer shall, monthly out of its Master Servicing Fee, pay to any Sub-Servicer retained by the Master Servicer such Sub-Servicer's sub-servicing fee (including, without limitation, any Primary Servicing Fee, if applicable), to the extent such Sub-Servicer is entitled thereto under the applicable Sub-Servicing Agreement.

                  Banc One may, at its option, sell or pledge the rights to the "Transferable Portion" (as hereinafter defined) of its Master Servicing Fee; provided that in the event of any resignation or termination of Banc One (or any successor thereto) as Master Servicer, the rights of Banc One or any transferee of such Transferable Portion shall terminate (except for the right to receive the Excess Portion (as defined below), if any, on any Distribution Date as set forth in the penultimate sentence of this paragraph). In the event of the appointment of a successor Master Servicer, the Trustee shall cooperate with Banc One to attempt to appoint a successor (which may be the Trustee) which, subject to the Trustee's satisfaction as to quality of servicing and the best interests of Certificateholders and the requirements of Article VII of this Agreement, will perform the services of the Master Servicer for payment of an amount (the "Successor Servicer Retained Fee") less than the full Master Servicing Fee expressed as a fixed number of basis points such that the Transferable Portion is reduced only to the extent reasonably necessary (in the sole discretion of the Trustee) to provide market rate compensation (except that the Transferable Portion shall be reduced to zero during any period for which the Trustee serves as successor servicer hereunder by reason of a default by the Master Servicer). If, and only if, the successor Master Servicer shall have so agreed to perform such services for less than the full Master Servicing Fee, then while such successor Master Servicer will be entitled to receive the full Master Servicing Fee, it shall pay the excess of the Transferable Portion (which would otherwise be payable) over the Successor Servicer Retained Fee on each Distribution Date (any such excess, the "Excess Portion") to Banc One or any transferee of the Transferable Portion, as applicable, at such time and to the extent the Master Servicer is entitled to receive payment of the Master Servicing Fees under this Agreement, notwithstanding any termination of Banc One under this Agreement. If the successor Master Servicer shall not have agreed to perform such services for such lesser amount, the rights of Banc One or any transferee to the Transferable Portion shall terminate. The "Transferable Portion" of the Master Servicing Fee is the amount by which the Master Servicing Fee exceeds the sum of (i) the Primary Servicing Fee, (ii) the Standby Fee and
(iii) the amount of the related Master Servicing Fee calculated using a rate of 0.02% per annum.

                  (b) The Master Servicer shall be entitled to receive as additional servicing compensation:

                  (i) Default Charges, assumption fees, modification fees, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan;

                  (ii) amounts collected for checks returned for insufficient funds, to the extent actually paid by a Mortgagor with respect to any Mortgage Loan;

                  (iii) any Prepayment Interest Excesses collected on the Mortgage Loans;

                  (iv) interest or other income earned on deposits in the Certificate Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Certificate Account for each Collection Period); and

                  (v) to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts maintained by the Master Servicer;

provided that with respect to the items of additional servicing compensation set forth in clauses (i), (ii) and (iii) above, the Master Servicer shall, in turn, pay the amounts described therein to the related Sub-Servicer to the extent such Sub-Servicer is entitled thereto under the applicable Sub-Servicing Agreement.

                  The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicer retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, or Servicing Accounts or Reserve Accounts, as applicable, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

                  (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be modified at any time following the Closing Date) and applicable law, and without giving effect to any Additional Interest that may accrue on any Hyper-Amortization Loan after its Anticipated Repayment Date. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

                  As further  compensation  for its  activities  hereunder,  the
Special Servicer shall be entitled to receive the Standby Fee with respect to each Mortgage Loan and each REO Loan. As to each Mortgage Loan and each REO Loan, the Standby Fee shall accrue in the same manner as the Master Servicing Fee from time to time at the Standby Fee Rate on the basis of the same principal amount and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be modified at any time following the Closing Date) and applicable law, and without giving effect to any Additional Interest that may accrue on any Hyper-Amortization Loan after its Anticipated Repayment Date. Standby Fees shall be payable monthly by the Master Servicer on a loan-by-loan basis out of its Master Servicing Fees received with respect to each Mortgage Loan and each REO Loan.

         As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, unless the basis on which such Mortgage Loan became a Corrected Mortgage Loan was the remediation of a circumstance or condition relating to the Mortgage Loan Seller's obligation to repurchase such Mortgage Loan pursuant to Section 2.03, in which case, if such Mortgage Loan is repurchased within the 90-day period (or, if an additional 90-day extension is permitted under Section 2.03(a), 180-day period) described in Section 2.03(a), no Workout Fee will be payable from or based upon the receipt of, any Purchase Price paid by the Mortgage Loan Seller in satisfaction of such repurchase obligation. Furthermore, no Workout Fees will be payable from or based upon the receipt of any Liquidation Proceeds paid by any Majority Certificateholder of the Controlling Class or the Master Servicer in connection with the purchase of all the Mortgage Loans and any REO Properties in the Trust Fund pursuant to
Section 9.01 hereof. As to each Corrected Mortgage Loan, subject to the exceptions provided for in the two preceding sentences, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Default Interest and, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Additional Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with clause (ii) of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Mortgage Loan ceases to be payable in accordance with the preceding sentence.

                  As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff from the related Mortgagor or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Special Servicer
pursuant to Section 3.18, by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 3.18 or Section 9.01, or by the Mortgage Loan Seller pursuant to Section 2.03 within 90 days (or, if an additional 90-day extension is permitted, 180 days) of its discovery or notice of the breach or Document Defect that gave rise to the repurchase obligation, and other than in connection with the condemnation or other governmental taking of a Mortgaged Property or REO Property). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff and/or Liquidation Proceeds (excluding any portion of such payoff and/or proceeds that represents accrued but unpaid Additional Interest with respect to a Hyper-Amortization Loan after its Anticipated Repayment Date or accrued but unpaid Default Interest); provided that no Liquidation Fee will be payable with respect to any such Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan; and provided, further, that (without limiting the Special Servicer's right to any Workout Fee that is properly payable therefrom), no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph or in connection with a condemnation or other governmental taking of a Mortgaged Property or REO Property.

                  Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds on or with respect to such Mortgage Loan.

                  The Special Servicer's right to receive the Special Servicing Fee, the Standby Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

                  (d) The Special Servicer shall be entitled to receive as additional special servicing compensation:

                  (i) (A) to the extent allocable to the period when any Mortgage Loan is a Specially Serviced Mortgage Loan or to the extent allocable to an REO Loan, any Net Default Charges actually collected on such Mortgage Loan or REO Loan, as the case may be, and (B) assumption fees, modification fees, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums) actually collected on or with respect to Specially Serviced Mortgage Loans or REO Loans; and

                  (ii) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

                  To the extent the amounts described in clause (i)(B) of the preceding paragraph are collected by the Master Servicer, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Certificate Account pursuant to Section 3.04(a). Additional servicing compensation to which the Master Servicer (or, if so provided by the applicable Sub-Servicing Agreement, any Sub-Servicer retained thereby) is entitled pursuant to Section 3.11(b) in the form of assumption fees, modification fees, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums) collected by the Special Servicer on Mortgage Loans that are not Specially Serviced Mortgage Loans or REO Loans, or in the form of amounts collected for checks returned for insufficient funds with respect to any Mortgage Loans (including, without limitation, Specially Serviced Mortgage Loans), shall be paid promptly to the Master Servicer by the Special Servicer.

                  The Special  Servicer  shall be required to pay out of its own funds all overhead, general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account and the Master Servicer is not required to advance such expenses at the direction of the Special Servicer, and the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

                  (e) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure, as applicable, to the Master Servicer and/or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer within one Business Day after such notice then (subject to Section 3.11(g) below), the Trustee shall make such Servicing Advance. Any failure by the Master Servicer or the Special Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer or the Special Servicer, as the case may be, subject to and as provided in Section 7.01(a).

                  (f) As and to the extent permitted by Section 3.05(a), the Master Servicer, the Special Servicer (to the extent it has not already been reimbursed for any such Servicing Advance by the Master Servicer) and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (out of its own funds) for so long as such Servicing Advance is outstanding, and such interest will be paid: first, out of any Default Charges collected on or in respect of the related Mortgage Loan during, and allocable to, the period, if any, that it was a Specially Serviced Mortgage Loan or an REO Loan; and second, at any time coinciding with or following the reimbursement of such Servicing Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account. As and to the extent provided in Sections 3.03(a) and 3.05(a), the Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate, for any Servicing Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account or a Servicing Account.

                  (g) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance (including, without limitation, an Emergency Advance) that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. In addition, Nonrecoverable Servicing Advances shall be reimbursable pursuant to Section 3.05(a)(vii) out of general collections on the Mortgage Pool on deposit in the Certificate Account. The determination by the Master Servicer, the Special Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby), the Depositor and the Rating Agencies, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineers' reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of a Servicing Advance, obtain an Appraisal for such purpose at the expense of the Trust. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

                  (h) Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any information that the Master Servicer or the Special Servicer may have obtained that supports such determination.

                  SECTION 3.12  Inspections; Collection of Financial Statements.

                  (a) Commencing in 2000, the Master Servicer or, in the case of any inspection required to be performed 60 days after delinquency, the Special Servicer, shall, at its own cost and expense, inspect or cause the inspection of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then current balance greater than $2,000,000, at least once every year) and 60 days after delinquency, provided that at least 50% of the Mortgaged Properties (by both number and aggregate Stated Principal Balances of the related Mortgage Loans) will be inspected each year by the Master Servicer (or an entity employed by the Master Servicer for such purpose) or, in accordance with the second succeeding sentence, by the Special Servicer. The Master Servicer shall be responsible for such inspections only in respect of (i) Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) Corrected Mortgage Loans. The Special Servicer, subject to statutory limitations or limitations set forth in the related Mortgage Loan documents, shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the servicing of the related Mortgage Loan is transferred thereto pursuant to Section 3.21(a) and annually thereafter so long as it is a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each prepare or cause to be prepared as soon as reasonably possible a written report of each such inspection performed or caused to be performed thereby detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (ii) any abandonment of the Mortgaged Property, (iii) any change in the condition or value of the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection,
(iv) any waste on or deferred maintenance in respect of the Mortgaged Property that is evident from such inspection or (v) any capital improvements made that are evident from such inspection. The Master Servicer and Special Servicer each shall, within 10 days of the preparation thereof, deliver to the Trustee, the Directing Certificateholder, the Rating Agencies, each other and, upon request of a Class F, Class G, Class H, Class J and Class K Certificateholder, such Holder, a copy of (and, upon request by any such Person, shall promptly discuss therewith the contents of) each such written report prepared or caused to be prepared by or on behalf of it. Furthermore, the Master Servicer shall obtain (and shall deliver to the requesting party and the Trustee) such additional information with respect to the matters addressed in such written report as the Special Servicer, and/or the Directing Certificateholder, may reasonably request and shall cooperate with and reasonably assist the Special Servicer in making direct inquiries with any Mortgagor to the extent any such direct inquiry by the Special Servicer would not violate the terms of any applicable Sub-Servicing Agreement; provided that if the Special Servicer or any such Certificateholder shall desire such an inquiry to be made of a Mortgagor, and if the subject Mortgage Loan is then being primary serviced by a Sub-Servicer, then the Master Servicer shall in each instance (regardless of whether such Mortgage Loan was originated by such Sub-Servicer), unless otherwise agreed by such Sub-Servicer, first request that such Sub-Servicer make such inquiry (and the Master Servicer or the Special Servicer may contact such Mortgagor directly in such instance if such request has been so made to such Sub-Servicer and the requested information has not thereafter been obtained by such Sub-Servicer within a reasonable time). The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners (which prospective Certificateholders and Certificate Owners have been certified to it as such by a Certificateholder or a Certificate Owner), in accordance with Section 8.12(b), copies of all the written reports delivered to it pursuant to this Section
3.12(a) and, if and to the extent delivered to it in a written or electronic format, the related additional information referred to in the preceding sentence. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(a), the Trustee shall have no obligation to confirm that inspections of the Mortgaged Properties are being performed in accordance with this Section 3.12(a). The preceding sentence notwithstanding, in the event the Trustee has received, as of December 31 of any calendar year, inspection reports with respect to less than 50% of the Mortgaged Properties as set forth in the first sentence of this Section 3.12(a), the Trustee shall notify the Master Servicer of such fact in writing on or before January 31 of the immediately succeeding calendar year. The notice provided by the Trustee to the Master Servicer of the deficiency in the number of inspection reports provided to the Trustee, shall constitute notice "requiring the same to be remedied" within the meaning of Section 7.01(a)(vi) hereof and shall so state on its face. If the Master Servicer does not provide satisfactory evidence (which shall include the presentation of the required reports) of the performance of the number of inspections required pursuant to the first sentence of this Section 3.12(a) within 30 days of such notice, the Master Servicer shall be deemed to have failed duly to observe and perform in all material respects its covenants and agreements set forth in this Section 3.12(a).

                  (b) The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Properties, and the Master Servicer, in the case of all other Mortgage Loans, shall make reasonable efforts to collect or otherwise obtain promptly (from the related Mortgagor in the case of a Mortgage
Loan) annual and quarterly operating statements and rent rolls of the related Mortgaged Property or REO Property (and financial statements of the related Mortgagor in the case of a Mortgage Loan), whether or not delivery of such items is required pursuant to the terms of the related Mortgage. The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Properties, and the Master Servicer, in the case of all other Mortgage Loans, shall promptly: (i) review all such items as may be collected; (ii) subject to Section 4.02(b), prepare written reports based on such reviews identifying the revenues, expenses, Net Operating Income and Debt Service Coverage Ratios for the related Mortgage Loans and REO Loans and any extraordinary increases or decreases in expenses or revenues associated with the related Mortgaged Properties and REO Properties; (iii) deliver copies of the collected items, and subject to Section 4.02(b), prepare the written reports prepared in respect thereof, to the Trustee, the Directing Certificateholder, the Rating Agencies, each other and, upon request of a Class F, Class G, Class H, Class J and Class K Certificateholder, such Holder, in each case within 15 days of its receipt or preparation pursuant to Section 4.02(b), as applicable (it being understood and agreed that with respect to Mortgage Loans (including, without limitation, Specially Serviced Mortgage Loans) that are primary serviced by a Sub-Servicer, such collected items shall be deemed to have been received by the Master Servicer or the Special Servicer, as the case may be, at the same time they are received by the applicable Sub-Servicer); and (iv) promptly upon the request of any Person referred in the immediately preceding clause (iii), to discuss therewith the contents of the collected items and the written reports referred to in the immediately preceding clause (iii). Furthermore, the Master Servicer shall obtain (and shall deliver to the requesting party and the Trustee) such additional information with respect to the matters addressed in the collected items and written reports referred to above as the Special Servicer, and/or the Directing Certificateholder, and/or a Class F, Class G, Class H, Class J and Class K Certificateholder, may reasonably request and shall cooperate with and reasonably assist the Special Servicer in making direct inquiries with any Mortgagor to the extent any such direct inquiry by the Special Servicer would not violate the terms of any applicable Sub-Servicing Agreement; provided that if the Special Servicer or any such Certificateholder shall desire such an inquiry to be made of a Mortgagor, and if the subject Mortgage Loan is then being primary serviced by a Sub-Servicer, then the Master Servicer shall in each instance (regardless of whether such Mortgage Loan was originated by such Sub-Servicer), unless otherwise agreed by such Sub-Servicer, first request that such Sub-Servicer make such inquiry (and the Master Servicer or the Special Servicer may contact such Mortgagor directly in such instance if such request has been so made to such Sub-Servicer and the requested information has not thereafter been obtained by such Sub-Servicer within a reasonable time). The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners (which prospective Certificateholders and Certificate Owners have been certified to it as such by a Certificateholder or a Certificate Owner), in accordance with Section 8.12(b), copies of all the written reports delivered to it pursuant to this Section 3.12(b) and, if and to the extent delivered to it in written or electronic format, the related additional information referred to in the preceding sentence. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(b), the Trustee shall have no obligation to confirm that the Master Servicer or the Special Servicer has or is attempting to collect any of the items described above in this Section 3.12(b).

                  SECTION 3.13 Annual Statement as to Compliance.

                  Each of the Master Servicer and the Special Servicer will deliver to the Trustee and the Rating Agencies, and, upon request of a Class F, Class G, Class H, Class J and Class K Certificateholder, such Holder, with a copy to the Depositor, on or before April 30 of each year, beginning April 30, 2000, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year, and of its performance under this Agreement during such calendar year, has been made under the signing officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has in all material respects fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification or status as a REMIC of, or otherwise asserting a tax (other than ad valorem real property taxes or other similar taxes on REO Property) on the income or assets of, any portion of the Trust Fund from the Internal Revenue Service or from any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The signing officer shall have no personal liability with respect to the content of any such statement, and the Master Servicer or the Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

                  The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any Officer's Certificate delivered pursuant to this Section 3.13 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

                  SECTION 3.14  Reports by Independent Public Accountants.

                  On or before April 30 of each year, beginning April 30, 2000 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor, the Trustee, the Rating Agencies, the Directing Certificateholder and, upon request of a Class F, Class G, Class H, Class J and Class K Certificateholder, such Holder, to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or the Special Servicer's, as the case may be, servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or the Special Servicer's, as the case may be, duties hereunder until the end of such preceding calendar year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers require it to report, in which case such exceptions and errors shall be so reported. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. If the Depositor notifies the Trustee, the Master Servicer and the Special Servicer on or before March 1 of any year that such statements are required to be filed with the Commission as part of the Form 10-K for the Trust covering the prior calendar year, each of the Master Servicer and the Special Servicer shall deliver such statement in respect of it by March 15 of such year.

                  The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

                  SECTION 3.15  Access to Certain Information.

                  Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the other such party, the Depositor, the Trustee and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans and the other assets of the Trust Fund that are within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

                  SECTION 3.16  Title to REO Property; REO Account.

                  (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer shall sell any REO Property by the end of the third calendar year beginning after the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year beginning after the year in which such acquisition occurred, will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such period longer than three years following the year that such property was acquired, as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any reasonable expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust payable out of the Certificate Account pursuant to Section 3.05(a). Any REO Extension shall be requested by the Special Servicer no later than 60 days before the end of the third calendar year following the year in which the Trust acquired ownership of the related REO Property.

                  (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested only in Permitted Investments in accordance with
Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

                  (c) The Special  Servicer  shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

                  (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

                  SECTION 3.17 Management of REO Property.

                  (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment). Subject to this Section 3.17, the Special Servicer may earn "net income from foreclosure property" within the meaning of Code Section 860G(d) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the second Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property, if applicable; and

                  (iv) all costs and expenses necessary to maintain and lease such REO Property.

         To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Special Servicer shall, subject to Section 3.19(d), direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(g)) the Special Servicer or the Master Servicer determines, in its reasonable, good faith judgment, that such payment would be a Nonrecoverable Servicing Advance.

                  (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

                  (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
         Section 856(e)(4)(B) of the Code; or

                  (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

                  (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

                  (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

                  (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                  (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

              The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

                  (d) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).


                  SECTION 3.18  Sale of Mortgage Loans and REO Properties.

                  (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01.

                  (b) If the Special Servicer has determined, in its good faith and reasonable judgment, that any Defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding, and that the sale of such Mortgage Loan under the circumstances provided in this Section 3.18(b) or in
Section 3.18(c) is in accordance with the Servicing Standard, the Special Servicer shall promptly so notify in writing the Trustee, the Master Servicer and each Rating Agency, and the Trustee shall, within 10 days after receipt of such notice, notify all the Certificateholders of the Controlling Class. The Majority Certificateholder of the Controlling Class may at its option purchase from the Trust, at a price equal to the applicable Purchase Price, any such Defaulted Mortgage Loan. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Certificateholder(s) effecting such purchase (or any designee thereof) ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or any designee thereof).

                  (c) If the Majority Certificateholder of the Controlling Class has not purchased any Defaulted Mortgage Loan described in the first sentence of
Section 3.18(b) within 15 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Special Servicer or, subject to the Special Servicer's prior rights in such regard, the Master Servicer may at its option purchase such Mortgage Loan from the Trust, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

                  (d) The Special Servicer may offer to sell or otherwise realize upon any Defaulted Mortgage Loan not otherwise purchased pursuant to
Section 3.18(b) or Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title, loan status, condition and similar customary matters, if liability for breach thereof is limited to recourse against the Trust) for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer shall accept the highest cash offer received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any offer determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09 and, otherwise, in accordance with the Servicing Standard.

                  The Special Servicer shall use its best efforts to solicit offers for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple offers are received contemporaneously, highest) cash offer received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless of from whom received.

                  The Special Servicer shall give the Trustee and the Master Servicer not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit an offer to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its respective Affiliates may make an offer for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

                  (e) Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of
Section 3.18(d), shall be determined by the Special Servicer or, if such cash offer is from an Interested Person, by the Trustee. In determining whether any offer received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12-month period or, in the absence of any such Appraisal, on a narrative appraisal prepared by a Qualified Appraiser, retained by the Special Servicer. Such appraiser shall be selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is making an offer with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Trustee if the Special Servicer or an Affiliate thereof is making such an offer. The cost of any such narrative appraisal shall be advanced by the Master Servicer, at the direction of the Special Servicer, and shall constitute a Servicing Advance. When any Interested Person is among those making an offer with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all offers be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offered amount. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). Notwithstanding the other provisions of this Section 3.18, no cash offer from any Interested Person or any Affiliate thereof in an amount less than the related Purchase Price shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such offer is the highest cash offer received and at least two additional offers (not including the offers of Interested Persons or any Affiliates thereof) have been received from Independent third parties reflecting prices less than the related Purchase Price. The Purchase Price for any Defaulted Mortgage Loan or REO Property shall in all cases be deemed a fair price.

                  (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust (except such recourse imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                  (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless, as evidenced by an Opinion of Counsel, changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (h)  Notwithstanding  any of the foregoing  paragraphs of this
Section 3.18, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower offer are more favorable).

                  SECTION 3.19 Additional Obligations of the Master Servicer and the Special Servicer.

                  (a) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or Certificate Owner or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files; provided that, if the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Trustee as part of the reports to be delivered to the Trustee by the Master Servicer pursuant to Section 4.02(b), and until the Trustee has either disclosed such information to all Certificateholders in a Distribution Date Statement or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Mortgage Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by the provisions of any related Mortgage Loan documents. Except as set forth in the provisos to the preceding sentence, copies of all or any portion of any Servicing File are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing such service (other than with respect to the Rating Agencies). The Special Servicer shall, as to each Specially Serviced Mortgage Loan and REO Property, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(a) solely by reason of the Special Servicer's failure to do so.

                  In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, unless the Depositor directs otherwise, (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(a).

                  (b) Within 60 days (or within such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain the Appraisal referred to below) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the 60th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the Mortgagor under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and
(v) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan and any related REO Loan, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Loan"), the Special Servicer shall obtain an Appraisal of the related Mortgaged Property; unless an Appraisal thereof had previously been received within the prior twelve months. The cost of such Appraisal shall be advanced by the Master Servicer, subject to Section 3.19(d), such Advance to be made at the direction of the Special Servicer when the Appraisal is received by the Special Servicer. For purposes of this Section 3.19(b), an Appraisal may, in the case of any Mortgage Loan with an outstanding principal balance of less than $2,000,000 only, consist solely of an internal valuation performed by the Special Servicer.

                  With respect to each Required Appraisal Loan (unless such loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during such twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which shall be advanced by the Master Servicer as a Servicing Advance at the direction of the Special Servicer, subject to Section 3.19(d)). Based upon such Appraisal, the Special Servicer shall redetermine and report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such loan.

                  (c) The Master Servicer and the Special Servicer shall each deliver to the other and to the Trustee (for inclusion in the Mortgage File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property. Upon the request of any Rating Agency or any Class F, Class G, Class H, Class J and Class K Certificateholder, the Master Servicer and the Special Servicer shall each deliver copies of any of the items delivered pursuant to the preceding sentence to such requesting Person.

                  (d) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, to reimburse the Special Servicer for any Servicing Advances made by the Special Servicer, but not previously reimbursed (whether pursuant to
Section 3.05(a), this Section 3.19(d) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(d), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

                  Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) preceding), and shall use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Servicing Advance, such request to be made in writing and in a timely manner that does not materially and adversely affect the interests of any Certificateholder and at least five Business Days prior to the date on which failure to make such Servicing Advance would (with notice from the Trustee regardless of whether such notice is actually received) constitute an Event of Default pursuant to Section 7.01(a)(v); provided, however, that the Special Servicer shall have an obligation to make any Emergency Advance or any other Servicing Advance with respect to which it would, under the circumstances, be inconsistent with the Servicing Standard for the Special Servicer to request that the Master Servicer make such Servicing Advance (in lieu of making such Servicing Advance itself and seeking reimbursement therefor as provided herein); and provided, further, that the Special Servicer shall, with respect to Specially Serviced Mortgage Loans and REO Properties, make any Servicing Advance that it fails to timely request the Master Servicer to make. The Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within five Business Days of the Master Servicer's receipt of such request and such information and documents as are reasonably necessary for the Master Servicer to make such Servicing Advance. Subject to the foregoing, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance), other than an Emergency Advance or any other Servicing Advance with respect to which it would, under the circumstances, be inconsistent with the Servicing Standard for the Special Servicer to request that the Master Servicer make such Servicing Advance (in lieu of making such Servicing Advance itself and seeking reimbursement therefor as provided herein). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

                  Notwithstanding the foregoing provisions of this Section 3.19(d) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to reimburse it for or make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

                  (e) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of
(i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan, calculated at 0.02% per annum, together with the aggregate Prepayment Interest Excesses received during such Collection Period.

                  (f) Except under the same circumstances that it would be permitted to waive a prepayment lockout provision in the subject Mortgage Loan pursuant to Section 3.20(a), neither the Master Servicer nor the Special Servicer shall consent to any Mortgagor's prepaying its Mortgage Loan, partially or in its entirety, if the Mortgagor would be prohibited from doing so without such consent.

                  (g) The Master Servicer shall not exercise any discretionary right it has with respect to any Mortgage Loan pursuant to the related Mortgage Note or Mortgage to apply any amounts maintained as an escrow or reserve to the principal balance of such Mortgage Loan except in the case of a default thereunder.

                  SECTION 3.20  Modifications, Waivers, Amendments and Consents.

                   (a) The Master Servicer (as to non-Specially Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans, and as to consents to actions of the Master Servicer) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest (including, without limitation, Default Interest and Additional Interest) on and principal of, forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder (except that any assumption with respect to a Mortgage Loan serviced and administered by the Master Servicer must also be consented to by the Special Servicer, which consent shall not be unreasonably withheld), without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

                  (i) other than as  expressly  provided  in Section  3.02 (with respect to Default Charges), Section 3.08 (with respect to due-on-sale and due-on-encumbrance clauses) and Section 3.20(f) (with respect to Additional Interest), neither the Master Servicer nor the Special Servicer shall agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan it is required to service and administer hereunder that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, materially alter the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon or, to the extent required by the REMIC Provisions, materially increase, substitute or otherwise alter the collateral for the Mortgage Loan (other than the alteration or construction of improvements thereon) or any guarantee or credit enhancement contract with respect thereto (other than the substitution of a similar commercially available credit enhancement contract); provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, the related Net Mortgage Rate in effect immediately prior to such Anticipated Repayment Date)), than would liquidation;

                  (ii) the Special Servicer may not, in connection with any particular extension, extend the maturity date of any Specially Serviced Mortgage Loan beyond the date which is two years prior to the Rated Final Distribution Date, or beyond the date which is 10 years prior to the expiration date of any related Ground Lease;

                  (iii) unless the proviso in Section 3.20(a)(i) above applies, neither the Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of, referenced in this Section 3.20(a) or in Sections 3.08 or 3.20(f) with respect to, any Mortgage Loan not otherwise permitted by this Section 3.20(a) or in Sections 3.08 or 3.20(f) that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Master Servicer nor the Special Servicer shall be liable for decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on Opinions of Counsel in making such decisions);

                  (iv) neither the Master Servicer nor the Special Servicer shall permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan, which additional or substitute collateral constitutes real property, unless (A) the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I Environmental Assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate) prepared by an Independent Person who regularly conducts Phase I Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) in the case of substitutions of collateral only, the Master Servicer or the Special Servicer, as the case may be, have obtained written confirmation from each Rating Agency that such substitution will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates;

                  (v) neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan (including, without limitation, as part of a substitution of collateral),  except  in  connection  with  a  payment  in  full  or  a defeasance pursuant to the terms of the related Mortgage Loan or, subject to the other provisions of this Section 3.20, a discounted payoff of such Mortgage Loan, or except as provided in Section 3.09(d), or except where Section 3.20(a)(iii) applies and the Rating Agencies have been notified in writing and (A) either (1) the use of the collateral to be released will not, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to, or a delivery of substitute collateral with an appraised value at least equal to, the appraised value of the collateral to be released, (B) the remaining Mortgaged Property and any substitute collateral is, in the Master Servicer's or Special
         Servicer's, as the case may be, good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (C) if the collateral that is being released has an Appraised Value in excess of $3,000,000, or if any substitution of collateral is to be made, the Rating Agencies have each confirmed in writing that such release and/or substitution would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by Moody's, DCR and/or S&P, as applicable, to any Class of Certificates; and

                  (vi) Except to the extent the Special Servicer determines that a modification, waiver or amendment is required for the best interests of all Certificateholders in accordance with the Servicing Standard, the Special Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other actions referenced in this Section 3.20(a), with respect to any Specially Serviced Mortgage Loan if such action would not be generally consistent with the Asset Status Report approved by the Directing Certificateholder or the Certificateholders, as applicable, in accordance with Section 3.21, unless it shall have proposed such action to the Directing
         Certificateholder in the same manner as the Asset Status Report as provided in the second paragraph of Section 3.21(d).

provided that (1) the limitations, conditions and restrictions set forth in clauses (i), (ii), (iv), (v) and (vi) above shall not apply to any of the acts referenced in this Section 3.20(a) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulations Section
1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date, and (2) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. With respect to a request to the Special Servicer from the Master Servicer for approval for a modification, waiver or consent with respect to a Mortgage Loan that would not require Rating Agency review, the Special Servicer shall notify the Master Servicer of its decision within five Business Days of receiving notice (and all supporting documentation reasonably required by the Special Servicer for its analysis) from the Master Servicer of the Master Servicer's decision to approve the modification, wavier or consent.

                  (b) The Special Servicer shall have no liability to the Trust, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and the Special Servicer has complied with the Servicing Standard in ascertaining the pertinent facts. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Trustee. The Special Servicer shall include with any such Officer's Certificate the appraisals and other supporting documentation forming the basis for its conclusion.

                  (c) Any  payment of  interest  which is  deferred  pursuant to
Section 3.20(a) shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

                  (d) The Master Servicer (as to non-Specially Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans, and as to consents of actions of the Master Servicer) each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable fee relating to such consent, modification, waiver or indulgence (not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

                  (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to the preceding subsections of this Section 3.20 shall be in writing. Each of the Master Servicer and the Special Servicer shall notify the other such party and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section
3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause
(i) of Section 3.20(a).

                  (f) With respect to any Hyper-Amortization Loan after its Anticipated Repayment Date, the Master Servicer (or, if the Hyper-Amortization Loan is a Specially Serviced Mortgage Loan, the Special Servicer) shall be permitted, in its discretion, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any accrued
Additional Interest if, prior to the related maturity date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Additional Interest; provided, that the Master Servicer's (or, if the Hyper-Amortization Loan is a Specially Serviced Mortgage Loan, the Special Servicer's) determination to waive the right to such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in effect immediately prior to the related Anticipated Repayment Date) than a refusal to waive the right to such Additional Interest; provided further, that such waiver shall not be effective prior to the tender of such prepayment in full and such Additional Interest shall remain due if such tender does not occur. The Master Servicer (or, if the Hyper-Amortization Loan is a Specially Serviced Mortgage Loan, the Special Servicer) will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria.

                  SECTION 3.21   Transfer  of  Servicing   Between
                                 Master  Servicer  and Special  Servicer;
                                 Record Keeping; Asset Status Report.

                  (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the occurrence of each related
Servicing  Transfer  Event.  The Master  Servicer shall deliver to each Class F,
Class G, Class H, Class J and Class K Certificateholders that shall have requested a copy of any such notice a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section.

                  Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

                  Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Master Servicer shall establish reasonable procedures as to the application of Special Servicer receipts and tendered payments, and the Special Servicer shall have the exclusive responsibility for and authority over all contacts (including billing and collection) with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.

                  Also notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at any time that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Group.

                  (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee the originals, and to the Master Servicer copies, of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

                  (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

                  (d) No later than thirty (30) days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Master Servicer, the Trustee and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                  (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

                  (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 3.09(c)), consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

                  (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

                  (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

                  (v) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof; and

                  (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

                  If within ten (10) Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies, the Trustee and the Master Servicer a new Asset Status Report as soon as practicable, but no later than thirty (30) days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) shall, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. Upon making such determination in clause (ii) of the immediately preceding sentence, the Special Servicer may request a vote by all Certificateholders, but shall in any event take the recommended action after making such determination. To accomplish such vote, the Special Servicer shall notify the Trustee of such request and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within five (5) days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same; provided, however, that the Special Servicer shall in any event take such action as it shall determine to be in the best interest of all the Certificateholders pursuant to the Servicing Standard. If the Asset Status Report is rejected by the Certificateholders, the Special Servicer shall revise such Asset Status Report as described in this
Section 3.21(d). The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

                  The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

                  No direction of the Directing Certificateholder shall (A) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each REMIC, or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement.

                  SECTION 3.22 Sub-Servicing Agreements.

                  (a) The Master Servicer and, with the consent of the Depositor, the Special Servicer, may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, subject to the provisions of Section 3.22(d), terminate such rights and obligations, in either case without payment of any fee except as set forth in Section 3.22(d); (iii) in the case of a
Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that such agreement shall be suspended with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (but only until such time as such Mortgage Loan becomes a Corrected Mortgage Loan) and, except as set forth in Section 3.22(d), the Sub-Servicer shall not receive or accrue an entitlement to any sub-servicing compensation in respect of a Specially Serviced Mortgage Loan or an REO Loan;
(iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan; and
(v) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, provides that the related Sub-Servicer shall comply with all reasonable requests for additional information made by the Master Servicer and, further, provides that the failure of the related Sub-Servicer to furnish the Master Servicer on a timely basis with any required reports, statements or other information, including without limitation, the reports referred to in Section 3.12, either (A) shall permit the Master Servicer to make necessary inquiries of the related borrower directly or (B) shall (subject to a cure period not to exceed 60 days) constitute an event of default thereunder for which the Master Servicer may terminate such Sub-Servicer without payment of any termination fee (it being understood that notwithstanding anything to the contrary in this clause (v), the obligations of a Sub-Servicer in respect of the second sentence of Section 3.12(b) hereof may be limited to the provision of reports as agreed between the Master Servicer and such Sub-Servicer and response to reasonable inquiries from the Master Servicer with respect thereto). References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) and/or Section 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents; provided that the foregoing requirements set forth in this sentence shall not apply in the case of the Sub-Servicing Agreements in effect as of the Closing Date that are listed on Schedule II hereto or in the case of the Sub-Servicers thereunder.

                  (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans it is to service are situated, if and to the extent required by applicable law, and (ii) to the extent subservicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

                  (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust) each monitor the performance and enforce the obligations of its Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the terms of this Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Promptly upon becoming aware of a default under any Sub-Servicing Agreement to which it is a party, the Master Servicer or the Special Servicer, as the case may be, shall notify the other such party and the Trustee, and each Class F, Class G, Class H, Class J and Class K Certificateholder that shall have requested notice of any such default.

                  (d) With respect to the Sub-Servicing Agreements in effect as of the Closing Date that are listed on Schedule II hereto, the initial Master Servicer hereby agrees that it shall not, in its capacity as Master Servicer, terminate any Sub-Servicer thereunder without cause. In the event of the resignation, removal or other termination of the initial Master Servicer (or any successor Master Servicer) hereunder for any reason, the successor to the initial Master Servicer (or to such successor Master Servicer) shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination
(i) to assume the rights and obligations of the predecessor Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee), (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer and on such terms as the new Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the new Master Servicer) or (iii) to terminate such Sub-Servicing Agreement without cause, provided that no Sub-Servicer may be terminated without cause unless it receives Sub-Servicer Termination Compensation. For purposes hereof, a Sub-Servicer shall receive "Sub-Servicer Termination Compensation" if any successor Master Servicer elects to terminate such Sub-Servicer without cause, in which case either of the following shall occur: (i) such successor Master Servicer shall pay to such Sub-Servicer a fee (a "Sub-Servicer Termination Fee") in an amount equal to two times the product of (A) the Primary Servicing Fee Rate in effect under such Sub-Servicing Agreement at the time of such Sub-Servicer's termination and (B) the then-current outstanding principal balance of the Mortgage Loans serviced by such Sub-Servicer or (ii) such successor Master Servicer shall agree to pay such Sub-Servicer an interest-only strip (the "Termination Strip") out of its related Master Servicing Fees for each Mortgage Loan serviced by such Sub-Servicer at the time of such Sub-Servicer's termination (such strip to be calculated in the same manner as the related Master Servicing Fees, but at a per annum rate equal to the applicable Primary Servicing Fee Rate minus 0.04%). Any subsequent successor Master Servicer shall be obligated to pay any such Termination Strip agreed to by a predecessor Master Servicer. Nothing in the foregoing provisions of this Section 3.22(d) shall limit the ability of the initial or a successor Master Servicer to terminate a Sub-Servicer at any time for cause; provided, however, that the parties hereto understand and agree that the refusal or failure of a Sub-Servicer to enter into or continue negotiations with a successor Master Servicer concerning a new Sub-Servicing Agreement shall not constitute cause for termination. It shall be the corporate obligation (not reimbursable by the Trust or any of the other parties to this Agreement) of the Person, who as successor Master Servicer, terminates any Sub-Servicer without cause, and of its successors and assigns in such capacity (to the extent contemplated by the second preceding sentence), to pay Sub-Servicer Termination Compensation to such terminated Sub-Servicer. References in this Section 3.22(d) to Master Servicer, successor Master Servicer or subsequent successor Master Servicer shall mean the Trustee, if it is then Master Servicer, successor Master Servicer or subsequent Master Servicer pursuant to the operation of Section 7.02.

                  (e) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing
Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

                  (f) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible.

                  SECTION 3.23 Designation of Special Servicer by the Majority Certificateholder of the Controlling Class.

                  The Majority Certificateholder of the Controlling Class may at
any time and from time to time replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Majority Certificateholder shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to the approval of the Trustee, which approval shall not be unreasonably withheld. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the Trustee approves the designated Person (based upon the servicing qualifications and financial condition of such designated Person) as a replacement Special Servicer, which approval shall not be unreasonably withheld, the designated Person shall become the Special
Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings assigned by such Rating Agency to the respective Classes of the Certificates would be downgraded, qualified (if applicable) or withdrawn as a result thereof;
(ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or at the expense of the Majority Certificateholder that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the terminated Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if it was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter received on the Corrected Mortgage Loans (but only if and to the extent permitted by Section 3.11(c)), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties.

                  SECTION 3.24  Confidentiality.

                  The Master Servicer and the Special Servicer shall each keep confidential and shall not disclose to any Person other than each other, the Depositor, the Trustee and the Rating Agencies, without the related Sub-Servicer's prior written consent, any information which it obtains in its capacity as Master Servicer or Special Servicer with regard to the Sub-Servicer (other than the name of the Sub-Servicer) or the Mortgage Loans or any related Mortgagor including, without limitation, credit information with respect to any such Mortgagor (collectively, "Confidential Information"), except (i) to the extent that it is appropriate for the Master Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental authorities,
(ii) to the extent  required by this Agreement or any  Sub-Servicing  Agreement,
(iii) to the extent such information is otherwise publicly available, (iv) to the extent such disclosure is required by law or (v) to the extent such information is required to be delivered to third parties (including, without limitation, property inspectors, tax service companies, insurance carriers, and data systems vendors) in connection with the performance of the Master Servicer's or the Special Servicer's obligations hereunder. For purposes of this paragraph, the terms "Master Servicer" and "Special Servicer" shall mean the divisions or departments of such corporate entities involved in providing services hereunder and their respective officers, directors and employees, and shall not include any other divisions or departments, or any Affiliates, of the Master Servicer or Special Servicer (including without limitation any investor in any of the Certificates and any such division, department or Affiliate engaged in the origination of, or investment in, commercial or multifamily mortgage loans), all of which shall be regarded as Persons not entitled to Confidential Information. Notwithstanding anything in this Section 3.24 to the contrary, the Master Servicer, and any Sub-Servicer with the prior written permission of the Master Servicer, may disseminate general statistical information relating to the Mortgage Loan portfolio being serviced (as to any Sub-Servicer, limited to its own subserviced portfolio), so long as no Mortgagors are identified.

                  SECTION 3.25 No Solicitation of Prepayments.

                  Neither the Master Servicer nor the Special Servicer shall solicit or permit any Affiliate to solicit, either directly or indirectly, prepayments from any Mortgagors under the Mortgage Loans; provided however, that the foregoing restriction shall not be interpreted to prohibit such solicitation by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer if such solicitation occurs incidentally in the normal course of business and such solicitation is not conducted, in whole or in part, (i) by an individual engaged at any time in activities relating to the servicing of Mortgage Loans or (ii) based upon or otherwise with the benefit of any information obtained by or through the Master Servicer or Special Servicer or from documentation relating to the Certificates, including without limitation any listing of the Mortgage Loans or related Mortgagors or Mortgaged Properties. Each Sub-Servicing Agreement shall contain a provision identical to the foregoing with respect to the related Sub-Servicer.

                  SECTION 3.26 Certain Matters with Respect to Loans Permitting Defeasance, Franchise Loans and Certain Loans Permitting Additional Debt.

                  (a) With respect to each Mortgage Loan as to which the Master Servicer shall have the discretion pursuant to the terms thereof to require the related Mortgagor to post defeasance collateral in lieu of making a permitted prepayment, the Master Servicer shall so require defeasance, provided such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8).

                  (b) The Master Servicer shall enforce the provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise.

                  (c) To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall require the related Mortgagor to deliver a certification from the Mortgagor's independent certified public accountants as to the sufficiency of the related treasury securities, and provide a copy of such certification to each Rating Agency.

                  (d) To the extent that the terms of Mortgage Loan documents permit defeasance, the Master Servicer shall not approve the form and substance of any required legal opinion(s) in connection with such defeasance unless (i) in the case of S&P and Moody's, each such Rating Agency shall have confirmed to it in writing that such defeasance will not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates and
(ii) in the case of DCR, the requirements of the following paragraph (e) are satisfied.

                  (e) With respect to each Mortgage Loan that provides for defeasance, to the extent permitted by the terms of such Mortgage Loan, the Master Servicer shall require the related Mortgagor to (i) provide replacement collateral consisting of U.S. government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note when due, (ii) deliver a certification from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) designate a Single-Purpose Entity (if the borrower no longer complies) to assume the Mortgage Loan and own the collateral and (iv) provide an opinion from counsel that the Trustee has a perfected security interest in the new collateral. If the terms of the Mortgage Loan permit the Master Servicer to impose the foregoing requirements, a confirmation from DCR is not required. If, however, the terms of the Mortgage Loan do not permit the Master Servicer to impose such requirements, the Master Servicer shall obtain a confirmation from DCR that the certifications and legal opinions that are required by the Mortgage Loan, as delivered by the related borrower, will not result in a downgrade or withdrawal of the ratings assigned by DCR to any Class of Certificates.

                  (f) To the extent that the terms of a Mortgage relating to a hotel or restaurant franchise permit the lender thereunder the right to consent to the change of the franchise association (or "flag") of the related hotel or restaurant, as the case may be, and subject to the Servicing Standard, the Master Servicer shall not so consent unless each Rating Agency shall have confirmed to it in writing that such change will not result in the downgrade, qualification (if applicable) or withdrawal of the rating of any Class of Certificates, subject to paragraph (k) below.

                  (g) To the extent that the terms of Mortgage Loan documents permit the related Mortgagor, subsequent to the Closing Date, to incur additional debt secured by the Mortgaged Property and condition such incurrence of additional debt on lender's consent or the execution of a standstill agreement in form and substance satisfactory to the lender and subject to the Servicing Standard, the Master Servicer shall not consent or so approve the form and substance of such standstill agreement unless each Rating Agency shall have confirmed to it in writing that the form and substance of such standstill agreement is satisfactory to such Rating Agency and that the execution and delivery of such a standstill agreement with respect to such additional debt will not result in the downgrade, withdrawal or qualification (if applicable) of any Class of Certificates subject to paragraph (k) below.

                  (h) With respect to the Mortgage Loan secured by the Mortgaged Property known as "Eagle Trace", the Master Servicer shall not approve the amount or form of the letter of credit required to be obtained by the Mortgagor in respect thereof unless each Rating Agency shall have confirmed to it in writing that such letter of credit, if approved by the Master Servicer, would not result in the downgrade, qualification (if applicable) or withdrawal of the rating of any Class of Certificates.

                  (i) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $20,000,000 or more, or constitutes 2% or more of the then current principal balance of the Mortgage Pool, and (ii) the terms of the related Mortgage Loan documents require the consent of the lender for the transfer of an Over 49% Interest in the related borrower or in any special purpose entity owning an equity interest in such borrower, or any Over 49% Interest in any entity owning an Over 49% Interest in any borrower or in any special purpose entity owning an equity interest in such borrower, the Master Servicer shall not so consent to such a transfer unless each Rating Agency shall have confirmed to it in writing that such transfer, it consummated, would not result in the downgrade, qualification (if applicable) or withdrawal of the rating of any Class of Certificates, subject to paragraph (k) below. For purposes of this clause (i), an "Over 49% Interest" in any entity refers to any interest representing over 49% of the equity ownership interests in such entity.

                  (j) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $20,000,000 or more, or constitutes 2% or more of the then current principal balance of the Mortgage Pool, and (ii) the terms of the related Mortgage Loan documents require the consent of the lender in order for the related Mortgagor to change the manager of the related Mortgaged Property, the Master Servicer shall not so consent to such a change in management unless each Rating Agency shall have confirmed to it in writing that such a change in management, if effected, would not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificate, subject to paragraph (k) below.

                  (k) Each transfer, assumption or encumbrance or hotel change of franchise association requiring the consent of the mortgagee with respect to a Mortgage Loan having a current outstanding principal balance constituting 2% or more of the then current principal balance of the Mortgage Pool ("DCR Review Threshold") will be subject to a confirmation from DCR that granting such consent will not result in a downgrade or withdrawal of the rating on any Class of Certificates. In connection with the request for such consent, the Master Servicer shall prepare and deliver to DCR a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard together with copies of all relevant documentation. The Master Servicer shall also prepare and provide DCR with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for Mortgage Loans below the DCR Review Threshold, but for which the Master Servicer's decision will be sufficient and no confirmation from DCR will be required.

                  SECTION 3.27  Participant Retained Interest.

                  (a) Subject to the provisions of this Section 3.27, SouthTrust Capital Funding Corporation (together with its successors and assigns with respect to the Participant Retained Interest described in this Section 3.27, the "Participant") shall retain an interest in the monthly interest payments on the Summit Mortgage Loan (the "Partially Retained Loan") in an amount equal to 0.737% per annum from the Mortgage Rate (without regard to the proviso in the definition thereof) (such amount for the Partially Retained Loan, the "Participant Retained Interest"). The Participant Retained Interest in the Partially Retained Loan, to the extent of any interest (net of applicable
Servicing Fees) actually received, shall be paid by the Master Servicer or Special Servicer, as applicable (or, if the Participant is the Sub-Servicer for such Mortgage Loan, such Sub-Servicer may retain such amounts), to the Participant from the monthly payments allocable to interest (net of applicable Servicing Fees) received on such Partially Retained Loan on the Distribution Date with respect thereto; provided, however, that no amounts shall accrue or be paid to the Participant if such Partially Retained Loan is an REO Loan; provided further, however, that in the event that the Mortgaged Property is liquidated and the Liquidation Proceeds (net of Liquidation Expenses) are sufficient for the payment of amounts in respect of interest on the Partially Retained Loan, the Participant shall be entitled to receive from such interest its pro-rata share of any such interest relative to the Non-Retained Portion (as defined below).

                  (b) The Master Servicer and the Special Servicer (and their respective Sub-Servicers) shall have the exclusive right to collect all amounts due, owing or paid in connection with the Partially Retained Loan, condemnation proceeds, insurance proceeds and all amounts realized upon the sale, foreclosure or enforcement of the Partially Retained Loan.

                  (c) The Participant shall not initiate any judicial action or other proceeding against the Mortgagor with respect to the Partially Retained Loan or take any equivalent or similar action against the Mortgagor or any guarantor or against or affecting any collateral security for such Partially Retained Loan. If the Participant shall receive any payments or other funds or property in connection with or on account of the Partially Retained Loan (whether or not voluntary) other than from the Master Servicer or Special Servicer, the Participant shall remit to the Master Servicer or Special
Servicer, as appropriate, all such receipts within one Business Day of its receipt. If all or part of any payments on the Partially Retained Loan to the Master Servicer or Special Servicer, as applicable, is rescinded or must otherwise be returned for any reason, then upon notice from the Master Servicer or Special Servicer, the Participant shall immediately pay the Master Servicer or Special Servicer, as applicable, an amount equal to the entire amount of the portion previously paid to the Participant from or on account of the amount which was rescinded or which must be so returned by the Master Servicer or Special Servicer, as applicable. The Participant shall also pay to the Master Servicer or Special Servicer, as applicable, its allocable share (based on the amount the Participant is required to pay under the provisions of the preceding sentence) of any interest which the Master Servicer or Special Servicer, as applicable, is required to pay on such recoveries.

                  (d) The  Participant  irrevocably  appoints and authorizes the
Master Servicer and Special Servicer, as independent contractors acting on behalf of the Participant and without notice to or the specific consent of the Participant to do all or any of the following, all in the sole discretion of the Master Servicer or the Special Servicer, as applicable: (i) negotiate, administer, control, manage and service the Partially Retained Loan; (ii) give consents, approval or waivers in connection with any Mortgage Loan documents for the Partially Retained Loan; (iii) agree to any amendments, modifications, extensions, releases or terminations of any such Mortgage Loan document (including taking any action permitted under Section 3.20); (iv) take or refrain from taking any action and make any determination provided for herein or in any such Mortgage Loan document; (v) acquire additional security for the Partially Retained Loan; (vi) enforce or refrain from enforcing any of such Mortgage Loan documents; (vii) make all decisions under such Mortgage Loan documents in connection with the day-to-day administration of the Partially Retained Loans, inspections, and other administration and servicing matters; (viii) collect and receive from the Mortgagor or any other persons all amounts on such Partially Retained Loan; (ix) take any action with respect to any REO Property; (x) exercise, in any case commenced against the related Mortgagor on any principal therein under Chapter 11 of the Bankruptcy Code or any similar provision thereof or any similar federal or state statute, all voting rights and any other powers of the mortgagee under the Partially Retained Loan; (xi) exercise all such powers as are incidental to any of the foregoing powers and authorities; and
(xii) exercise all powers, rights and remedies, and take all actions, with respect to the Partially Retained Loan, provided that the Master Servicer and Special Servicer shall act under this Section on behalf of the Participant under the same Servicing Standard and other provisions of this Agreement generally applicable to the servicing of Mortgage Loans; and provided further that notwithstanding anything hereinabove to the contrary, neither the Master Servicer nor the Special Servicer may modify the Partially Retained Loan in any manner so as to eliminate or reduce the Participant Retained Interest available from payments with respect to the Partially Retained Loan, except that if the Partially Retained Loan is a Specially Serviced Mortgage Loan for a reason other than those stated in paragraphs (c) or (d) of the definition thereof, then (i) if interest or principal is forgiven on the Partially Retained Loan or interest is recategorized as principal on the Partially Retained Loan, then the Participant shall no longer be entitled to the Participant Retained Interest which would have otherwise related to such forgiven principal or interest or recategorized interest (but, with respect to a recategorization of interest, the Participant would be entitled to receive the Partially Retained Interest on the increased principal balance that results from such recategorization on a going forward basis); (ii) if any component of the Mortgage Rate on the Partially Retained Loan is reduced, then all other components of the Mortgage Rate shall be reduced pro rata by the ratio of the related reduced amount to the related original amount of each such component; and (iii) if the accrual of interest on the Partially Retained Loan is abated, then the Participant shall no longer be entitled to the Participant Retained Interest which would have accrued to its benefit if interest had not been abated. "Non-Retained Portion" means that portion of total interest on the Partially Retained Loan other than the Participant Interest. Any action taken under this clause (d) shall be binding upon the Participant as fully as if the Participant had specifically consented thereto.

                  (e) Any Assumed Monthly Payments, P&I Advances and Workout Fees shall be determined without reference to the amounts payable to the Participant under this Section 3.27. The Participant shall not be entitled to any portion of any Advances hereunder.

                  (f) The Master Servicer or the Special Servicer, as the case may be, shall remit the Participant Retained Interest to the Participant at such address as the Participant may specify from time to time in writing by wire transfer not later than the related Master Servicer Remittance Date. The Master Servicer and the Special Servicer shall, upon request of the Participant, provide to the Participant such information with respect to the Partially Retained Loan as is reasonably available to the Master Servicer or the Special Servicer, including information generally comparable to that made available for the Mortgage Loans generally under this Agreement.

                  (g) The Master Servicer's and Special Servicer's relationship to the Participant shall be that of an independent contractor, and neither the Master Servicer nor Special Servicer (i) is an agent, partner, employee or joint venturer of the Participant, or (ii) shall have any fiduciary obligations to the Participant.

                  (h) The Participant may transfer its interest in the Participant Retained Interest of the Partially Retained Loan by notice to the Master Servicer and Special Servicer, whereupon the designated assignee shall be treated as the Participant hereunder. The Master Servicer and Special Servicer shall be entitled to rely on this Agreement and any such notice as to the identity of the Participant, and shall not be responsible for acknowledging any transfer of which it does not have notice. Any assignee of the Participant must acknowledge, in writing, to the Master Servicer and the Special Servicer that it is bound by the provisions of this Section 3.27 to be effective.

                  (i) The Participant acknowledges and agrees that it shall have no recourse to the Trust Fund for any losses incurred by it as a result of the actions contemplated in Section 3.27.

                  SECTION 3.28   Year 2000 Compliance.

                  Each of the Master Servicer and the Special Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by it and used by it in the course of the operation or management of, or the compiling, reporting or generation of, data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999, or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

                  SECTION 4.01 Distributions on the Certificates.

                  (a) (i) On each Distribution Date, amounts held in the Distribution Account shall be withdrawn (to the extent of the Available
Distribution Amount, the "REMIC I Distribution Amount") in the case of all Classes of REMIC I Regular Interests and distributed on the REMIC I Regular Interests as set forth herein. Thereafter, such amounts shall be considered to be held in the REMIC II Distribution Account until distributed to the Certificateholders.

                  (ii) Principal amounts, rates of interest, reimbursement of Realized Losses and Additional Trust Fund Expenses and timing of distributions on each REMIC I Regular Interest will be identical to such amounts, rates, reimbursements and timing on the related Corresponding Certificates, except that, solely for this purpose, all calculations of interest with respect to the Corresponding REMIC I Regular Interests shall be made as though the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificate Pass-Through Rates were equal to the Weighted Average Adjusted Net Mortgage Rate and as though the Class X Notional Amount was zero at all times, such that the rates of interest and timing of interest distributions on each Corresponding REMIC I Regular Interest represent the aggregate of the corresponding amounts on each Corresponding Certificate and its related Component of the Class X Certificates; provided that interest shall be distributed on such REMIC I Regular Interest only to the extent actually distributable on such related Certificate or related Component.

                  (iii) Any amount that remains in the Distribution Account on each Distribution Date after distribution of the REMIC I Distribution Amount and Prepayment Premiums allocable to the REMIC I Regular Interests pursuant to Section 4.01(c)(ii) shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Distribution Account, if any).

                  (b) On each Distribution  Date, to the extent of the Available
Distribution Amount for such Distribution Date, the Trustee shall transfer the REMIC I Distribution Amount from the Distribution Account to the REMIC II Distribution Account in the amounts set forth in Section 4.01(a)(i) with respect to each Class of REMIC I Regular Interest, and immediately thereafter, shall make distributions thereof from the REMIC II Distribution Account in the order of priority set forth in clauses (i) through (xxxi) below, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority.

                  (i) to distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class X Certificates, pro rata in accordance with the respective amounts of Distributable Certificate Interest payable in respect of such Classes of Certificates described in this clause (i), in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ii) to distributions of principal, first to the Holders of the Class A-1 Certificates and second to the Holders of the Class A-2 Certificates, in each case, in an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

                  (iii) to distributions to the Holders of the Class A-1 Certificates and the Holders of the Class A-2 Certificates, pro rata in accordance with the respective amounts of previously allocated Realized Losses and Additional Trust Fund Expenses reimbursable in respect of such Classes of Certificates described in this clause (iii), in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balances of each such Class of Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (iv) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (v) if the Class Principal Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

                  (vi)  to   distributions   to  the  Holders  of  the  Class  B
         Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class B Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (vii) to distributions of interest to the Holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (viii) if the Class Principal Balances of the Class A-1, Class A-2 and Class B Certificates have been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

                  (ix)  to   distributions   to  the  Holders  of  the  Class  C
         Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class C Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (x) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xi) if the Class Principal Balances of the Class A-1, Class A-2, Class B and Class C Certificates have been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

                  (xii)  to   distributions  to  the  Holders  of  the  Class  D
         Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class D Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (xiii) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xiv) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C and Class D Certificates have been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

                  (xv)  to   distributions   to  the  Holders  of  the  Class  E
         Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class E Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (xvi) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xvii) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

                  (xviii) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class F Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (xix) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xx) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

                  (xxi)  to   distributions  to  the  Holders  of  the  Class  G
         Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class G Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (xxii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxiii) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

                  (xxiv)  to  distributions  to  the  Holders  of  the  Class  H
         Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class H Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (xxv) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxvi) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

                  (xxvii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class J Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (xxviii) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxix) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

                  (xxx)  to   distributions  to  the  Holders  of  the  Class  K
         Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class K Certificates and that remain unreimbursed immediately prior to such Distribution Date; and

                  (xxxi) to distributions to the Holders of the Class R-II Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxx) above;

provided that, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the respective Classes of Class A Certificates, subject to available funds, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates, and without regard to the Principal Distribution Amount for such date; and provided, further, that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi) and (xxix) above with respect to any Class of Sequential Pay Certificates, will be so made to the Holders thereof, subject to available funds, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates, and without regard to the Principal Distribution Amount for such date. References to "remaining Principal Distribution Amount" in clause (ii) above, in connection with payments of principal to be made to the Holders of any Class of Class A
Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any distributions of principal made in respect thereof to the Holders of each other Class of Class A Certificates, if any, that pursuant to clause (ii) above has an earlier right to payment with respect thereto. References to "remaining Principal Distribution Amount" in any of clauses (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi) and (xxix) above, in connection with the payments of principal to be made to the Holders of any Class of Sequential Pay Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each other Class of Sequential Pay Certificates that has a higher Payment Priority.


                  (c) (i) Any Prepayment Premiums (whether described in the related Mortgage Loan documents as a fixed prepayment premium or a yield maintenance amount) actually collected with respect to a Mortgage Loan or REO Loan during any particular Collection Period will be distributed on the related Distribution Date as follows:

                  (A) first, to the Holders of the respective Classes of the Class A, Class B, Class C, Class D and Class E Certificates then entitled to distributions of principal on such Distribution Date, up to an amount equal to the corresponding Prepayment Premium Amount (as defined below) for each such Class of Certificates, pro rata in accordance with their respective entitlements; and

                  (B) then, to the extent of any portion of such Prepayment Premium remaining following the distributions described in the preceding clause (A), to the Holders of the Class X Certificates.

                  The "Prepayment Premium Amount" for each Distribution Date shall mean, with respect to any Class A, Class B, Class C, Class D or Class E Certificate as to which any payment of principal is to be applied on such Distribution Date in reduction of such Class's Class Principal Balance, an amount equal to the product of (a) the amount of such Prepayment Premium and (b) the applicable Discount Rate Fraction for such Class of Certificates (which in no event may be greater than one).

                  The Prepayment Premium Amount for the Class F, Class G, Class H, Class J and Class K Certificates, and for any Class of Sequential Pay Certificates that is not receiving a distribution of principal, is zero.

                  For purposes of computing the Prepayment Premium Amount for any Class of REMIC II Regular Certificates for any Distribution Date, the following definitions shall apply:

                  The "Discount Rate Fraction" for any Class A, Class B, Class C, Class D or Class E Certificate shall be equal to the following:

                                       P-R
                                      -----
                                       M-R

                  where P equals the Pass-Through Rate for the applicable Class of Certificates, R equals the Reinvestment Yield for the applicable Class of Certificates and M equals the Mortgage Rate of the prepaid Mortgage Loan in effect at the time of prepayment.

                  The "Assumed Final Distribution Date" for each Class of REMIC II Regular Certificates is the Distribution Date in the month set forth below with respect to such Class.

         Class                         Month of Assumed Final Distribution Date
         -----                         ----------------------------------------

         Class A-1                                November 20, 2007
         Class A-2                                November 20, 2008
         Class X                                  December 20, 2013
         Class B                                  November 20, 2008
         Class C                                  December 20, 2008
         Class D                                  January 20, 2009
         Class E                                  January 20, 2009
         Class F                                  January 20, 2009
         Class G                                  January 20, 2009
         Class H                                  February 20, 2009
         Class J                                  November 20, 2010
         Class K                                  December 20, 2013


                  The "Reinvestment Yield" for any Class of REMIC II Regular Certificates and any Distribution Date shall be a rate determined by the Trustee, in good faith, equal to the average yield for "This Week" as most recently reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) for U.S. Treasury securities with a maturity coterminous with the Assumed Final Distribution Date for such Class. If there is no U.S. Treasury security listed with a maturity coterminous with the Assumed Final Distribution Date for such Class, then the Reinvestment Yield shall be a rate determined by the Trustee, in good faith, equal to the interpolated yield to maturity of U.S. Treasury securities with maturities next longer and shorter than such remaining term to maturity (such interpolated yield to be rounded to the nearest whole multiple of 1/100 of 1% per annum, if the interpolated yield is not such a multiple). In the event the yields of U.S. Treasury securities are no longer published in Federal Reserve Statistical Release H.15(519), the Trustee shall select a comparable publication to determine the Reinvestment Yield.

                  (ii) All distributions of Prepayment Premiums made in respect of the respective Classes of REMIC II Regular Certificates on each Distribution Date pursuant to Section 4.01(c)(i) shall first be distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, pro rata based upon the amount of principal distributed in respect of each Class of REMIC I Regular Interest for such Distribution Date pursuant to Section 4.01(a)(i) above.

         (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class of Certificates on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

              (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

              (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

              (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject hereto.

                  (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

                 SECTION 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

                  (a) On each Distribution Date, the Trustee shall provide or make available, either in electronic format or by first-class mail to each Holder (and, if it shall have certified to the Trustee as to its Ownership Interest in a Class of Book-Entry Certificates, each Certificate Owner) of the REMIC II Regular Certificates and to the Rating Agencies a statement (a "Distribution Date Statement"), substantially in the form contemplated on pages C-1 through C-17 of the Prospectus Supplement, as to the distributions made on such Distribution Date setting forth:

                  (i)  the  amount  of  the   distribution,   if  any,  on  such
         Distribution Date to the Holders of each Class of REMIC II Regular Certificates in reduction of the Class Principal Balance thereof;

                  (ii) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates allocable to Distributable Certificate Interest and the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates allocable to Prepayment Premiums;

                  (iii) the Available Distribution Amount for such Distribution Date;

                  (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date;

                  (v) the  aggregate  Stated  Principal  Balance of the Mortgage
         Pool  outstanding   immediately   before  and  immediately  after  such
         Distribution Date;

                  (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the immediately preceding Distribution Date;

                  (vii) as of the Determination Date for the related Distribution Date, the number, aggregate unpaid principal balance and specific identification (by loan number) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, and (D) current but specially serviced or in foreclosure but not a REO Property;

                  (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent;

                  (ix)  the  Accrued  Certificate   Interest  and  Distributable
         Certificate Interest in respect of each Class of REMIC II Regular Certificates for such Distribution Date;

                  (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates;

                  (xi) any unpaid Distributable Certificate Interest in respect of each Class of REMIC II Regular Certificates after giving effect to the distributions made on such Distribution Date;

                  (xii) the Pass-Through Rate for each Class of REMIC II Regular Certificates for such Distribution Date;

                  (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount;

                  (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

                  (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

                  (xvi) the Certificate Factor for each Class of REMIC II Regular Certificates immediately following such Distribution Date;

                  (xvii) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the related Collection Period; and

                  (xviii)  a  brief   description   of  any  material,   waiver,
         modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to Section 3.20 during the related Collection Period.

              Any item of information disclosed to the Trustee by the Master Servicer pursuant to Section 3.19(a) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date) shall be made available with the Distribution Date Statement.

              In the case of information  furnished  pursuant to clauses (i) and
(ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. Except with respect to the Certificate Factor (required to be reported by clause (xvi) above), financial information reported by the Trustee to the Certificateholders pursuant to this Section 4.02 shall be expressed as a dollar amount rounded to the nearest whole cent. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer or Special Servicer. The calculations by the Trustee contemplated by this Section 4.02 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

              The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

              On each Distribution Date, the Trustee shall also provide or make available, either in electronic format or by first-class mail, to such Certificateholders and Certificate Owners and to the Rating Agencies, a report (based on information received from the Master Servicer and Special Servicer) containing, as and to the extent received from the Master Servicer and Special Servicer, information regarding the Mortgage Pool as of the close of business on the related Determination Date, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Annex A to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to the Prospectus Supplement (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be the actual expenses, actual revenues and actual Net Operating Income for the respective Mortgaged Properties and a Debt Service Coverage Ratio calculated on the basis thereof).

              In addition, the Trustee shall provide or make available, either in electronic format or by first-class mail, to such Certificateholders and Certificate Owners and to the Rating Agencies, at the same time that the Distribution Date Statement is delivered thereto, each (i) Delinquent Loan Status Report, (ii) REO Status Report, (iii) Historical Loan Modification Report, (iv) Special Servicer Loan Status Report (it being understood that a separate Special Servicer Loan Status Report shall not be necessary if the equivalent information is provided in the foregoing or other reports delivered by the Master Servicer), and (v) Historical Loss Report (such five reports, the "Servicer Reports") that has been received by the Trustee since the prior Distribution Date. Additionally, the Trustee shall also be required to provide or make available, either in electronic format or by first-class mail, the Servicer Reports to any potential investor in the Certificates who requests such reports in writing.

              Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a REMIC II Regular Certificate a statement containing the information as to the applicable Class set forth in clauses (i) and (ii) above of the description of Distribution Date Statement, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

              Upon filing with the IRS, the REMIC Administrator shall furnish to the Holders of the Class R-I and Class R-II Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R-I and Class R-II Certificates may reasonably request.

              The Trustee shall make available each month, to any interested party, the Distribution Date Statement via the Trustee's Website, electronic bulletin board and fax on demand service. In addition, the Trustee will make available each month, to any interested party including the Rating Agencies, the Underwriter and the parties hereto, the Servicer Reports on the Trustee's Website, which shall initially be located at "www.ctslink.com/cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax on demand service may be accessed by calling (301) 815-6610. In addition, the Trustee shall also make Mortgage Loan information as presented in the CSSA loan setup file and CSSA Loan Periodic Update File format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies or any other interested party via the Trustee's Website. In addition, the Trustee shall make available, as a convenience for interested parties (and not in furtherance of the distribution of the Base Prospectus and Prospectus Supplement under the securities laws), this Agreement, the Base Prospectus and the Prospectus Supplement via the Trustee's Website. The Trustee shall make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. For assistance with the above-mentioned services, interested parties may call (301) 815-6600. After the Certificates have been sold by the Underwriter, the Master Servicer may maintain a website (the "Master Servicer's Website") at "www.bomcm.com", which may contain, subject to Section 3.24, the information allowed or required by the Master Servicer to produce.

              In connection with providing access to the Trustee's Website or electronic bulletin board, or to the Master Servicer's Website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Master Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

                  (b) At or before 1:00 p.m. (New York City time) on the third Business Day prior to the related Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, and as requested to the Special Servicer and each Rating Agency (it being understood that DCR hereby requests to receive copies of all such reports), in writing and on a computer-readable medium, in form reasonably acceptable to the Trustee, including, without limitation, on a loan-by-loan basis, the following reports: (1) a Delinquent Loan Status Report, (2) an REO Status Report, (3) a Historical Loan Modification Report, (4) a Historical Loss Report, (5) the Special Servicer Loan Status Report most recently received by the Master Servicer (it being understood that a separate Special Servicer Loan Status Report shall not be necessary if the equivalent information has been included in the foregoing or other reports delivered by the Master Servicer) and (6) a single report setting forth the information specified in clauses (i) through (xv) below (the items specified in clause (xiii) below to be reported once per calendar quarter, and the amounts and allocations of payments, collections, fees and expenses with respect to Specially Serviced Mortgage Loans and REO Properties to be based upon the report to be delivered by the Special Servicer to the Master Servicer on the sixth Business Day prior to the Distribution Date but no earlier in a month than one Business Day after such Determination Date, as required by Section 4.02(c) below) (the "CSSA Loan Periodic Update File"):

                  (i) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account on the related Master Servicer Remittance Date that is allocable to principal on or in respect of the Mortgage Loans and any REO Loans, separately identifying the aggregate amount of any Principal Prepayments included therein, and (if different) the Principal Distribution Amount for the immediately succeeding Distribution Date;

                  (ii) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account on the related Master Servicer Remittance Date that is allocable to (A) interest on or in respect of the Mortgage Loans and any REO Loans and (B) Prepayment Premiums;

                  (iii) the aggregate amount of any P&I Advances (specifying the principal and interest portions thereof separately) to be made pursuant to Section 4.03 of this Agreement that were made in respect of the immediately preceding Distribution Date;

                  (iv) the amount of the Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and other servicing compensation with respect to the Mortgage Pool for the Collection Period ending on such Determination Date, specifying the items and amounts of such other servicing compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers retained by each;

                  (v) the number and aggregate unpaid principal balance as of the close of business on the last day of the most recently ended calendar month of Mortgage Loans in the Mortgage Pool (A) remaining outstanding, (B) delinquent 30-59 days, (C) delinquent 60-89 days, (D) delinquent 90 days or more but not in foreclosure and (E) in foreclosure; and the number and aggregate unpaid principal balance as of the close of business on such Determination Date of Mortgage Loans in the Mortgage Pool (x) as to which the related Mortgaged Property has become REO Property during the Collection Period ending on such Determination Date, (y) as to which the related Mortgaged Property was REO Property as of the end of such Collection Period and (z) the terms of which have been modified during such Collection Period pursuant to this Agreement;

                  (vi) the loan number and the unpaid principal balance as of the close of business on such Determination Date of each Specially Serviced Mortgage Loan and each other Defaulted Mortgage Loan;

                  (vii) with respect to any REO Property that was included in the Trust Fund as of the close of business on such Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for the immediately succeeding Distribution Date;

                  (viii) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the Collection Period ending on such Determination Date, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related Acquisition Date;

                  (ix) with respect to any Mortgage Loan or REO Property as to which a Final Recovery Determination was made by the Master Servicer during the Collection Period ending on such Determination Date, the loan number of such Mortgage Loan or, in the case of an REO Property, of the related Mortgage Loan, the amount of Liquidation Proceeds and/or other amounts, if any, received thereon during such Collection Period and the portion thereof included in the Available Distribution Amount for the immediately succeeding Distribution Date, and any resulting Realized Loss;

                  (x) the  aggregate  Stated  Principal  Balance of the Mortgage
         Pool  outstanding   immediately   before  and  immediately  after  such
         Distribution Date;

                  (xi) the aggregate amount of Realized Losses on the Mortgage Pool for the Collection Period ending on such Determination Date (and the portions allocable to principal and interest);

                  (xii) the aggregate amount of the Additional Trust Fund Expenses (broken down by type) withdrawn from the Certificate Account during the Collection Period ending on such Determination Date;

                  (xiii) to the extent provided by the related Mortgagors, information with respect to occupancy rates for all Mortgaged Properties, sales per square foot with respect to all retail Mortgaged Properties, and capital expenditures and capital reserve balances with respect to all Mortgaged Properties, in each case in the format of the Mortgage Loan Schedule;

                  (xiv) such other information on a Mortgage Loan-by-Mortgage Loan or REO Property-by-REO Property basis as the Trustee or the Depositor shall reasonably request in writing (including, without limitation, information with respect to any modifications of any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of REO Property and the assumption of any Mortgage Loan); and

                  (xv) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer pursuant to this Agreement during the related Collection Period.

                  On the date on which the reports described above are delivered to the Trustee, the Master Servicer shall also deliver or cause to be delivered to the Trustee and the Rating Agencies a report, in writing and in a computer-readable medium, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool necessary for the Trustee to prepare with respect to the Mortgage Pool the additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a) in substantially the same formats set forth in Annex C to the Prospectus Supplement, in each case reflecting the changes in the Mortgage Pool during the related Collection Period.

                  Not later than the fifth day of the calendar month following each Master Servicer Remittance Date, the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Certificate Account as of the close of business as to the calendar month prior to such Master Servicer Remittance Date, stating that all distributions required by this Agreement to be made by the Master Servicer have been made (or, in the case of any required distribution that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05(a). The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Loans (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

                  Following the end of each calendar quarter, commencing with the calendar quarter ended March 31, 2000, within 105 days (or 180 days, in the case of annual operating information), of receipt by the Master Servicer, as to non-Specially Serviced Mortgage Loans, and within 30 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual or quarterly operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as applicable, shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the written analysis of the operations (an "Operating Statement Analysis Report"), and the Special Servicer shall remit each Operating Statement Analysis Report prepared by it or the related data fields, together with the underlying operating statements and rent rolls, to the Master Servicer in an electronic format reasonably acceptable to the Master Servicer. All Operating Statement Analysis Reports shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer shall forward copies thereof to the Trustee and, upon request, the Rating Agencies, the Directing Certificateholder and any Certificateholder or, to the extent the Trustee or a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. The Master Servicer shall maintain an Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Each such Operating
Statement Analysis Report shall be substantially in the form of Exhibit K attached hereto (or, at the discretion of the Master Servicer (provided that no less information is provided than is set forth in Exhibit K), in a CSSA format). Each Operating Statement Analysis Report shall be prepared using the standard CSSA normalization methodology as in effect from time to time.

                  The Special Servicer, on the sixth day (for delivery on such date) prior to each Distribution Date but in no event sooner than one Business Day after the Determination Date, shall forward to the Master Servicer all information collected by the Master Servicer which the Master Servicer is required to include in its preparation of the Special Servicer Loan Status Report. Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans serviced by the Master Servicer.

                  The Master Servicer shall use its reasonable efforts to notify the Rating Agencies in a timely manner of any change in the identity of either of the two largest tenants of any retail Mortgaged Property and any casualty at or condemnation proceeding with respect to any Mortgaged Property, subject to its becoming aware of such change or event.

                  To the extent the statements, reports and information (or portions thereof) to be delivered by the Master Servicer under this Section 4.02(b) are derived from underlying information to be delivered to the Master Servicer by the Special Servicer, the Master Servicer shall not be liable for any failure to deliver such statement, report or information (or portion thereof) on the prescribed dates, to the extent such failure is caused by the Special Servicer's failure to deliver such underlying information in a timely manner. Absent actual knowledge to the contrary, the Master Servicer may conclusively rely on any such information forwarded to it by the Special Servicer and shall have no obligation to verify the same.

                  (c) On the sixth day prior to each Distribution Date but in no event sooner than one Business Day after the Determination Date, the Special Servicer shall forward to the Master Servicer (A) data fields required for the Master Servicer to prepare the Special Servicer Loan Status Report and (B) all information the Master Servicer will be required to include in the other reports that the Master Servicer is obligated to deliver to the Trustee pursuant to
Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property. The Special Servicer shall also deliver to the Master Servicer and the Trustee, upon the reasonable written request of either of them, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

                  The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties. Additional information regarding the Specially Serviced Mortgage Loans, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.

                  SECTION 4.03 P&I Advances.

                  (a) On or before 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date,
(ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the Certificate Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees (but not the Special Servicer's Standby Fee), Liquidation Fees and Workout Fees payable therefrom) to make such P&I Advances. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If, as of 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (214) 290-4293 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone to Paul G. Smyth at telephone no. (214) 290-2505 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 3:00 p.m., New York City time, on such Master Servicer Remittance Date. If, after such notice, the Trustee does not receive the full amount of such P&I Advances by the close of business (New York City time) on such Master Servicer Remittance Date, then (i) unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made, the Trustee shall make, by 10:00 a.m. on the Distribution Date or in any event by such time as shall be required in order to make the required distribution on such Distribution Date, the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer.

                  (b) The aggregate amount of P&I Advances to be made in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees (net of the Standby
Fee) and Workout Fees payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the last day of the related Collection Period; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

                  (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(a) out of general collections on the Mortgage Pool on deposit in the Certificate Account. The determination by the Master Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance by the Master Servicer, no less than 5 Business Days prior to the related Master Servicer Remittance Date) to the Trustee (or, if applicable, retained thereby), the Depositor and the Rating Agencies, setting forth the basis for such determination, together with ( such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained and that supports such determination. The Trustee shall deliver such Officer's Certificate as soon as practicable after its determination that such P&I Advance would be nonrecoverable. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special
Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular P&I Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance.

                  (d) As and to the extent permitted by Section 3.05(a), the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds) for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to the Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been received by the Master Servicer or any of its Sub-Servicers), and such interest will be paid: first, out of any Default Charges collected on or in respect of the related Mortgage Loan during, and allocable to, the period, if any, that it was a Specially Serviced Mortgage Loan or an REO Loan; and second, at any time coinciding with or following the reimbursement of such P&I Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account. As and to the extent provided by Section 3.05(a), the Master Servicer shall reimburse itself or the Trustee, as appropriate, for any P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection had been received as of the related date on which such P&I Advance was made.

                  SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

                  (a) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1 and Class A-2 Certificates shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until such excess or each such Class Principal Balance is reduced to zero (whichever occurs first). Such reductions in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses, to the extent not covered by reductions in distributions of interest pursuant to the allocations set forth in Section 4.01(b).

                  (b) With respect to any Distribution Date, any Realized Losses or Additional Trust Fund Expenses allocated pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the REMIC I Regular Interests as a write-off and shall be allocated among the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF Class LG, Class LH, Class LJ and Class LK Uncertificated Interests in the same priority as its Class of Corresponding Certificates pursuant to Section 4.04(a).

                  SECTION 4.05   Interest Reserve Account.

                  (a) The Trustee shall establish and maintain the Interest Reserve Account in the Trustee's name for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained as an Eligible Account, which the Trustee may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section 3.06. On each Master Servicer Remittance Date occurring in February and each Master Servicer Remittance Date in January of any year which is not a leap year in or after the year in which an Interest Reserve Event has occurred, and so long as the Class A-2 Certificates remain outstanding, the Master Servicer shall withdraw from the Certificate Account, in respect of each Mortgage Loan which accrues interest on an Actual/360 Basis, and remit to the Trustee for deposit into the Interest Reserve Account, an amount equal to one day's interest at the related Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs (as calculated by the Master Servicer, who shall notify the Trustee of such amount on or prior to the related Master Servicer Remittance Date), to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On or prior to the Master Servicer Remittance Date in March of each calendar year, the Trustee shall transfer to the Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

                  (b) The Master Servicer shall provide written notice to the Trustee of the occurrence of an Interest Reserve Event on or prior to the related Master Servicer Remittance Date.

                  (c) The Trustee shall provide the Master Servicer timely written notice that the Class A-2 Certificates are no longer outstanding.

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01 The Certificates.

                  (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-14; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the REMIC Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The REMIC II Regular Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances or Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $100,000 (or, with respect to the Class A Certificates, $10,000 and, with respect to the Class X Certificates, $1,000,000) and any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. Each Class of Residual Certificates will be issuable only in a denomination representing the entire Class. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount
(a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

                  (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication; provided that the Certificates issued on the Closing Date shall, in any event, be dated the Closing Date.

                  (c) Any Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

                  SECTION 5.02 Registration of Transfer and Exchange of Certificates.

                  (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon request, the Trustee shall promptly inform, or cause the Certificate Registrar to inform, the Master Servicer or the Special Servicer, as applicable, of the identity of all Certificateholders of the Controlling Class.

                  If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If the Trustee is no longer the Certificate Registrar and such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

                  Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the
Certificateholders hereunder, regardless of the source from which such information was derived.

                  (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit B attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02. The Servicer will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of Section 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to
(i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b) or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

                  (c) With respect to the Subordinate Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except with respect to a Residual Certificate) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Underwriter, the Placement Agent or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriter, the Placement Agent, the Certificate
Registrar or and the Trust Fund. Each Certificate Owner of a Subordinate Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

                  So long as any of the Class of Certificates remains outstanding, the Master Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Master Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate (other than in connection with the initial issuance thereof or the transfer thereof among the Depositor and its Affiliates), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Except in connection with the initial issuance of the Residual Certificates or any transfer thereof among the Depositor and its Affiliates, each Person holding or acquiring any Ownership Interest in a Residual
                         Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (iii) The REMIC Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or a nominee, agent or middleman thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

                  (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, execute and deliver at such offices or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested.

                  (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

                  (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. In addition, in connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer.

                  (i) Subsequent to the initial issuance of the Certificates, the Trustee shall be responsible for the preparation of physical Certificates in connection with any transfer or exchange; provided that the correct form of Certificate of each Class shall be provided by the Depositor to the Trustee on diskette on or about the Closing Date. All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold or destroy such canceled Certificates in accordance with its standard procedures.

                  (j) The Certificate Registrar shall be required to provide the Depositor and the REMIC Administrator with an updated copy of the Certificate Register on or about January 1 of each year, commencing January 1, 2000, and shall be required to provide the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator with an updated copy of the Certificate Register at other times promptly upon written request therefor.

                  (k) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certification and agreements with respect to each such account as set forth in subsections (b), (c) and (d), as applicable, of this Section 5.02.

                  SECTION 5.03   Book-Entry Certificates.

                  (a) The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Certificates through the book-entry facilities of the Depository.

                  (b) The Depositor, the Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date. If any party hereto requests from the Depository a list of the Depository Participants in respect of any Class or Classes of the Book-Entry Certificates, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee).

                  (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of the Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Depository, accompanied by registration instructions for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the appropriate Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

                  (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                  The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

                  (e) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

                  (f) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(f). Upon receipt by the Certificate Registrar at the Registrar Office of
(i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to this Section 5.03(f), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest and (iv) if the affected Certificate is a
Non-Registered Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

                  SECTION 5.04   Mutilated, Destroyed, Lost or Stolen
                                 Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.05  Persons Deemed Owners.

                  Prior to due presentment for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.06 Certification by Certificate Owners.

                  (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the applicable transfer requirements of Sections 5.02(b) and 5.02(c).

                  (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned, the value of such Person's interest in such Certificate and any intermediaries through which such Person's Ownership Interest in such Book-Entry Certificate is held; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of
Section 5.02(b) and/or Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants, and/or indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Certificates an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                  SECTION 5.07 Regarding the Identification of Certain Certificateholders.

                  For purposes of determining the identity of the holders of the Class F, Class G, Class H, Class J and Class K Certificates to whom certain reports and other information are required to be delivered hereunder, the Trustee and the Master Servicer may rely, with respect to any such Certificates outstanding in book-entry form, on a certification, given to the Trustee and provided to the Master Servicer, by any Person that such person is such a holder entitled to receive such reports or information hereunder. From time to time upon the request of the Master Servicer, the Trustee shall notify the Master Servicer whether there have been any changes in the identity of such holders recorded in the Certificate Register.

                                   ARTICLE VI

          THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE MASTER SERVICER,
                THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR

                  SECTION 6.01 Liability of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator.

                  The Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

                  SECTION 6.02 Merger, Consolidation or Conversion of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator.

                  Subject to the following paragraph, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation or other business organization under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign corporation or otherwise in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, as to the Master Servicer and the Special Servicer, may be limited to all or substantially all of its assets relating to the business of mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC
Administrator, shall be the successor of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer, the Special Servicer, or the Mortgage Loan Seller unless such succession will not result in any downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing).

                  SECTION 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and Others.

                  None  of the  Depositor,  the  Master  Servicer,  the  Special
Servicer, the REMIC Administrator or any director, officer, employee or agent of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof, including, without limitation, Section 10.01(h);
(ii) incidental to the performance of obligations and duties hereunder, including, without limitation, in the case of the Master Servicer or the Special Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement); or (iii) which was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or from negligent disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by
Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a).

                  SECTION 6.04 Master Servicer, Special Servicer and REMIC Administrator Not to Resign.

                  None of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted to resign from the obligations and duties hereby imposed on it, except (i) upon the appointment of, and the acceptance of such appointment by, a successor thereto which is reasonably acceptable to the Trustee and the receipt by the Trustee of written confirmation from each and every Rating Agency to the effect that such resignation and appointment will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates, or (ii) upon determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, at the date of this Agreement. Any such determination of the nature described in clause (ii) of the preceding sentence permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, shall be evidenced by an Opinion of Counsel to such effect which shall be rendered by Independent counsel, be addressed and delivered to the Trustee and the Rating Agencies and be paid for by the resigning party. No such resignation for either reason shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder. All costs and expenses of the Trustee and the Trust (including, without limitation, any costs or expenses of any party hereto reimbursable out of the Trust Fund) in connection with any such resignation (including, without limitation, any requisite transfer of servicing) shall be paid for, as incurred, by the resigning party.

                  Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted, except as expressly provided herein, to assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, then, subject to Section 3.22, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, pursuant hereto shall thereafter be payable to such successor.

                  SECTION  6.05  Rights  of the  Depositor  and the  Trustee  in
                                 Respect of the  Master Servicer,   the  Special
                                 Servicer and the REMIC Administrator.

                  The Master Servicer, the Special Servicer and the REMIC Administrator each shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator each shall furnish the Depositor and the Trustee with its most recent financial statements and such other information directly related to the servicing of the Mortgage Loans or to its ability to perform its obligations hereunder as it possesses, and which it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or, in connection with a default thereby, exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01 Events of Default.

                  (a) "Event of Default", wherever used herein, unless the context otherwise requires, means any one of the following events:

                  (i) any  failure by the Master  Servicer  to deposit  into the
         Certificate Account any amount required to be so deposited under this Agreement which continues unremedied for two Business Days following the date on which such deposit was first required to be made, or any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account and the Interest Reserve Account on any Master Servicer Remittance Date, the full amount of any Master Servicer Remittance Amount and Withheld Amounts, respectively, required to be so deposited or remitted under this Agreement on such date; or

                  (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account or the REO Account any amount required to be so deposited or remitted under this Agreement which continues unremedied for two Business Days following the date on which such deposit or remittance was first required to be made; or

                  (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made on such date; or

                  (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement, which failure continues unremedied for a period of one Business Day following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(e); or

                  (v) any failure by the Special Servicer to timely make any Emergency Advance (or timely direct the Master Servicer to make any Servicing Advance) required to be made by it or the Master Servicer at its direction pursuant to this Agreement, which failure continues unremedied for a period of one Business Day following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(e); or

                  (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (vii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (viii)  any  breach on the part of the  Master  Servicer,  the
         Special Servicer or the REMIC Administrator of any representation or warranty thereof contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ix) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (x) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (xi) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

                  (xii) the Trustee shall have received written notice from Moody's or DCR that the continuation of the Master Servicer or the Special Servicer in such capacity would result (or the continuation of the Master Servicer or the Special Servicer in such capacity has resulted) in a downgrade, qualification (if applicable) or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates; or

                  (xiii) S&P shall publish or otherwise announce that the Master Servicer is not an "acceptable" master servicer, or that the Special Servicer is not an "acceptable" special servicer, for commercial mortgage loans.

Each Event of Default listed above as items (iv) through (xiii) shall constitute an Event of Default only with respect to the relevant party; provided that if a single entity acts or any two or more Affiliates act as Master Servicer, Special Servicer and REMIC Administrator, or in any two or more of the foregoing capacities, an Event of Default in one capacity (other than an event described in clauses (xii) or (xiii)) will constitute an Event of Default in each such capacity.

                  (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights or if the relevant Event of Default is the one described in clause (xii) of subsection (a) above, the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (subject to Section 3.11, accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this
Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records reasonably requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Certificate Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans and any REO Properties (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). All costs and expenses of the Trustee and the Trust (including, without limitation, any costs and expenses of any party hereto reimbursable out of the Trust Fund) in connection with the termination of the Master Servicer or Special Servicer, as applicable, under this Section 7.01(b) (including, without limitation, the requisite transfer of servicing) shall be paid for, as incurred, by the Defaulting Party.

                  (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination).

                  SECTION 7.02  Trustee to Act; Appointment of Successor.

                  On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to clause (ii) of the first sentence of Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it has also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation, (subject to Section 3.11) which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or is not approved by each and every Rating Agency as an acceptable master servicer or special servicer, as the case may be, of commercial mortgage loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided that such appointment does not result in the downgrading, qualification (if applicable) or withdrawal of any rating then assigned by any Rating Agency to any Class of Certificates (as evidenced by written confirmation thereof from each Rating Agency). No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided. Subject to Section
3.11 and in connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on or in respect of the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the foregoing functions under this Agreement (other than the set-up costs of the successor) shall be borne by the predecessor Master Servicer, Special Servicer or REMIC Administrator, as applicable, and, if not paid by such predecessor Master Servicer, Special Servicer or REMIC Administrator within thirty days of its receipt of an invoice therefor, shall be an expense of the Trust; provided that such predecessor Master Servicer, Special Servicer or REMIC Administrator shall reimburse the Trust for any such expense so incurred by the Trust; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

                  SECTION 7.03  Notification to Certificateholders.

                  (a) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee has actual knowledge, or would be deemed in accordance with Section 8.02(g) to have notice of the occurrence of such an event, the Trustee shall transmit by mail to the other non-defaulting parties hereto and all Certificateholders notice of such occurrence, unless such default shall have been cured.

                  SECTION 7.04  Waiver of Events of Default.

                  The Holders entitled to at least 66-2/3% of the Voting Rights allocated to each of the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default, except that prior to any waiver of an Event of Default arising from a failure to make P&I Advances, the Trustee shall be reimbursed all amounts which it has advanced. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor (provided that neither the Depositor nor any Affiliate thereof is the party in respect of which such Event of Default exists) shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

                  SECTION 7.05 Additional Remedies of Trustee Upon Event of Default.

                  During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01 Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all such Events of Default and defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement; provided that it is herein acknowledged and agreed that the Trustee is at all times acting in a fiduciary capacity with respect to the Certificateholders. If an Event of Default hereunder occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and applicable law, and use the same degree of care and skill in their exercise as a prudent man or the Trustee would exercise or use under the circumstances in the conduct of his or its own affairs (whichever standard would be higher). Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                  (b)   The   Trustee,   upon   receipt   of  all   resolutions,
certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform in form to the requirements of this Agreement. If any such instrument is found not to so conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for, but may assume and rely upon, the accuracy and content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  SECTION 8.02   Certain Matters Affecting the Trustee .

                  Except as otherwise provided in Section 8.01:

                  (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default hereunder which has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) Prior to the occurrence of an Event of Default hereunder, and after the curing of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of any such agent or attorney-in-fact shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any such agent or attorney-in-fact;

                  (g) For all purposes under this  Agreement,  the Trustee shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

                  (h) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or for any act or omission of the Depositor or the Mortgage Loan Seller.

                  SECTION 8.03 Trustee Not Liable for Validity or Sufficiency of
                               Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the representations and warranties of, and the other statements attributed to, the Trustee in Article II and the certificate of authentication executed by the Trustee as Certificate Registrar set forth on each outstanding Certificate) shall be taken as the statements of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Sections 2.08 and 2.09) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Mortgage Loan Seller in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Certificate Account, the Interest Reserve Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee, in good faith, pursuant to this Agreement.

                  SECTION 8.04  Trustee May Own Certificates.

                  The Trustee, in its individual or any other capacity, and any agent of the Trustee may become the owner or pledgee of Certificates with, except as otherwise provided in the definition of Certificateholder, the same rights it would have if it were not the Trustee or such agent, as the case may be.

                  SECTION 8.05 Fees of Trustee; Indemnification of Trustee.

                  (a) The Trustee shall pay to itself on each Distribution Date, pursuant to Section 3.05(b)(ii), from amounts on deposit in the Distribution Account, an amount equal to the Trustee Fee for such Distribution Date and, to the extent not previously received, for each prior Distribution Date.

                  (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust (to the extent of amounts on deposit in the Certificate Account and the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any legal actions relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that none of the Trustee or any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                  SECTION 8.06  Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a corporation, a trust company, a bank or a banking association: (i) organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia; (ii) authorized under such laws to exercise trust powers;
(iii) having a combined capital and surplus of at least $50,000,000; (iv) subject to supervision or examination by federal or state authority; and (v) whose long-term senior unsecured debt is rated not less than "Aa3" by Moody's, "A" by DCR and "AA" by S&P (or, in the case of each Rating Agency, such lower ratings as would not, as confirmed in writing by such Rating Agency, result in a downgrade, qualification (if applicable) or withdrawal of any of the then-current ratings assigned by such Rating Agency to the Certificates). If such corporation, trust company, bank or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this
Section 8.06, the combined capital and surplus of such corporation, trust company, bank or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No Person shall become a successor trustee hereunder if the succession of such Person would result in a downgrade, qualification (if applicable) or withdrawal of any of the ratings then assigned by the Rating Agencies to the Certificates. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, trust company, bank or banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.

                  SECTION 8.07  Resignation and Removal of the Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Depositor.

                  (c) The Holders of Certificates entitled to at least 33 1/3% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed; provided that the Master Servicer, the Depositor and the remaining Certificateholders shall have been notified; and provided further that other Holders of the Certificates entitled to a greater percentage of the Voting Rights shall not have objected to such removal in writing to the Master Servicer and the Depositor within 30 days of their receipt of notice thereof. A copy of such instrument shall be delivered to the Depositor, the Mortgage Loan Seller, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08; and no such resignation or removal of the Trustee and/or appointment of a successor trustee shall be permitted, unless, as confirmed in writing by each Rating Agency, such resignation or removal and appointment would not result in the downgrade, qualification (if applicable) or withdrawal of the rating assigned by any Rating Agency to any Class of Certificates.

                  SECTION 8.08  Successor Trustee.

                  (a) Any  successor  trustee  appointed  as provided in Section
8.07 shall execute, acknowledge and deliver to the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files and related documents and statements at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder. If such predecessor trustee was removed as Trustee under this Agreement without cause, the cost of any such execution, delivery or action shall be at the expense of the Trust.

                  (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  (c) Upon  acceptance of appointment by a successor  trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

                  SECTION 8.09  Merger or Consolidation of Trustee.

                  Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the Trustee shall continue to be eligible under the provisions of Section 8.06. The successor to the Trustee shall promptly notify in writing each of the other parties hereto, the Certificateholders and the Rating Agencies of any such merger, conversion, consolidation or succession to business.

                  SECTION 8.10  Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties, responsibilities or liabilities hereunder; provided the Trustee shall have no liability for the actions or inaction of a separate trustee or co-trustee which do not comply with the provisions of Section 8.10(b).

                  SECTION 8.11  Appointment of Custodians.

                  The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall instead notify the Master Servicer of such appointment. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus (or shall have its performance guaranteed by an Affiliate with a combined capital and surplus) of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, the Mortgage Loan Seller or any Affiliate of any of them. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its duties, liabilities or obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any such Custodian (other than the Trustee or an Affiliate of the Trustee) shall maintain the same errors and omissions insurance as required of the Master Servicer pursuant to Section 3.07(c).

                  SECTION 8.12 Access to Certain Information.

                  (a) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or the Participant, access to the Mortgage Files and any other documentation regarding the Mortgage Loans and the Trust Fund, that is within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

                  (b) Promptly following the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee 10 copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee 10 copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall on behalf of the Depositor, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or any Certificate Owner or any Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (B) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (C) the most recent inspection report, together with any related additional written or electronic information, prepared or obtained by, or on behalf of, the Master Servicer or Special Servicer, as the case may be, and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a), (D) all Mortgagor financial statements and Mortgaged Property operating statements and rent rolls, together with any related additional written or electronic information, delivered to the Trustee by the Master Servicer or the Special Servicer pursuant to Section 3.12(b), (E) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied or that any remedial, corrective or other further action contemplated in such clauses is required (but only for so long as such Mortgaged Property or the related Mortgage Loan is part of the Trust Fund), (F) all documents constituting the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but, in each case, only for so long as the related Mortgage Loan is part of the Trust Fund) and (G) any Asset Status Report. Copies of any and all of the foregoing items are to be available from the Trustee upon request; however, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service.

                  In connection with providing access to or copies of the items described in the immediately preceding paragraph of this Section 8.12(b), the Trustee may require, unless the Depositor directs otherwise, (i) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates and will keep such information confidential and (ii) in the case of any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or a beneficial ownership interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary. Notwithstanding the preceding sentences of this paragraph, the Trustee shall have no responsibility for the accuracy, completeness or sufficiency of any information so made available or furnished by it in the manner described in the immediately preceding paragraph.

                  SECTION 8.13   Filings  with  the   Securities   and  Exchange
                                 Commission.

                  The Trustee shall, at the expense of the Depositor, prepare for filing, execute and properly file with the Commission, any and all reports, statements and information, including, without limitation, Distribution Date Statements, Delinquent Loan Status Reports, REO Status Reports, Historical Loan Modification Reports, Special Servicer Loan Status Reports, Historical Loss Reports and Operating Statement Analyses, respecting the Trust Fund and/or the Certificates required or specifically provided herein to be filed on behalf of the Trust under the Exchange Act; provided that such items shall have been received by the Trustee (to the extent not generated by the Trustee) in the format required for electronic filing via the EDGAR system; and provided, further, that any such items that are required to be delivered by the Master Servicer or the Special Servicer to the Trustee shall be so delivered in the format required (or readily convertible into the format required) for electronic filing via the EDGAR system (in addition to any other required format). The Trustee shall have no responsibility to file any such items that have not been received in such EDGAR-compatible format nor shall it have any responsibility to convert any items to such format. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates.

                  SECTION 8.14  Year 2000 Compliance.

                  The Trustee covenants that by December 31, 1999, any custom-made software or hardware designed or purchased or licensed by it and used by it in the course of the operation or management of, or the compiling, reporting or generation of, data required by this Agreement will be capable of identifying correctly or performing calculations or other processing accurately with respect to dates after December 31, 1999.


                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

                  Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth and the obligations of the REMIC Administrator to file the final Tax Returns for REMIC I and REMIC II and to maintain the books and records thereof for a commercially reasonable period) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) of all Mortgage Loans and each REO Property remaining in REMIC I at a price (to be calculated by the Master Servicer and the Trustee as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01 and as if the purchase was to occur on such Business Day) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the appraised value of each REO Property, if any, included in REMIC I (such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer and approved by the Trustee), minus
(C) if such purchase is being made by the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any Advance Interest payable to the Master Servicer in respect of such Advances and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  The Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) has the right, and if the Majority Certificateholder of the Controlling Class fails to exercise such right, the Master Servicer has the right, to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer and any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) each may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance. In the event that the Master Servicer or any Majority Certificateholder of the Class (other than the Depositor or the Mortgage Loan Seller) elects to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Master Servicer or such Majority Certificateholder, as applicable, shall deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to
Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the purchaser or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchaser, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I.

                  Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders, the Participant and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed
(a) in the event such notice is given in connection with a purchase by the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the 5th day of such month, in each case specifying (i) the Distribution Date upon which the Trust will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

                  Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount for such date that is allocable to payments on the relevant Class in accordance with Section 4.01(b). Final distributions on the REMIC I Regular Interests shall be made on such date as provided in Section 4.01(a).

                  Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-II Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject thereto.

                  SECTION 9.02   Additional Termination Requirements.

                  (a) In the event the Master Servicer or a Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust (and, accordingly, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or such Majority Certificateholder, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax
         Return for each of REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1;

                  (ii) during such 90-day  liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, for cash; and

                  (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the applicable Class of Residual Certificates all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the REMIC Administrator to specify the date of adoption of the plan of complete liquidation of each of REMIC I and REMIC II in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

                  SECTION 10.01  REMIC Administration.

                  (a) The REMIC Administrator shall elect to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

                  (b) The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The Class X, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole Class of "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall, to the extent it is within the control of such Person, create or permit the creation of any other "interests" in either REMIC I or REMIC II (within the meaning of Treasury Regulations Section 1.860D-1(b)(1)).

                  (c) The Closing Date is hereby designated as the "startup day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date", within the meaning of Treasury Regulations Section 1.860G-1(a)(4)(iii) of the REMIC I Regular Interests and the REMIC II Regular Certificates is January 20, 2029, the Distribution Date following the latest maturity date of any Mortgage Loan.

                  (d) The REMIC Administrator is hereby designated as agent for the Tax Matters Person of each of REMIC I and REMIC II and shall: act on behalf of the Trust in relation to any tax matter or controversy, represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of REMIC I or REMIC II, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of REMIC I or REMIC II, and otherwise act on behalf of each of REMIC I and REMIC II in relation to any tax matter or controversy involving such REMIC. By their acceptance thereof, the Holders of the Residual Certificates hereby agree to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the Tax Matters Person for REMIC I and REMIC II. Subject to Section 10.01(h), the legal expenses and costs of any action described in this subsection (d) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the REMIC Administrator shall be entitled to be reimbursed therefor out of any amounts on deposit in the Distribution Account as provided by Section 3.05(b).

                  (e) The REMIC Administrator shall prepare and file, and the Trustee shall sign, all of the Tax Returns in respect of each of REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

                  (f) The REMIC Administrator shall perform on behalf of each of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any other taxing authority under Applicable State Law. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate and the IRS, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is a Disqualified Organization; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I and REMIC II.

                  (g) The REMIC Administrator shall perform its duties more specifically set forth hereunder in a manner consistent with maintaining the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions (and each of the other parties hereto shall assist it, to the extent reasonably requested by it). The REMIC Administrator shall not knowingly take (or cause either REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action within the scope of its duties more specifically set forth hereunder that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event with respect to either such REMIC, unless the REMIC Administrator has received an Opinion of Counsel to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. None of the parties hereto shall take any such action or cause REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne: (i) if such action that is not expressly permitted by this Agreement would be of a material benefit to or otherwise in the best interests of the Certificateholders as a whole, by the Trust and shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account; and (ii) otherwise by the party seeking to take the action not permitted by this Agreement.

                  (h) In the event that any tax is imposed on REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any taxes on contributions to REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X;
(iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this
Article X; or (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account.

                  (i) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis. Such records with respect to REMIC I shall include, for each Distribution Date, the applicable Uncertificated Principal Balance, REMIC I Remittance Rate, and each category of distribution on or with respect to the REMIC I Regular Interests.

                  (j) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) a breach of any representation or warranty of the Mortgage Loan Seller regarding the Mortgage Loans or as otherwise provided for in Section 2.03, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed-in-lieu of foreclosure, (C) the bankruptcy of REMIC I or REMIC II, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account or the REO Account); in any event unless it has received an Opinion of Counsel (from and at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (l) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                 SECTION 10.02 Depositor, Master Servicer, Special Servicer and Trustee to Cooperate with REMIC Administrator.

                  (a) The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten (10) days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (b) The Master Servicer, the Special Servicer and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator in order to enable it to perform its duties hereunder.

                  SECTION 10.03  Fees of the REMIC Administrator.

                  In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by it in the exercise and performance of any of the obligations and duties of the REMIC Administrator hereunder.

                  SECTION 10.04  Use of Agents.

                  The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact consented to by the Trustee, which consent shall not be unreasonably withheld; provided that the REMIC Administrator shall not be relieved of its liabilities, duties and obligations hereunder by reason of the use of any such agent or attorney-in-fact.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01   Amendment.

                  (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be defective or may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I or REMIC II at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of REMIC I or REMIC II; (vi) to modify, add to or eliminate any provisions of Section 5.02(d)(i), (ii) and (iii); or (vii) for any other purpose; provided that such amendment (other than any amendment for the specific purposes described in clauses (v) and (vi) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder without such Certificateholder's written consent; and provided further that such amendment (other than any amendment for any of the specific purposes described in clauses
(i) through (vi) above) shall not result in a downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates by any Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

                  (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loans and any REO Properties which are required to be distributed on any Certificate without the written consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (b)(i) without the written consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this
Section 11.01 without the written consent of the Holders of all Certificates then outstanding, or (iv) modify the provisions of Section 3.27 hereof in any way that adversely affects in any material respect the interests of the Participant without the written consent of the Participant, which consent shall be deemed to have been received if the Participant has not responded otherwise on or prior to the fifteenth Business Day following its receipt of notice of such proposed amendment. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates. For purposes of this Section 11.01(b), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of this Section 11.01(b).

                  (c) At the direction of the Holders of Certificates entitled to 100% of the Voting Rights allocated to the affected Classes, and with the agreement of all of the parties hereto (none of which shall withhold its agreement unless its obligations hereunder would be materially increased), the Agreement shall be amended for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates, including without limitation, (i) to cause such Classes to be restructured, (ii) to create in connection with any restructuring one or more new classes of Certificates, which may include, without limitation, one or more classes of Certificates entitled to payments of principal on a priority basis from collections in respect of some or all of the Multifamily Loans, (iii) to make in connection with any such restructuring one or more additional REMIC elections with respect to the Trust Fund and (iv) to provide for the book-entry registration of any such existing or newly created classes of Certificates. For purposes of this
Section 11.01(c), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of Section 11.01(b). Any restructuring pursuant to this Section 11.01(c) shall require the prior written approval of each Rating Agency and confirmation of the ratings of each such Class of Certificates (taking into account such restructuring), including confirmation that such restructuring will not result in the downgrade, qualification (if applicable) or withdrawal of the ratings then assigned to the Class G, Class H, Class J and Class K Certificates.

                  (d) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on REMIC I or REMIC II pursuant to the REMIC Provisions or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  (e) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder and the Participant.

                  (f) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided that such consents shall be in writing.

                  (g) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  (h) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (d) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 11.01(a) or (d) shall be payable out of the Distribution Account.

                  SECTION 11.02  Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the reasonable cost of which may be paid out of the Distribution Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders. It is acknowledged that the Trustee has no obligation to monitor whether such recordation in necessary under this section.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03  Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04  Governing Law.

                  This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 11.05  Notices.

                  Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (1) in the case of the Depositor, NationsLink Funding Corporation, NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 Attention: David A. Gertner, telecopy number: (704) 386-1094 (with copies to Robert W. Long, Esq., Assistant General Counsel, BankAmerica Corporation, NationsBank Corporate Center, 100 North Tryon Street (20th Floor), Charlotte, North Carolina 28255, telecopy number: (704) 386-6453; (2) in the case of the Mortgage Loan Seller, NationsBank, N.A., NationsBank Corporate Center, NC1-007-07-01, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: David Gertner, telecopy number: (704) 386-1904;
(3) in the case of the Master Servicer and the Special Servicer, Banc One Mortgage Capital Markets, LLC, 1717 Main Street, 14th Floor, Dallas, Texas 75201, Attention: Edgar L. Smith, II, telecopy number (214) 290-4480, with a copy to Banc One Mortgage Capital Markets, LLC, 1717 Main Street, 12th Floor, Dallas, Texas 75201, Attention: Paul G. Smyth, telecopy number (214) 290-4293;
(4) in the case of the Trustee and REMIC Administrator, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562,
Attention: Corporate Trust Services (CMBS), NationsLink Funding Corporation, Series 1999-1, telecopy number (410) 884-2360; (5) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number
(212) 553-0300; (B) Duff & Phelps Credit Rating Co., 55 East Monroe Street, Suite 38, Chicago, Illinois 60603, Attention: Commercial Mortgage Monitoring Group, telecopy number (312) 263-2852; and (C) Standard & Poor's Ratings Services, Inc., 25 Broadway, New York, New York 10004, Attention: Commercial Mortgage Group Surveillance Manager, telecopy number (212) 412-0539; and (6) in the case of the Participant, SouthTrust Capital Funding Corporation, Attention:
Lawrence D. Katz, 420 North 20th Street, 9th Floor, Birmingham, Alabama 35203, telecopy number (205) 254-4147, with a copy to Bradley, Arant, Rose & White LLP, 420 North 20th Street, Suite 2000, Birmingham, Alabama 35203-3208, Attention:
Paul Compton, telecopy number (205) 521-8500, or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

                  SECTION 11.06  Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07  Successors and Assigns; Beneficiaries.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Except as specifically contemplated by Sections 3.22, 3.24, 3.27, 6.03 and 8.05 and otherwise with respect to the Participant as expressly provided, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                  SECTION 11.08  Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.09  Notices to and from Rating Agencies.

                  (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default hereunder that has not been cured;

                  (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

                  (iv) any change in the location of the Distribution Account;

                  (v) the final payment to any Class of Certificateholders; and

                  (vi) the repurchase of any Mortgage Loan by the Mortgage Loan Seller pursuant to Section 2.03.

                  (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee and the appointment of a successor;

                  (ii) any change in the location of the Certificate Account;

                  (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

                  (iv) any material casualty at or condemnation or eminent domain proceeding in respect of a Mortgaged Property; and

                  (v) the vacating by an anchor tenant of a retail Mortgaged Property.

                  (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish to each Rating Agency such information with respect to the Mortgage Loans as the Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide.

                  (d) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (i) each of its annual statements as to compliance described in Section 3.13; and

                  (ii) each of its annual independent public accountants' servicing reports described in Section 3.14, if any.

In addition, as and to the extent required by Section 3.12(b), each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies or summaries (in such format as will be acceptable to the Rating Agency) of any of the written reports (including, without limitation, reports regarding property inspections) prepared, and any of the quarterly and annual operating statements, rent rolls and financial statements collected, by it pursuant to Section 3.12(b).

                  (e) The Trustee shall promptly furnish each Rating Agency on a monthly basis, to the extent not made available on the Trustee's Website, copies of the statements to the Holders of the REMIC II Regular Certificates required by the first paragraph of Section 4.02(a).

                  (f) To the extent reasonably possible, all information and reports delivered or made available to the Rating Agencies, or a Class F, Class G, Class H, Class J and Class K Certificateholder (if requested by such Holder), by any of the Trustee, the Master Servicer or the Special Servicer pursuant to this Section 11.09, shall be so delivered or otherwise made available through an electronic medium.

                  (g) Each Rating Agency shall provide to the Trustee, upon its request, a listing of the then current rating on any Certificate then outstanding.

                  (h) The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency, with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, the Master Servicer or the Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Trustee, the Master Servicer and the Special Servicer, as applicable, may include any reasonable disclaimer they deem appropriate with respect to such information.

                  SECTION 11.10   Requests for Information; Standing Requests.

                  (a) Any Holder of a Class F, Class G, Class H, Class J or Class K Certificate shall be entitled to, upon request to the Master Servicer, receive a copy from the Master Servicer of any notice or report to be delivered hereunder to the Directing Certificateholder.

                  (b) For the avoidance of doubt, it is noted that to the extent that any Rating Agency, or any Holder of a Class F, Class G, Class H, Class J or Class K Certificate, is stated herein to be entitled to obtain from the Master Servicer or the Special Servicer, upon request, any particular report or other item of information obtained or prepared with respect to the Mortgage Loans by the parties to this Agreement in the course of their performance hereof, such request by such Person may take the form of a standing request to the Master Servicer or the Special Servicer, as the case may be, to receive all such reports or items until further notice.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers or representatives thereunto duly authorized, in each case as of the day and year first above written.


                                  NATIONSLINK FUNDING CORPORATION,
                                    Depositor


                                  By:  /s/ James E. Naumann
                                       -----------------------------------
                                       Name:  James E. Naumann
                                       Title: Senior Vice President


                                  NATIONSBANK, N.A.,
                                    Mortgage Loan Seller


                                  By:  /s/ James E. Naumann
                                       -----------------------------------
                                       Name:  James E. Naumann
                                       Title: Senior Vice President


                                  BANC ONE MORTGAGE CAPITAL MARKETS, LLC,
                                            Master Servicer and Special Servicer


                                  By:  /s/ Edgar L. Smith
                                       -----------------------------------
                                       Name:  Edgar L. Smith, II
                                       Title: Chief Operating Officer


                                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                    Trustee and REMIC Administrator


                                  By:  /s/ Leslie A. Gaskill
                                       -----------------------------------
                                       Name:  Leslie A. Gaskill
                                       Title: Vice President

ACKNOWLEDGED AND AGREED WITH RESPECT
TO SECTION 2.01 OF THIS AGREEMENT:


NATIONSBANK COMMERCIAL MORTGAGE OWNER TRUST I


By:   Norwest Bank Minnesota, National Association,
      its Co-Trustee


By:   /s/ Leslie A. Gaskill
      -----------------------------------
      Name:  Leslie A. Gaskill
      Title: Vice President


ACKNOWLEDGED AND AGREED WITH RESPECT
TO SECTION 3.27 OF THIS AGREEMENT:


SOUTHTRUST CAPITAL FUNDING CORPORATION


By:   /s/ Lawrence D. Katz
      -----------------------------------
      Name:  Lawrence D. Katz
      Title: Group Vice President

STATE OF NORTH CAROLINA    )
                           )  ss.:
COUNTY OF MECKLENBURG      )


                  On the 22nd day of February, 1999, before me, a notary public in and for said State, personally appeared James E. Naumann known to me to be a Senior Vice President of NATIONSLINK FUNDING CORPORATION and NATIONSBANK, N.A., two of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                         /s/ Cheryl D. Faust
                                                  ------------------------------
                                                             Notary Public


[Notarial Seal]


My Commission Expires:  May 19, 2001

STATE OF TEXAS        )
                      )  ss.:
COUNTY OF DALLAS      )


                  On the 23rd day of February, 1999, before me, a notary public in and for said State, personally appeared Edgar L. Smith, II known to me to be a Chief Operating Officer of BANC ONE MORTGAGE CAPITAL MARKETS, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        /s/ Sandra Anderson
                                                  ------------------------------
                                                             Notary Public


[Notarial Seal]
My Commission Expires: October 14, 2000

STATE OF NORTH CAROLINA    )
                           )  ss.:
COUNTY OF MECKLENBURG      )


                  On the 23rd day of February, 1999, before me, a notary public in and for said State, personally appeared Leslie A. Gaskill, known to me to be a Vice President of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                          /s/ Gail Semple
                                                  ------------------------------
                                                            Notary Public


[Notarial Seal]



My Commission Expires: November 2, 2002

                                   EXHIBIT A-1
                          FORM OF CLASS A-1 CERTIFICATE

                          CLASS A-1 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Pass-Through Rate:                             Certificate  Principal Balance of
6.042% per annum                               this  Certificate as of the Issue
                                               Date:
                                               $
                                                --------------
Date of Pooling and Servicing
Agreement:  February 1, 1999                   Class Principal  Balance  of  all
                                               the Class A-1  Certificates as of
Cut-off Date:  February 1, 1999                the Issue Date:  $198,904,170

Issue Date:  February 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
March 22, 1999                                 Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the   "Initial  Pool
Banc One Mortgage Capital Markets, LLC         Balance"): $1,222,145,439

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
Banc One Mortgage Capital Markets, LLC         Association

Mortgage Loan Seller:
NationsBank, N.A.

Certificate No. A-1-___                        CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                  Norwest Bank Minnesota, National Association, as Trustee


                                  By: __________________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

Dated:

                                  Norwest Bank Minnesota, National Association, as Certificate Registrar


                                  By: __________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of _________________________________.

                  Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to ___________________________________________________________.


This  information is provided by  ________________________________________,  the assignee  named  above,  or  _________________________________________,  as  its
agent.

                                   EXHIBIT A-2
                          FORM OF CLASS A-2 CERTIFICATE

                          CLASS A-2 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Pass-Through Rate:                             Certificate  Principal Balance of
6.316% per annum                               this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Pooling and Servicing
Agreement:  February 1, 1999                   Class Principal  Balance  of  all
                                               the Class A-2  Certificates as of
Cut-off Date:  February 1, 1999                the Issue Date:  $659,653,000

Issue Date:  February 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
March 22, 1999                                 Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the   "Initial  Pool
Banc One Mortgage Capital Markets, LLC         Balance"): $1,222,145,439

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
Banc One Mortgage Capital Markets, LLC         Association

Mortgage Loan Seller:
NationsBank, N.A.

Certificate No. A-2-___                        CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By: _________________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

Dated:

                                   Norwest Bank Minnesota, National Association, as Certificate Registrar


                                   By: _________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
Dated:

                                     ___________________________________________
                                     Signature by or on behalf of Assignor

                                     ___________________________________________
                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _________ for the account of _________________________________.

                  Distributions made by check (such check to be made payable to _______________________________) and all applicable statements and notices should be mailed to ___________________________________________________________.

                  This information is provided by _____________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-3
                           FORM OF CLASS X CERTIFICATE

                           CLASS X COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Pass-Through Rate:                             Certificate  Notional  Amount  of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________

Date of Pooling and Servicing
Agreement:  February 1, 1999                   Class Notional  Amount of all the
                                               Class X  Certificates  as of  the
Cut-off Date:  February 1, 1999                Issue Date:  $1,222,145,439

Issue Date:  February 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
March 22, 1999                                 Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the   "Initial  Pool
Banc One Mortgage Capital Markets, LLC         Balance"): $1,222,145,439

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
Banc One Mortgage Capital Markets, LLC         Association

Mortgage Loan Seller:
NationsBank, N.A.

Certificate No. X-__                           CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 23, 1999, AT AN ISSUE PRICE OF 4.81732% OF THE INITIAL CLASS X NOTIONAL AMOUNT, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS HEREON, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, EXCEPT THAT THE HYPER-AMORTIZATION LOAN IS ASSUMED TO PAY IN FULL ON ITS ANTICIPATED REPAYMENT DATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL CLASS X NOTIONAL AMOUNT IS APPROXIMATELY 2.60326%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.97%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (FEBRUARY 23, 1999 TO MARCH 20, 1999), COMPUTED USING THE EXACT METHOD, AS A PERCENTAGE OF THE INITIAL CLASS X NOTIONAL AMOUNT, IS APPROXIMATELY 0.03674%.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By: _________________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:

                                   Norwest Bank Minnesota, National Association, as Certificate Registrar


                                   By: _________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
Dated:

                                   _____________________________________________
                                   Signature by or on behalf of Assignor

                                   _____________________________________________
                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ or the account of _______________________________.

                  Distributions made by check (such check to be made payable to _______________________________) and all applicable statements and notices should be mailed to ___________________________________________________________.

                  This information is provided by _________________________, the assignee named above, or ______________________________________, as its agent.

                                   EXHIBIT A-4
                           FORM OF CLASS B CERTIFICATE

                           CLASS B COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Pooling and Servicing
Agreement:  February 1, 1999                   Class Principal  Balance  of  all
                                               the  Class B  Certificates  as of
Cut-off Date:  February 1, 1999                the Issue Date:  $64,162,635

Issue Date:  February 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
March 22, 1999                                 Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the   "Initial  Pool
Banc One Mortgage Capital Markets, LLC         Balance"): $1,222,145,439

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
Banc One Mortgage Capital Markets, LLC         Association

Mortgage Loan Seller:
NationsBank, N.A.

Certificate No. B-____                         CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By:__________________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated:

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By:__________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
Dated:

                                   _____________________________________________
                                   Signature by or on behalf of Assignor

                                   _____________________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of _______________________________________________.

                  Distributions made by check (such check to be made payable to __________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.


                  This information is provided by _____________________________, the assignee named above, or _______________________________________________, as
its agent.

                                   EXHIBIT A-5
                           FORM OF CLASS C CERTIFICATE

                           CLASS C COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $______________
Date of Pooling and Servicing
Agreement:  February 1, 1999                   Class Principal  Balance  of  all
                                               the  Class C  Certificates  as of
Cut-off Date:  February 1, 1999                the Issue Date:  $61,107,271

Issue Date:  February 23, 1999                 Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the  Cut-off
March 22, 1999                                 Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the   "Initial  Pool
Banc One Mortgage Capital Markets, LLC         Balance"): $1,222,145,439

                                               Trustee and REMIC Administrator:
Special Servicer:                              Norwest Bank Minnesota,  National
Banc One Mortgage Capital Markets, LLC         Association

Mortgage Loan Seller:
NationsBank, N.A.

Certificate No. C-__                           CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By:__________________________________________
                                                  Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated:

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By:__________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: __________________________________________
________________________________________________________________________________
Dated:


                                       _________________________________________
                                       Signature by or on behalf of Assignor

                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ________________________________________________.

                  Distributions made by check (such check to be made payable to ____________________________) and all applicable statements and notices should be mailed to __________________________________________.

                  This information is provided by  ____________________________, the assignee named above, or  _________________________________________,  as its
agent.

                                   EXHIBIT A-6
                           FORM OF CLASS D CERTIFICATE

                           CLASS D COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Pass-Through Rate:                          Certificate   Principal  Balance  of
Variable                                    this  Certificate  as of  the  Issue
                                            Date: $______________

Date of Pooling and Servicing               Class  Principal  Balance of all the
Agreement: February 1, 1999                 Class D Certificates as of the Issue
                                            Date: $67,217,999
Cut-off Date:  February 1, 1999

Issue Date:  February 23, 1999              Approximate     Aggregate     unpaid
                                            principal  balance  of the  Mortgage
First Distribution Date:                    Pool as of the Cut-off  Date,  after
March 22, 1999                              deducting  payments of principal due
                                            on or before such date (the "Initial
                                            Pool Balance"): $1,222,145,439
Master Servicer:
Banc One Mortgage Capital Markets, LLC
                                            Trustee  and  REMIC   Administrator:
Special Servicer:                           Norwest  Bank  Minnesota,   National
Banc One Mortgage Capital Markets, LLC      Association

Mortgage Loan Seller:
NationsBank, N.A.

Certificate No. D -___                      CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made throught the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By: _________________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated:

                                   Norwest Bank Minnesota, National Association, as Certificate Registrar


                                   By: _________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
Dated:

                                       _________________________________________
                                       Signature by or on behalf of Assignor

                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________.

                  Distributions made by check (such check to be made payable to ____________________________________________________________) and all applicable statements and notices should be mailed to ____________________________________.

                  This information is provided by _____________________________, the assignee named above, or ___________________________________________, as its
agent.

                                   EXHIBIT A-7
                           FORM OF CLASS E CERTIFICATE

                           CLASS E COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Pass-Through Rate:                          Certificate   Principal  Balance  of
Variable                                    this  Certificate  as of  the  Issue
                                            Date: $______________
Date of Pooling and Servicing
Agreement: February 1, 1999                 Class  Principal  Balance of all the
                                            Class E Certificates as of the Issue
Cut-off Date:  February 1, 1999             Date: $33,608,999

Issue Date:  February 23, 1999              Approximate     Aggregate     unpaid
                                            principal  balance  of the  Mortgage
First Distribution Date:                    Pool as of the Cut-off  Date,  after
March 22, 1999                              deducting  payments of principal due
                                            on or before such date (the "Initial
Master Servicer:                            Pool Balance"): $1,222,145,439
Banc One Mortgage Capital Markets, LLC
                                            Trustee  and  REMIC   Administrator:
Special Servicer:                           Norwest  Bank  Minnesota,   National
Banc One Mortgage Capital Markets, LLC      Association

Mortgage Loan Seller:
NationsBank, N.A.

Certificate No. E-_____                     CUSIP No. [_______________]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 23, 1999, AND BASED ON ITS ISSUE PRICE OF 93.81587%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, (PLUS 3 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO USED TO PRICE THIS CERTIFICATE, EXCEPT THAT THE HYPER-AMORTIZATION LOAN IS ASSUMED TO PAY IN FULL ON ITS ANTICIPATED REPAYMENT DATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 6.23944%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 7.99%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (FEBRUARY 23, 1999 TO MARCH 20, 1999) COMPUTED USING THE EXACT METHOD, AS A PERCENTAGE OF THE CLASS X NOTIONAL AMOUNT, IS APPROXIMATELY 0.06406%.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By: _________________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:

                                   Norwest Bank Minnesota, National Association, as Certificate Registrar


                                   By: _________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
Dated:

                                       _________________________________________
                                       Signature by or on behalf of Assignor

                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to _____________________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

This  information is provided by  ________________________________________,  the assignee  named  above,  or  _________________________________________,  as  its
agent.

                                   EXHIBIT A-8
                           FORM OF CLASS F CERTIFICATE

                           CLASS F COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Pass-Through Rate:                          Certificate   Principal  Balance  of
Variable                                    this  Certificate  as of  the  Issue
                                            Date: $______________

Date of Pooling and Servicing               Class  Principal  Balance of all the
Agreement:  February 1, 1999                Class F Certificates as of the Issue
                                            Date: $51,941,181
Cut-off Date:  February 1, 1999

Issue Date:  February 23, 1999              Approximate     Aggregate     unpaid
                                            principal  balance  of the  Mortgage
First Distribution Date:                    Pool as of the Cut-off  Date,  after
March 22, 1999                              deducting  payments of principal due
                                            on or before such date (the "Initial
Master Servicer:                            Pool Balance"): $1,222,145,439
Banc One Mortgage Capital Markets, LLC
                                            Trustee  and  REMIC   Administrator:
Special Servicer:                           Norwest  Bank  Minnesota,   National
Banc One Mortgage Capital Markets, LLC      Association

Mortgage Loan Seller:
NationsBank, N.A.

Certificate No. F-__                        CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 23, 1999, AND BASED ON ITS ISSUE PRICE OF 78.75412%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, (PLUS 3 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO USED TO PRICE THIS CERTIFICATE, EXCEPT THAT THE HYPER-AMORTIZATION LOAN IS ASSUMED TO PAY IN FULL ON ITS ANTICIPATED REPAYMENT DATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 21.98344%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 10.68%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (FEBRUARY 23, 1999 TO MARCH 20, 1999) COMPUTED USING THE EXACT METHOD, AS A PERCENTAGE OF THE CLASS X NOTIONAL AMOUNT, IS APPROXIMATELY 0.12738%.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By: _________________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated:

                                   Norwest Bank Minnesota, National Association, as Certificate Registrar


                                   By: _________________________________________
                                                  Authorized Officer

                                   SCHEDULE A

             CERTIFICATE    BALANCE   OF
             DEFINITIVE     CERTIFICATES
             EXCHANGED  OR   TRANSFERRED
             FOR,  OR ISSUED IN EXCHANGE
             FOR OR UPON TRANSFER OF, AN    REMAINING PRINCIPAL
             INTEREST IN THIS BOOK-         AMOUNT OF BOOK-ENTRY     NOTATION
    DATE          ENTRY CERTIFICATE              CERTIFICATE         MADE BY
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


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: __________________________________________
_______________________________________________________________________________.
Dated:

                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________ for the account of
____________________.

                  Distributions made by check (such check to be made payable to _________________) and all applicable statements and notices should be mailed to
_______________________________________________________________________________.

                  This information is provided by _________________________, the assignee named above, or _________________________________, as its agent.

                                   EXHIBIT A-9
                           FORM OF CLASS G CERTIFICATE

                           CLASS G COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Pass-Through Rate:                           Certificate  Principal  Balance  of
Variable                                     this  Certificate  as of the  Issue
                                             Date: $______________

Date of Pooling and Servicing                Class Principal  Balance of all the
Agreement:  February 1, 1999                 Class  G  Certificates  as  of  the
                                             Issue Date: $9,166,090
Cut-off Date:  February 1, 1999
                                             Approximate     Aggregate    unpaid
Issue Date:  February 23, 1999               principal  balance of the  Mortgage
                                             Pool as of the Cut-off Date,  after
First Distribution Date:                     deducting payments of principal due
March 22, 1999                               on  or   before   such   date  (the
                                             "Initial      Pool       Balance"):
Master Servicer:                             $1,222,145,439
Banc One Mortgage Capital Markets, LLC
                                             Trustee  and  REMIC  Administrator:
Special Servicer:                            Norwest  Bank  Minnesota,  National
Banc One Mortgage Capital Markets, LLC       Association

Mortgage Loan Seller:
NationsBank, N.A.

Certificate No. G-__                         CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 23, 1999, AND BASED ON ITS ISSUE PRICE OF 66.84167%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, (PLUS 3 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO USED TO PRICE THIS CERTIFICATE, EXCEPT THAT THE HYPER-AMORTIZATION LOAN IS ASSUMED TO PAY IN FULL ON ITS ANTICIPATED REPAYMENT DATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 33.20833%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 11.68%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (FEBRUARY 23, 1999 TO MARCH 20, 1999) COMPUTED USING THE EXACT METHOD, AS A PERCENTAGE OF THE CLASS X NOTIONAL AMOUNT, IS APPROXIMATELY 0.13541%.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By: _________________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:

                                   Norwest Bank Minnesota, National Association, as Certificate Registrar


                                   By: _________________________________________
                                                  Authorized Officer

                                   SCHEDULE A

             CERTIFICATE    BALANCE   OF
             DEFINITIVE     CERTIFICATES
             EXCHANGED  OR   TRANSFERRED
             FOR,  OR ISSUED IN EXCHANGE
             FOR OR UPON TRANSFER OF, AN    REMAINING PRINCIPAL
             INTEREST IN THIS BOOK-         AMOUNT OF BOOK-ENTRY     NOTATION
    DATE          ENTRY CERTIFICATE              CERTIFICATE         MADE BY
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


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: __________________________________________
________________________________________________________________________________
Dated:

                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________.

                  Distributions made by check (such check to be made payable to ___________) and all applicable statements and notices should be mailed to
___________________________ for the account of ________________________________.

                  This information is provided by _______________, the assignee named above, or _______________________________, as its agent.

                                  EXHIBIT A-10
                           FORM OF CLASS H CERTIFICATE

                           CLASS H COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Pass-Through Rate:                           Certificate  Principal  Balance  of
Variable                                     this  Certificate  as of the  Issue
                                             Date: $______________
Date of Pooling and Servicing
Agreement:  February 1, 1999                 Class Principal  Balance of all the
                                             Class  H  Certificates  as  of  the
Cut-off Date:  February 1, 1999              Issue Date: $30,553,635

Issue Date:  February 23, 1999               Approximate     Aggregate    unpaid
                                             principal  balance of the  Mortgage
First Distribution Date:                     Pool as of the Cut-off Date,  after
March 22, 1999                               deducting payments of principal due
                                             on  or   before   such   date  (the
Master Servicer:                             "Initial      Pool       Balance"):
Banc One Mortgage Capital Markets, LLC       $1,222,145,439

Special Servicer:                            Trustee  and  REMIC  Administrator:
Banc One Mortgage Capital Markets, LLC       Norwest  Bank  Minnesota,  National
                                             Association
Mortgage Loan Seller:
NationsBank, N.A.

Certificate No. H-___                        CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS LLC, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 23, 1999, AND BASED ON ITS ISSUE PRICE OF 60.75766%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, (PLUS 3 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO USED TO PRICE THIS CERTIFICATE, EXCEPT THAT THE HYPER-AMORTIZATION LOAN IS ASSUMED TO PAY IN FULL ON ITS ANTICIPATED REPAYMENT DATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 39.29233%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 13.11%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (FEBRUARY 23, 1999 TO MARCH 20, 1999) COMPUTED USING THE EXACT METHOD, AS A PERCENTAGE OF THE CLASS X NOTIONAL AMOUNT, IS APPROXIMATELY 0.14699%.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By: _________________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated:

                                   Norwest Bank Minnesota, National Association, as Certificate Registrar


                                   By: _________________________________________
                                                  Authorized Officer

                                   SCHEDULE A

             CERTIFICATE    BALANCE   OF
             DEFINITIVE     CERTIFICATES
             EXCHANGED  OR   TRANSFERRED
             FOR,  OR ISSUED IN EXCHANGE
             FOR OR UPON TRANSFER OF, AN    REMAINING PRINCIPAL
             INTEREST IN THIS BOOK-         AMOUNT OF BOOK-ENTRY     NOTATION
    DATE          ENTRY CERTIFICATE              CERTIFICATE         MADE BY
------------ --------------------------- ------------------------ --------------

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


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
Dated:

                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________ for the account of
_______________________.

                  Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________ for the account of _____________________________.

                   This information is provided by ________________________, the assignee named above, or ________________________________, as its agent.

                                  EXHIBIT A-11
                           FORM OF CLASS J CERTIFICATE

                           CLASS J COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Pass-Through Rate:                           Certificate  Principal  Balance  of
Variable                                     this  Certificate  as of the  Issue
                                             Date: $______________
Date of Pooling and Servicing
Agreement:  February 1, 1999                 Class Principal  Balance of all the
                                             Class  J  Certificates  as  of  the
Cut-off Date:  February 1, 1999              Issue Date: $15,276,817

Issue Date:  February 23, 1999               Approximate     Aggregate    unpaid
                                             principal  balance of the  Mortgage
First Distribution Date:                     Pool as of the Cut-off Date,  after
March 22, 1999                               deducting payments of principal due
                                             on  or   before   such   date  (the
Master Servicer:                             "Initial      Pool       Balance"):
Banc One Mortgage Capital Markets, LLC       $1,222,145,439

Special Servicer:                            Trustee  and  REMIC  Administrator:
Banc One Mortgage Capital Markets, LLC       Norwest  Bank  Minnesota,  National
                                             Association
Mortgage Loan Seller:
NationsBank, N.A.

Certificate No. J-__                         CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 23, 1999, AND BASED ON ITS ISSUE PRICE OF 54.44467%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, (PLUS 3 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO USED TO PRICE THIS CERTIFICATE, EXCEPT THAT THE HYPER-AMORTIZATION LOAN IS ASSUMED TO PAY IN FULL ON ITS ANTICIPATED REPAYMENT DATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 45.60533%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 14.53%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (FEBRUARY 23, 1999 TO MARCH 20, 1999) COMPUTED USING THE EXACT METHOD, AS A PERCENTAGE OF THE CLASS X NOTIONAL AMOUNT, IS APPROXIMATELY 0.14305%.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By: _________________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class J Certificates referred to in the within-mentioned Agreement.

Dated:

                                   Norwest Bank Minnesota, National Association, as Certificate Registrar


                                   By: _________________________________________
                                                  Authorized Officer

                                   SCHEDULE A

             CERTIFICATE    BALANCE   OF
             DEFINITIVE     CERTIFICATES
             EXCHANGED  OR   TRANSFERRED
             FOR,  OR ISSUED IN EXCHANGE
             FOR OR UPON TRANSFER OF, AN    REMAINING PRINCIPAL
             INTEREST IN THIS BOOK-         AMOUNT OF BOOK-ENTRY     NOTATION
    DATE          ENTRY CERTIFICATE              CERTIFICATE         MADE BY
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


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: __________________________________________
_______________________________________________________________________________.
Dated:

                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________ for the account of
______________________.

                  Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
____________.

                  This information is provided by _____________________________, the assignee named above, or ____________________________, as its agent.

                                  EXHIBIT A-12
                           FORM OF CLASS K CERTIFICATE

                           CLASS K COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Pass-Through Rate:                           Certificate  Principal  Balance  of
Variable                                     this  Certificate  as of the  Issue
                                             Date: $______________
Date of Pooling and Servicing
Agreement:  February 1, 1999                 Class Principal  Balance of all the
                                             Class  K  Certificates  as  of  the
Cut-off Date:  February 1, 1999              Issue Date: $30,553,642

Issue Date:  February 23, 1999               Approximate     Aggregate    unpaid
                                             principal  balance of the  Mortgage
First Distribution Date:                     Pool as of the Cut-off Date,  after
March 22, 1999                               deducting payments of principal due
                                             on  or   before   such   date  (the
Master Servicer:                             "Initial      Pool       Balance"):
Banc One Mortgage Capital Markets, LLC       $1,222,145,439

Special Servicer:                            Trustee  and  REMIC  Administrator:
Banc One Mortgage Capital Markets, LLC       Norwest  Bank  Minnesota,  National
                                             Association
Mortgage Loan Seller:
NationsBank, N.A.

Certificate No. K-__                         CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 23, 1999, AND BASED ON ITS ISSUE PRICE OF 24.23167%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, (PLUS 3 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO USED TO PRICE THIS CERTIFICATE, EXCEPT THAT THE HYPER-AMORTIZATION LOAN IS ASSUMED TO PAY IN FULL ON ITS ANTICIPATED REPAYMENT DATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 75.81833%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 26.94%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (FEBRUARY 23, 1999 TO MARCH 20, 1999) COMPUTED USING THE EXACT METHOD, AS A PERCENTAGE OF THE CLASS X NOTIONAL AMOUNT, IS APPROXIMATELY 0.03909%.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By: _________________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class K Certificates referred to in the within-mentioned Agreement.

Dated:

                                   Norwest Bank Minnesota, National Association, as Certificate Registrar


                                   By: _________________________________________
                                                  Authorized Officer

                                   SCHEDULE A

             CERTIFICATE    BALANCE   OF
             DEFINITIVE     CERTIFICATES
             EXCHANGED  OR   TRANSFERRED
             FOR,  OR ISSUED IN EXCHANGE
             FOR OR UPON TRANSFER OF, AN    REMAINING PRINCIPAL
             INTEREST IN THIS BOOK-         AMOUNT OF BOOK-ENTRY     NOTATION
    DATE          ENTRY CERTIFICATE              CERTIFICATE         MADE BY
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


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: __________________________________________
_______________________________________________________________________________.
Dated:

                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________ for the account of
____________________.

                  Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

This  information is provided by  ________________________________________,  the assignee  named  above,  or  _________________________________________,  as  its
agent.

                                  EXHIBIT A-13
                          FORM OF CLASS R-I CERTIFICATE

                          CLASS R-I COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Date of Pooling and Servicing                Certificate No. R-I-___
Agreement:  February 1, 1999
                                             Percentage  Interest  evidenced  by
Cut-off Date:  February 1, 1999              this  Certificate  in  the  related
                                             Class: ____%
Issue Date:  February 23, 1999
                                             Approximate     Aggregate    unpaid
First Distribution Date:                     principal  balance of the  Mortgage
March 22, 1999                               Pool as of the Cut-off Date,  after
                                             deducting payments of principal due
Master Servicer:                             on  or   before   such   date  (the
Banc One Mortgage Capital Markets, LLC       "Initial      Pool       Balance"):
                                             $1,222,145,439
Special Servicer:
Banc One Mortgage Capital Markets, LLC       Trustee  and  REMIC  Administrator:
                                             Norwest  Bank  Minnesota,  National
                                             Association
Mortgage Loan Seller:
NationsBank, N.A.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED
TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

         This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

                  A "Disqualified  Organization"  is (i) the United States,  any
State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381 of the Code and (v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By: _________________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:

                                   Norwest Bank Minnesota, National Association, as Certificate Registrar


                                   By: _________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: __________________________________________
________________________________________________________________________________
Dated:

                                       _________________________________________
                                       Signature by or on behalf of Assignor

                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________ for the account of
____________________.

                  Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to_______________________________________________________________.

This information is provided by ______________, the assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-14
                         FORM OF CLASS R-II CERTIFICATE

                         CLASS R-II COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         NATIONSLINK FUNDING CORPORATION

Date of Pooling and Servicing                Certificate No. R-II - __
Agreement:  February 1, 1999

Cut-off Date:  February 1, 1999              Percentage  Interest  evidenced  by
                                             this  Certificate  in  the  related
Issue Date:  February 23, 1999               Class: _____%

First Distribution Date:                     Approximate     Aggregate    unpaid
March 22, 1999                               principal  balance of the  Mortgage
                                             Pool as of the Cut-off Date,  after
Master Servicer:                             deducting payments of principal due
Banc One Mortgage Capital Markets, LLC       on  or   before   such   date  (the
                                             "Initial      Pool       Balance"):
Special Servicer:                            $1,222,145,439
Banc One Mortgage Capital Markets, LLC
                                             Trustee  and  REMIC  Administrator:
Mortgage Loan Seller:                        Norwest  Bank  Minnesota,  National
NationsBank, N.A.                            Association


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, NATIONSBANK, N.A., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, BANC ONE MORTGAGE CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED
TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

         This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

                  A "Disqualified  Organization"  is (i) the United States,  any
State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381 of the Code and (v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By: _________________________________________
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated:

                                   Norwest Bank Minnesota, National Association, as Certificate Registrar


                                   By: _________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: __________________________________________
________________________________________________________________________________
Dated:

                                       _________________________________________
                                       Signature by or on behalf of Assignor

                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________ for the account of ___________________.

                  Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to ______________________________.

                  This information is provided by _____________________, the assignee named above, or ___________________________, as its agent.

                                    EXHIBIT B

                    FORM OF INVESTMENT REPRESENTATION LETTER


Norwest Bank Minnesota, National Association,
Norwest Center, Sixth and Marquette
Minneapolis, Minnesota 55479-0113


NationsLink Funding Corporation
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255


                  Re: Transfer of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-1
                        -------------------------------------------------------

Ladies and Gentlemen:

                  This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), by and among NationsLink Funding Corporation, as Depositor, NationsBank, N.A., as Mortgage Loan Seller, Banc One Mortgage Capital Markets, LLC, as Master Servicer and as Special Servicer, and Norwest Bank, National Association, as Trustee on behalf of the holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-1 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

                  In  connection  with  such  transfer,   the  Purchaser  hereby
represents and warrants to you and the addressees hereof as follows:

                  1.       Check one of the following:*

                  [ ] The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

------------------
*        Purchaser must include one of the following two certifications.

                  [ ]      The  Purchaser is a "qualified  institutional  buyer"
                           within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

                  2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

                  3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

                  4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

                  5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

                  6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section
5.02 of the Pooling and Servicing Agreement.

                  7.       Check one of the following:*

                  [ ] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

                  [ ] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which were eligible to elect to be treated as U.S. persons).

------------------
*        Each Purchaser must include one of the two alternative certifications.

8.       Please make all payments due on the Certificates:**

                 [ ]       (a)      by wire transfer to the following account at
                                    a bank or entity in New York, New York, having appropriate facilities therefor:

                                    Bank:      _________________________________
                                    ABA#:      _________________________________
                                    Account #: _________________________________
                                    Attention: _________________________________

                 [ ]       (b)      by mailing a check or draft to the following
                                    address:

                                    ____________________________________________
                                    ____________________________________________
                                   ____________________________________________

----------------------

** Only to be filled out by Purchaser of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.


                                          Very truly yours,


                                          ______________________________________
                                                       [The Purchaser]


                                          By:  _________________________________
                                               Name:
                                               Title:
Dated:

                                   EXHIBIT C-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                        PURSUANT TO SECTION 5.02(d)(i)(B)


STATE OF             )
                     ) participation.:
COUNTY OF            )


                  [NAME OF OFFICER], being first duly sworn, deposes and says that:

                  1. He/She is the [Title of Officer] of [Name of Prospective Transferee] (the prospective transferee (the "Transferee") of a NationsLink Funding Corporation Class, R-[I] [II] Commercial Mortgage Pass-Through Certificate, Series 1999-1, evidencing a ____% Percentage Interest in the Class to which it belongs (the "Residual Certificate")), a __________________________________ duly organized and validly existing under the laws of [the State of ____] [the United States], on behalf of which he/she makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Residual Certificate was issued (the "Pooling and Servicing Agreement").

                  2. The Transferee (i) is [and, as of [date of transfer], will be] a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificate, and (ii) is acquiring the Residual Certificate for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Tr+ansferee" is any person other than a "disqualified organization" or a "non-United States person". (For this purpose: (i) a "disqualified organization" means the United States or a possession thereof, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax (unless such organization is subject to the tax on unrelated business taxable income); and (ii) a "non-United States person" is any person other than a "United States person". A "United States person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.)

                  3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificate to "disqualified organizations" under the Internal Revenue Code of 1986, as amended; (ii) that such tax would be imposed on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a "disqualified organization", on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a "disqualified organization" and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificate may be a "non-economic residual interest" within the meaning of Treasury Regulation ss.1.860E-1(c) and that the transferor of a "non-economic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificate if at any time during the taxable year of the pass-through entity a "disqualified organization" is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)


                  5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificate by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

                  6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

                  7.  The  Transferee's   taxpayer   identification   number  is
______________.

                  8. The  Transferee  has  reviewed  the  provisions  of Section
5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificate (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a person other than the Transferee, in the event that the Transferee holds such Residual Certificate in violation of Section 5.02(d)), and the Transferee expressly agrees to be bound by and to comply with such provisions.

                  9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificate is or will be to impede the assessment or collection of any tax.

                  10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate.

                  11. The Transferee will, in connection with any transfer that it makes of the Residual Certificate, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificate to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of __________, 199__.

                                                       [NAME OF TRANSFEREE]


                                                        By: --------------------
                                                             [Name of Officer]
                                                             [Title of Officer]

[Corporate Seal]


ATTEST:


------------------------------
[Assistant] Secretary


                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

                  Subscribed and sworn before me this ___ day of ______________, 199__.



                                                       -------------------------
                                                       NOTARY PUBLIC


COUNTY OF ___________
STATE OF _____________
My Commission expires the _________
day of _____________, 19__.

                                   EXHIBIT C-2

                         FORM OF TRANSFEROR CERTIFICATE
                        PURSUANT TO SECTION 5.02(d)(i)(D)


                                                       __________________, 19___



Norwest Bank Minnesota, National Association
Norwest Center, Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services (CMBS)

                  Re:      NationsLink   Funding   Corporation,   Commercial
                           Mortgage  Pass-Through  Certificates,  Series 1999-1,
                           Class  R-[I]  [II],   evidencing  a  __%   percentage
                           interest in the Class to which it belongs

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _____________ (the "Transferor") to ____________________ (the
"Transferee") of the captioned Class R-[I] [II] Certificate (the "Residual Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 1999, among NationsLink Funding Corporation, as Depositor, NationsBank, N.A., as Mortgage Loan Seller, Banc One Mortgage Capital Markets, LLC, as Master Servicer and as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit C-1. The Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificate may not be respected for United States federal income tax purposes (and the Transferor may continue to be liable for United States federal income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                             Very truly yours,


                                             -----------------------------------
                                             (Transferor)


                                              By: ______________________________
                                                  Name: ________________________
                                                  Title: _______________________

                                    EXHIBIT D

                               REQUEST FOR RELEASE


                                                     ____________________, 19___


Norwest Bank Minnesota, National Association
1031 E. 10th Avenue S.E.
Minneapolis, Minnesota  55414
Attention:  Mortgage Document Custody (CMBS)

                  In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), by and among NationsLink Funding Corporation, as Depositor, NationsBank, N.A., as Mortgage Loan Seller, Banc One Mortgage Capital Markets, LLC, as Master Servicer and as Special Servicer, and you, as Trustee and REMIC Administrator, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

                  Property Name: ___________________________________________

                  Address:__________________________________________________

                  Loan No.:_________________________________________________


If only particular documents in the Mortgage File are requested, please specify which:__________________________________________________________________________


Reason for requesting file (or portion thereof):

______ 1. Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______    2. The Mortgage Loan is being foreclosed.

______    3. Other. (Describe)

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                         BANC ONE MORTGAGE CAPITAL MARKETS, LLC.


                                         By:____________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                    EXHIBIT E

                            FORM OF REO STATUS REPORT

                                REO STATUS REPORT


------------ --------- -------- ------ ------ -------- ------ ---------- ----------- ----------- ---------- --------- -----------
Prospectus   Property  Property City   State  Sq Ft    Paid   Ending     Total P&I   Total       Other      Total     Current
    ID         Name     Type                  or       Thru   Scheduled  Advances    Expenses    Advances   Exposure  Monthly
                                              Units    Date   Balance    to Date     to Date     (Taxes &               P&I
                                                                                                 Insurance)
------------ --------- -------- ------ ------ -------- ------ ---------- ----------- ----------- ---------- --------- -----------



-------- ------ ------ ------- ---------- --------
Maturity LTM    LTM    LTM     Cap Rate   Valuation/
 Date    NOI     NOI    DSCR   Assigned   Appraisal
         Date                     ***      Date

-------- ------ ------ ------- ---------- --------

                                          REO STATUS REPORT


------------ --------- --------  ------ ---------- --------------- ----------- ----------- -----------
Prospectus   Property  Property  City    Value      Appraisal /     Loss         Estimated    Total
ID           Name      Type              using      BPO or          Using 92%    Recovery %   Appraisal
                                         NOI &      Internal Value  Appraisal                 Reduction
                                         Cap Rate                   or BPO                    Realized
------------ --------- --------  ------ ---------- --------------- ----------- ----------- -----------



---------  ----------  -----------  --------------------------------------------
Special    REO         Pending                       Comments
Servicing  Acquisition Resolution
Transfer   Date        Date
Date
---------  ----------  -----------  --------------------------------------------

                                    EXHIBIT F


                       FORM OF ERISA REPRESENTATION LETTER


Norwest Bank Minnesota, National Association
Norwest Center, Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention:

NationsLink Funding Corporation
100 North Tryon Street
Charlotte, North Carolina  28255
Attention:

                  Re: Transfer of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-1

Ladies and Gentlemen:

                  The  undersigned  (the   "Purchaser")   proposes  to  purchase
$____________ initial Certificate Balance of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-1, Class __ (the "Certificate") issued pursuant to that certain Second Amended and Restated Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), by and among NationsLink Funding Corporation, as depositor (the "Depositor"), NationsBank, N.A., as mortgage loan seller, Banc One Mortgage Capital Markets, LLC, as master servicer (the "Master Servicer") and as special servicer (the "Special Servicer") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

                  In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

                  1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal
Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by any such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

                  2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law (without regard to the identity or nature of the other Holders of Certificates of any Class), will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Placement Agents or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriter, the Placement Agent, the Certificate Registrar or the Trust Fund.

                  IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.


                                        Very truly yours,



                                        ---------------------------------------
                                                  [The Purchaser]


                                        By:    _________________________________
                                               Name:
                                               Title:

                                    EXHIBIT G

               FORM OF CERTIFICATEHOLDER CONFIRMATION CERTIFICATE
                          REQUEST BY BENEFICIAL HOLDER

                                                                          [Date]


Norwest Bank Minnesota, National Association
Three New York Plaza
New York, New York  10004
Attention:  Corporate Trust Services (CMBS)

Re:  NationsLink Funding Corporation, Series 1999-1

                  In accordance  with the Pooling and Servicing  Agreement dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation ("the "Depositor"), NationsBank, N.A. as mortgage loan seller, Banc One Mortgage Capital Markets, LLC, as Master Servicer and as Special Servicer and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee"), with respect to the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is a beneficial owner of the Class ____ Certificates.

                  2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to the Pooling and Servicing Agreement (the "Information").

                  3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the evaluation described in paragraph 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representative") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the undersigned may provide all or any part of the Information to its regulators and auditors.

                  4. the undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

                  5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.



         IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by this duly authorized officer, as of the day and year written above.

                            [BENEFICIAL HOLDER OF A CERTIFICATE]


                            By:      _______________________________
                                     Name:
                                     Title:

                                    EXHIBIT H

                    FORM OF PROSPECTIVE PURCHASER CERTIFICATE


                                                                          [Date]


[TRUSTEE]

         Re: NationsLink Funding Corporation, Mortgage Pass-Through Certificates, Series 1999-1 ("the Certificates").

                  In accordance with the Pooling and Servicing Agreement dated, as of February 1, 1999 ( the "Pooling and Servicing Agreement"), among NationsLink Funding Corporation ("the "Depositor"), NationsBank, N.A. as mortgage loan seller, Banc One Mortgage Capital Markets, LLC as Master Servicer and as Special Servicer, and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee"), with respect to the NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is contemplating an investment in the Class ___ Certificates.

                  2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information") for use in evaluating such possible investment.

                  3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; and provided further, that the undersigned may provide all or any part of the Information to its regulators and auditors.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provisions of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

                  5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                           [PROSPECTIVE PURCHASER]


                                            By:      _____________________
                                                     Name:
                                                     Title:

                                    EXHIBIT I

                     FORM OF INTERIM CUSTODIAL CERTIFICATION

                                                                          [Date]

NationsLink Funding Corporation,
  as Depositor
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

NationsBank, N.A.,
  as Mortgage Loan Seller
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Banc One Mortgage Capital Markets, LLC,
  as Master Servicer and Special Servicer
1717 Main Street, 12th Floor
Dallas, Texas  75201
Attention: Paul G. Smyth

               Re: Pooling and Servicing Agreement dated as of February 1, 1999 (the "Agreement") among NationsLink Funding Corporation, as Depositor, Nationsbank, N.A., as Mortgage Loan Seller, Banc One Mortgage Capital Markets, LLC, as Master Servicer and Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator for the Certificateholders of Commercial Mortgage Pass Through Certificates, Series 1999-1

Ladies and Gentlemen:

                  Pursuant to Section 2.02 of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in clauses (i) through (iii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii), (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct and the Mortgage Rate set forth in clause
(iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

                  Neither the Trustee or Custodian is under any duty or (i) to determine whether any of the documents specified in clauses (iv) through (viii),
(x) through (xii) and (xiv) through (xx) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose, or that they are other than what they purport to be on their face.

                  Any  terms  used  herein  and  not  defined   shall  have  the
respective meaning assigned to them in the related Agreement.


                                                   Respectfully,

                                                   [Name]
                                                   [Title]

cc:  Robert W. Long, Esq., Assistant General Counsel, BankAmerica Corporation

                                    EXHIBIT J

                      FORM OF FINAL CUSTODIAL CERTIFICATION

[Date]

NationsLink Funding Corporation,
  as Depositor
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Nationsbank, N.A.,
  as Mortgage Loan Seller
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Banc One Mortgage Capital Markets, LLC,
  as Master Servicer and Special Servicer
1717 Main Street, 12th Floor
Dallas, Texas  75201
Attention: Paul G. Smyth

                  Re: Pooling and Servicing Agreement dated as of February 1, 1999 (the "Agreement") among NationsLink Funding Corporation, as Depositor, Nationsbank, N.A., as Mortgage Loan Seller, Banc One Mortgage Capital Markets, LLC, as Master Servicer and Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator for the Certificateholders of Commercial Mortgage Pass Through Certificates, Series 1999-1

Ladies and Gentlemen:

                  Pursuant to Section 2.02 of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in clauses (i), (ii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) it or a Custodian on its behalf has received either the original or copy of each of the assignments specified in clauses (iii) and (v) of the definition of "Mortgage File" that were delivered by the Mortgage Loan Seller with evidence of recording thereon,
(iii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in Section 2.02 (b) and Section 2.02(c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii), (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct, and the Mortgage Rate set forth in clause (iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

                  Neither the Trustee or Custodian is under any duty or (i) to determine whether any of the documents specified in clauses (iv) through (viii),
(x) through (xii) and (xiv) through (xx) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose, or that they are other than what they purport to be on their face.

                  Any  terms  used  herein  and  not  defined   shall  have  the
respective meaning assigned to them in the related Agreement.


                                             Respectfully,

                                             [Name]
                                             [Title]


cc:     Robert W. Long, Esq., Assistant General Counsel, BankAmerica Corporation

                                    EXHIBIT K

                   FORM OF OPERATING STATEMENT ANALYSIS REPORT

AS OF MM/DD/YY

PROPERTY OVERVIEW:
   Prospectus Number
   Sched Balance/Paid to Date
   Property Name
   Property Type
   Property Address
   City, State
   Net Rentable Square Feet
   Year Built/Renovated

                                                                                                199X
   Year of Operations                Underwriting       199X         199X        199X       YTD/Trailing*
   Occupancy Rate
   Average Rental Rate
                                    ** Servicer will not be expected to "Normalize" these YTD numbers


INCOME:

   No. of Months                                                                        # of months
   Period Ended              Underwriting       199X          199X           199X           199X         199X-Base     199X-199X
                                 Basis       Normalized    Normalized     Normalized    YTD/Trailing     Variance       Variance

   Statement Classification
   Rental Income-Category 1
   Rental Income - Category 2
   Rental Income - Category 3
   Pass Through/Escalations
   Other Income

   EFFECTIVE GROSS INCOME:

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  General and Administration
  Repairs and Maintenance
  Management Fees
  Payroll and Benefits
  Advertising and Marketing
  Professional Fees
  Other Expenses
  Ground Rent

TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Leasing Commissions
  Tenant Improvements
  Replacement Reserves
Total Capital Items

NOI AFTER CAPITAL ITEMS

Debt Service (per servicer)
Cash Flow after Debt Service

DSCR (NOI/Debt Service)

DSCR (after reserves/cap exp)

Source of Financial Data:

Income Comments:

Expense Comments:

Capital Items Comments:

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE


LOAN NUMBER                 PROPERTY NAME                                  PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   50099           300 Carpenter Apartments                       300 Carpenter Dr.
   50121           5450 NW Central                                5450 Northwest Central Drive
   50148           Salisbury Mall                                 Jake Alexander Blvd  & U.S.Highway 70
   50166           La Jolla International Gardens                 3415-3465 Lebon Drive
   50167           La Scala Apartment Villas                      3833-3899 Nobel Drive
   50207           Church Crossing Shopping Center                North Church Street and Lees Chapel Road
   50312           Westminster Retirement Residence               11 East Augusta Place
   50319           Applebee's #8673, 8902 & 9145                  Summary Page
   50322           Applebee's #8623 & #8867                       Summary Page
   50331           Crosswinds West Apartments                     5525 Southwest 41st Street
   50336           The Park At Westridge Apartments               11809 East 83rd Street
   50391           Lakewest Town Center                           2211-2329 Singleton Blvd.
   50499           Sears Plaza                                    290 Elliot Street
   50509           Oxnard Villa Apartments                        13115-13129 Oxnard Street
   50563           River View Condominiums                        93 Richards Avenue
   50648           Colonial Plaza Apts                            215 Sand Beach Blvd
   50668           Museum Walk Apartments                         3500 SW 19th Ave
   50695           The Summit Shopping Center*                    NEC of US Hwy. 280 & I-459
   50776           Terraces Apartments                            4739 Buford Highway
   50788           2474 Valentine Avenue Apartments               2474 Valentine Avenue
   50825           Purolator Distribution Center                  4800 Corporation Drive
   50828           Community Programs, Inc                        423 West Landis Ave
   50852           Windover Woods Apartments                      2605 Columbia Blvd
   50853           Greentree Apts                                 6405  N.E. Hazel Dell Ave
   50883           University Center North Shopping Center        1405 SW 107th Ave.
   50888           Northpark Village Apts                         3502 Newman Road
   50894           The Courtyards Apartments                      1231 SW 3rd Avenue
   50902           McGaw Business Center                          1555-1565 McGaw Ave, 17151-17153 Gillette Ave
   50904           College View Apartments                        1105 Northwest 3rd Ave
   50912           Westphalia Retirement Center                   HCR-65, Box 6
   50913           DeSoto Residential Care Apartments             1710 Koch Lane
   50914           Indian Hills Retirement Village                2601 Fair Street
   50915           Oak Tree Villas Assisted Living                3108 W. Truman Blvd.
   50929           Patrick Airport Center                         2900 East Patrick Lane
   50930           Ironhorse Park                                 1040 Ironhorse Drive
   50933           Collierville Business Center                   Summary Page
   50935           Barrington Apartments                          607 Moody Road
   50937           Belle Terrace Apartments                       1-2 Dark Hollow Road and 3-8 Presidents Drive
   50941           Village at Countryside                         26210 US Highway 19 N
   50942           Staples - Hobbs NM                             1731 Turner St.
   50960           Kentwood Apartments                            3000 North Kentwood Ave.
   50969           Eastwyck Village Apartments                    1201 Edenham Court
   50975           Brentwood Plaza                                1 Brent Lane
   50979           Spring Cove Marina                             455 Lore Rd.
   50986           Grand Rose Apartments                          1601-1649 East Grand Ave
   50990           Ashley Landing Shopping Center                 1401 Sam Rittenberg Rd.
   50993           North Valley Mobile Home Park                  7051 Buffalo Trail
   50994           Picacho Mobile Home Park                       2200 Holiday Avenue
   50999           Tenley Medical Office Building                 50 & 51 W. Edmonston Dr.
   51001           Rainbow Shopping Center                        7920-8000 SW 8th St.
   51004           Westside Colonial Apartments                   10-70 Westland Street and 985-997 Pleasant Street
   51006           The Lodge at Woodcliff                         199 Woodcliff Drive
   51007           The Prado                                      5600 Roswell Rd.
   51008           Washington Square Shopping Center              S. McDowell Blvd. & E. Washington
   51009           Bull Creek Apartments                          5001 Bull Creek Road
   51010           Daniels Crossing Shopping Center               6900 Daniels Parkway
   51012           Northrup Court Apartments                      805 Applegrove Street, NW
   51013           Federal Express Distribution Facility          1525 Morrison Parkway
   51014           L2 - Goldfarb Apartments                       Summary Page
   51015           Brighton Court Retirement Center               1308 N. Vercler Rd
   51016           Glendale Executive Campus                      1000 White Horse Rd.
   51018           Clearwater Plaza Shopping Center               1219-1293 Missouri Ave.
   51023           L1 - Goldfarb Apartments                       107 E. Healy Street
   51025           New Market Crossing Shopping Center            695 Independence Blvd.
   51026           Montefiore Medical Office Bldg.                3316 Rochambeau Ave.
   51027           L3 - Goldfarb Apartments                       Summary Page
   51028           Innsbruck West Apartments                      2302 Loop 289 West
   51029           Renfro Warehouse                               Highway 76 & Springdale Road
   51033           L4 - Goldfarb Apartments                       Summary Page
   51034           Blueberry Estates                              1-8 Cicero Drive, 1-5 & 7 Blueberry Lane
   51035           L7 - Goldfarb Apartments                       Summary Page
   51036           L9 - Goldfarb Apartments                       105 S. Wright
   51038           Le Tournesol Apartments                        2640 Portage Bay Ave
   51039           Genito Forest Shopping Center                  11,000 Hull St. (US Route 360)
   51041           Indiana Village Apartments                     701 North Indiana Ave.
   51042           Westside Apartments                            221 W. 70th St,  26, 28 & 30 W. 88th St. & 37 West 89th St.
   51043           Sunscape Apartments                            2426 West Cardinal Loop
   51045           Washington Shoppes Shopping Center             10009-10089 E. Washington St.
   51046           L5 - Goldfarb Apartments                       Summary Page
   51048           Lulav Square Apartments                        620-644 Lenox Avenue
   51053           L6 - Goldfarb Apartments                       Summary Page
   51055           Sail Cloth Factory Apartments                  121 South Fremont Ave.
   51056           Sheridan Square Apartments                     402 NW Sheridan Rd
   51058           Del Plaza Shopping Center                      Independence St. at Harrison St.
   51060           Lighthouse Lodge and Suites                    1150 & 1249 Lighthouse Ave.
   51061           Office Depot Center                            6700 Folsom Blvd.
   51065           Ambassador East Apartments                     8911 Northeastern Blvd. NE
   51066           Forest at Duck Creek Apartments                4328 Duck Creek Drive
   51068           North Towne Square Shopping Center             2529-2537 N. Broad Street
   51069           Stern Business Center                          8901 Farrow Road
   51072           Payless Shoes Store (Beltline Blvd.)           4240 W. Beltline Blvd. & 2941 Two Notch Rd.
   51073           Payless Shoe Store (Dutch Square)              1725 Broad River Rd.
   51074           Washington Corners Shopping Center             9910-9994 E. Washington St.
   51075           L10 - Goldfarb Apartments                      306-410 E. Michigan Ave
   51076           1636 Lexington Avenue Apartments               1636-1648 Lexington Ave
   51077           Royal Orleans Apartments                       1924-A McAllister Drive
   51079           Castleton Village Shopping Center              SEQ 82nd St. & Craig St.
   51080           Bedford Square Office Building                 1314 Bedford Ave.
   51081           Castleton Place Shopping Center                82nd St. @ Castleton Square Mall
   51086           Glen Garden Apartments                         316 - 330 Glen Ave. & Memorial Plaza
   51087           San Luis Rey Center                            73705-73745 El Paseo
   51090           Brickyard Shopping Center                      9940 Two Notch Road
   51092           Trianon Centre                                 850 Park Shore Drive & 3777 Tamiani Trail N.
   51093           Park Lane Apartments                           412 South Willaman Drive
   51094           277 Broadway Office Building                   277 Broadway
   51096           Aspen Circle Apartments                        3717 East San Miguel Street
   51101           Gaylord Apartments                             3355 Wilshire Blvd.
   51103           Redmoor Industrial Center                      18080 Northeast 68th St.
   51104           Broadway & 171st                               621 W. 171st St & 620 W. 172nd St.
   51105           Payless Mini Storage                           633 West Swain Road
   51106           Pinellas Place Shopping Center                 6501 102nd Ave
   51107           Hatcher Point Mall                             2215 Memorial Dr.
   51109           Kingsley Tool Company                          3000 Kingsley Rd.
   51111           Corte Madera Plaza                             21 Tamal Vista Blvd.
   51115           Mid-Valley Automotive                          18401-18425 Vanowen St.
   51116           Lancaster Triangle                             42158-43271 15th St. West & 1525 West Ave. K
   51117           For Eyes, Gwinnett                             2130 Pleasant Hill Rd.
   51118           Heartland Shopping Center                      2272-2375 Richmond Ave.
   51119           Eckerds                                        1220 Horizon Rd.
   51120           Rosewood Industrial Plaza                      4500-4530 N. Hiatus Rd.
   51121           Lexington Suites Hotels                        Summary Page
   51122           Fairfield Inn                                  20 Orme Dr.
   51123           522 East 6th St. Apartments                    522 East 6th Street
   51124           270 East 10th St. Apartments                   270 East 10th Street
   51125           Mountain Park Square, Ph II                    4232 East Chandler Blvd.
   51127           Raintree Meadows Apartments                    471 N. Harr Drive
   51129           Huntington Center Industrial Properties        Summary Page
   51130           147 Waverly Place                              147 Waverly Place
   51131           450 7th Avenue                                 450 7th Ave. (Nelson Bldg.)
   51132           Cabaret Center                                 25700 - 25720 US Highway 19 North
   51134           Goldmine Village Shopping Center               300 and 400 Wal-Mart Way
   51135           Cedar Crossings Apartments                     5804 Rosebay Court
   51136           Spacious Acres Mobile Home Park                W1211 015 Lakeview Drive
   51137           Frontier Regional HQ                           2710 Executive Drive
   51138           Hillside Industrial II                         994 & 996 Flower Glen St.
   51139           Landmark Plaza                                 14306-14308 N. Dale Mabry Hwy
   51143           Tall Pines Mobile Home                         314 South Erie Drive
   51145           Handy Storage 13                               350 South University Drive
   51146           River Crossing Shopping Center                 US 1/601 South
   51147           Polo Plaza Shopping Center                     9810 Two Notch Rd.
   51148           The Vyne at Meadows Park                       12221 West Maple Street
   51149           Mayfair Portsmouth                             901 Enterprise Way
   51150           Pilgrim Manor of Bossier City N. Nursing Home  1524 Doctors Drive
   51151           2626 Naylor Road Shopping Center               2626 Naylor Rd. SE
   51156           Spyglass Inn                                   2703 & 2705 Spyglass Dr.
   51157           Fireside Inn (Best Western)                    6700 Moonstone Beach Dr.
   51158           Uptown Square Office Building                  6601-6605 Uptown Blvd, NE
   51159           Fort Knox Mini Storage                         6650 Edith Blvd NE
   51160           Foxwood Apartments                             6655 North Fresno Street
   51161           UMC Taco Bell                                  2116 West Craig Road
   51165           195 East Road Office Building                  195 East Road
   51166           600 6th Street Office Building                 600 6th St.
   51167           Museum Parke Office Building                   1350-1450 Central Ave.
   51169           Horton 4th Avenue Apartments                   770-810 4th Ave
   51170           Center Street Industrial Center                4400 34st Street North- US Highway 19
   51172           UMC Quick Care                                 2031 North Buffalo St.
   51173           Raintree Apartments                            1200 W. McGaffey St.
   51174           UMC Sierra                                     2202 W. Craig Road
   51175           Evergreen Estate Mobile Home Park              415 Western Avenue SW
   51176           Cloverleaf Mobile Home Park                    150 Highway 10 North
   51177           South Hills Mobile Home Park                   100 Long Lane
   51178           Monroe Estates Mobile Home Park                560 W. 21st Street
   51179           Camelot Mobile Home Park                       1140 Arthur Blvd
   51180           Lakeshore Terrace Mobile Home Park             2136 Colan Blvd
   51181           Forest Junction Mobile Home Park               West 2377 US Highway 10
   51182           Alexandria Mobile Estates                      3305 South Broadway, Lot 50
   51183           Maplewood Mobile Home Park                     Route 3, Lot 49
   51184           Shamrock Mobile Home Park                      1009 Shamrock Lane
   51185           Forest Downs Apartments                        10224 W. Forest Home Ave.
   51188           Yacoub Property:True Value Hardware            724 Irving Street
   51189           Avon Street Apartments                         33, 39 and 45  Avon Street South
   51190           Apache Manor Apartments                        3817 Macalaster Dr. NE
   51192           Lakeside Village Apartments                    1555 Ridgeview Dr.
   51196           L.A. Woman Building                            11650 Santa Monica Blvd
   51197           PetsMart Retail Building                       820 Paseo Del Rey
   51198           Beverly Plaza Apartments                       3655-3739 Beverly Ave. NE
   51199           Wendys                                         1305-07 N. Vermont Ave.
   51201           Central Avenue Plaza                           4349-69 Central Avenue
   51202           Campus Village Apartments                      263 N Chorro St.
   51203           Country Club Mobile Home Park                  5315 Targee St.
   51204           Green Acres Mobile Home Park                   816 North Midland Blvd
   51205           Clark Foods Sterling Heights                   6635 Sterling Drive South
   51207           Magnolia Center                                10689 Magnolia Ave.
   51209           Arabian Gardens Mobile Home Park               81-600 Fred Waring Drive
   51210           Trader Joes                                    1820 S Grant St.
   51211           Fountain Bell Office Building                  10240 West Bell Road
   51212           Rollingwood Mobile Home Park                   20 Rollingwood Dr.
   51213           Aplex Building                                 830 Stewart Dr.
   51215           Orion Garden Apartments                        8414 Orion Ave.
   51217           Rancho Plaza                                   8710 19th St. & 6612-6660 Carnelian Street
   51219           Towne House Plaza                              9791-9901 Adams Ave. & 19881-19893 Brookhurst St.
   51220           Willow Pass Center                             1657 Willow Pass Rd
   51221           Chaumont Villas                                1600 West Broadway
   51224           Pillsbury Manor                                2435 Pillsbury Ave.
   51227           Mighty Micro Building                          3400 Gateway Blvd
   51228           701 Montana                                    701-715 Montana Ave.
   51230           AAA Self Storage                               226 Doctor Claassen Way
   51231           BlueBonnet Self Storage                        200 Maple St.
   51233           Pier I Imports Building                        733 Grand Avenue
   51235           420 Building                                   420 West Lake Cook Road
   51236           Marriott Center                                4701 Patrick Henry Dr., Buildings 17 and 19
   51237           Applied Graphics Tech                          5670 Oberlin Dr.
   51238           6501 Van Nuys Building                         6501 Van Nuys Blvd.
   51239           Academy Crossing Shopping Center               280-296 S Academy Blvd
   51240           San Clemente Office Building                   111/115 Calle De Industrias
   51241           Dee Building                                   4916 El Camino Real
   51242           Brookhurst Center                              519-521 S. Brookhurst St.
   51243           282 Second Street                              282 Second St.
   51244           Fairfield Way Office Park                      121-129 Fairfield Way
   51245           Silver Ridge Apartments                        1230 E. 38 1/2 Street
   51246           Wilshire Occidental Apartments                 415 South Occidental Blvd
   51248           Woodside Apartments                            2930 North 52nd St.
   51249           Ygnacio Woods Office Complex                   2255 Ygnacio Valley Road
   51250           Hi-Val Industrial                              1300 E Wakeham Ave.
   51251           947 Bush Street                                947 Bush St.
   51253           La Verne Town Center North                     2445-2497 Foothill Blvd
   51254           379 Lytton Avenue Building                     379 Lytton Ave.
   51255           Naperville Professional Center                 608 South Washington St.
   51256           Faber Street Industrial Building               2801-2809 Faber St.
   51258           Redfield Tech Center                           7848 East Redfield Rd
   51259           Louisville Medical/Dental                      325-333 S. Boulder Rd
   51261           Kenmore View Apartments                        1840 North Kenmore Ave.
   51262           The Ellinwood Center                           1300 Contra Costa Blvd
   51263           Central Plaza                                  11629 - 11655 Valley Blvd
   51264           Anaheim Town Center                            100 West Lincoln Ave.
   51265           Black Mountain Industrial                      9520 Black Mountain Rd
   51266           920 Morena Industrial                          920 Morena Blvd
   51267           1210 West Morena Blvd                          1210 West Morena Blvd
   51268           Buenos Industrial                              980 Buenos Ave.
   51269           C Street Industrial                            591 - 595 C Street
   51271           1407-1415 W. Sherwin Ave. Apts.                1407-1415  W. Sherwin Ave.
   51273           Custom Research Building                       10301 Wayzata Blvd.
   51274           Ventura Blvd Retail                            18061, 18063 & 18065 Ventura Blvd
   51275           Calabasas Office Building                      4766 Park Granada Blvd
   51277           Faraday Ave. Light Industrial                  3 Faraday Ave.
   51281           Casa Del Campbell Apartments                   2525 -2529 West Campbell Ave.
   51282           Schucks Automotive                             3610 Overland Rd.
   51283           Kragen Auto Parts-Chico CA                     1618 Mangrove Ave.
   51284           Mission Center                                 2335 Misson St.
   51285           2300 McDaniel St.                              2280-2320 McDaniel St.
   51286           San Gabriel Square                             140 West Valley Blvd
   51287           Hensel Garden Apartments                       300-336 North Garfield Ave.
   51288           Park Village Shopping Center                   7019 South Redwood Rd
   51289           Park Place Apartments-Tustin CA                16282 West Main St.
   51291           Dinkydome & Starbucks                          1501 University Ave. SE & 1500 Fourth Street SE
   51293           Country Club Offices, Ltd                      7490 Clubhouse Road
   51294           Grace Manor Apartments                         3323 SW Multnomah Blvd.
   51295           Columbia Professional Center                   10840 Little Pataxent Parkway
   51296           Green Street Building                          918 East Green St.
   51297           Stadium Terrace Apartments                     1960 N Canyon St.
   51298           Sandra Plaza                                   2728-2730 West 3500 South
   51299           Broadway Manor                                 1051 Broadway
   51300           669 Grand Avenue Apartments                    669 Grand Ave.
   51301           682 Grand Ave. Apartments                      682 Grand Ave.
   51302           Summit Avenue Apartments                       901-909 Summit Ave.
   51303           Sun Valley Apartments                          12440 N. 113th Ave.
   51304           Plaza Temecula                                 27326 Jefferson Ave.
   51308           Calabasas Retail Center                        23528-23536 Calabasas Rd
   51309           23201 Mill Creek Drive Building                23201 Mill Creek Dr.
   51310           30 Janis Way Building                          30 Janis Way
   51311           North County Medical Dental Center             9855 Erma Rd.
   51312           NationsBank Building                           9385 North 56th Street
   51313           Rafael North Executive Park                    155 North Redwood Dr.
   51316           La Jollan Townhouse                            2638 Torrey Pines Road
   51317           Strip Retail Center                            16304 E 14th St.
   51318           Hennepin Ave. Apartments                       2609 Hennepin Ave.
   51319           Charles Avenue Apartments                      1958, 1604, & 1618  Charles Ave.
   51320           Bostonia Townhomes                             1234 & 1242 North 1st St.
   51322           Justin Court Apartments                        156 Warner Milne Rd.
   51323           Bryant Avenue Apartments                       2517 Bryant Ave. South
   51324           851 Mistletoe Lane                             851 Mistletoe Lane
   51325           Napa Broadway Apartments                       5410 Broadway
   51328           Evergreen Center                               5575 - 5669 Mack Rd.
   51329           McClelland Office Park                         2850 McClelland Drive
   51334           Valley View Building                           16932 Valley View Ave.
   51336           1835-1839 Green St. Apartments                 1835-1839 Green Street
   51338           Sutter Medical Office Clinic                   12811 Covey Circle
   51339           1967 Grand Ave. Apartments                     1967 Grand Avenue
   51340           Hertz Equipment Rental Warehouse               800 Industrial Circle South
   51341           Franklin Ave. Apartments                       600 Franklin Ave.
   51342           1962 Grand Ave. Apartments                     1962 Grand Avenue
   51343           Johnson Apartments                             2244 Johnson St. NE
   51346           Bentek Manufacturing Building                  2350 Harris Way
   51347           Tamarisk Apartments                            3221 North 36th Street
   51348           Barrington Apartments                          2449 S. Barrington Ave.
   51349           Roosevelt Place Shopping Center                2237-2269 Colorado Boulevard
   51351           Thousand Oaks Business Center                  250, 270 & 290 Conejo Ridge Avenue
   51353           San Marcos Retail Plaza                        3708-3732 Eubank Blvd NE
   51354           Colter Meadows Apartments                      3010 West Colter St.
   51355           Grouse Creek Center                            23798 U.S. Highway 24
   51356           Executive Mini-Storage                         6340 Freeport Blvd
   51357           Cote D'Azur Apartments                         11117 Hartsook Street
   51358           33300 Western Ave Industrial Center            33300 Western Avenue
   51365           Napa Warehouse                                 912-918 Enterprise Way
   51366           Home Base Building                             1900 19th Ave. SE
   51367           Park Place of Layton Office Building           579 West Heritage Blvd
   51368           Contra Costa Water District Building           2300 Stanwell Dr.
   51371           Liberty Square Office                          914 North San Francisco Street
   51372           Casa de Porter Apartments                      512 N Porter St.
   51373           Garden Road Office Plaza                       2150 Garden Road
   51376           RE/Max West Building                           5440 Ward Road
   51377           Canyon Country Mobile Home Park                16274 Vasquez Canyon Road
   51378           Green Gables Shoppette                         7800 West Jewell Ave.
   51380           Safeguard Mini Storage (South)                 450 E. Almond Ave
   51381           Safeguard Mini Storage (North)                 16173 Golden State Blvd
   51382           Arcadia Center                                 556-558 Las Tunas Drive
   51383           Baybridge Business Park                        320-640 North 2200 West Street
   51385           The Breakers Apartments                        9901 West Sahara Ave.
   51386           Eagle Trace Apartments                         5370 E. Craig Rd.
   51387           Magellan Systems Building                      1292-1294 Hammerwood Avenue
   51388           Kentwood Mobile Estates                        123 Henshaw Avenue
   51390           Croftwood Apartments                           1005 Craycroft Road
   51395           Yuma Mesa Shopping Center                      1601 S. 4th Ave
   51396           Lake Forest Light Industrial Building          20611 Canada Road
   51397           Country Corner Retail Center                   2240 Encinitas Blvd.
   51398           Gemstone Mobile Home Park                      2451 Soledad Canyon Road
   51399           Fremont Light Industrial Building              44829-44853 Freemont Blvd
   51400           Air Liquide Light Industrial                   201 S. River Run Road
   51401           Katie Reed Plaza                               210 South Monarch Street
   51402           2111 Business Center Drive                     2111 Business Center Drive
   51413           Chestnut Place Retail Center                   13991-13997 Anderson Lakes Parkway
   51415           Banana Belt Strip Center                       300 West Highway 24
   51419           1435-1445 E. Ft. Lowell Road                   1435-1445 E. Ft. Lowell Rd.
   51423           Del Rey Self Storage                           4051-4063 Redwood Avenue
   51425           Sheila Gardens                                 200 Sheila Court
   51426           Sanger Self Storage                            225 L Street
   51428           RFS Hotel Note A                               Summary Page
   51429           RFS Hotel Note B                               Summary Page
   51434           Starling Office Building                       7798 Starling Drive
   51435           Kragen Auto Parts-Marysville CA                905 B Street
   51442           Chateau DePaix                                 9848 Tabor Street,


                                                                    MORTGAGE     AMORTIZATION     ORIGINAL
LOAN NUMBER              CITY              STATE     ZIP CODE       RATE (%)        BASIS          BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   50099            Sandy Springs            GA        30328         8.410%        ACT/360       $2,772,000
   50121               Houston               TX        77092         8.350%        ACT/360       $1,050,000
   50148              Salisbury              NC        28144         7.770%        ACT/360      $12,650,000
   50166              San Diego              CA        92122         7.515%        ACT/360      $29,100,000
   50167              San Diego              CA        92122         7.515%        ACT/360      $26,400,000
   50207              Greensboro             NC        27455         8.040%        ACT/360       $3,208,200
   50312              Greenville             SC        29605         7.450%        ACT/360       $7,200,000
   50319               Multiple              FL      Multiple        8.600%        ACT/360       $9,330,000
   50322               Multiple              GA      Multiple        8.600%        ACT/360       $6,110,000
   50331            Pembroke Park            FL        33023         7.810%        ACT/360       $2,136,000
   50336               Raytown               MO        64138         7.370%        ACT/360       $1,560,000
   50391                Dallas               TX        75212         7.480%        ACT/360       $4,000,000
   50499               Ashland               MA        01721         7.455%        ACT/360       $2,700,000
   50509               Van Nuys              CA        91401         7.280%        ACT/360       $1,432,000
   50563               Norwalk               CT        06854         7.090%        ACT/360       $6,406,928
   50648              Shreveport             LA        71105         7.310%        ACT/360       $4,400,000
   50668             Gainesville             FL        32607         6.720%        ACT/360       $6,340,000
   50695              Birmingham             AL        35243         8.273%        ACT/360      $54,000,000
   50776               Chamblee              GA        30341         7.260%        ACT/360       $3,426,000
   50788                Bronx                NY        10458         7.500%        ACT/360       $1,098,000
   50825             Fayetteville            NC        28306         6.870%        ACT/360      $10,300,000
   50828               Vineland              NJ        08360         8.730%        ACT/360       $3,940,000
   50852              Titusville             FL        32780         6.870%        ACT/360       $2,250,000
   50853              Vancouver              WA        98665         7.100%        ACT/360       $1,420,000
   50883                Miami                FL        33174         6.900%        ACT/360      $16,000,000
   50888                Joplin               MO        64801         7.060%        ACT/360       $2,329,160
   50894             Gainesville             FL        32601         6.960%        ACT/360       $5,000,000
   50902                Irvine               CA        92614         7.110%        ACT/360       $2,625,000
   50904             Gainesville             FL        32604         7.050%        ACT/360       $1,644,000
   50912              Westphalia             MO        65085         7.570%        ACT/360       $3,150,000
   50913                DeSoto               MO        63020         7.570%        ACT/360       $2,900,000
   50914             Chillicothe             MO        64601         7.570%        ACT/360       $2,200,000
   50915            Jefferson City           MO        65109         7.570%        ACT/360       $3,900,000
   50929              Las Vegas              NV        89120         7.180%        ACT/360       $3,600,000
   50930              Park City              UT        84060         6.900%        ACT/360       $5,400,000
   50933               Multiple              TN      Multiple        7.100%        ACT/360       $3,400,000
   50935               Palatka               FL        32177         6.900%        ACT/360       $2,920,000
   50937            Port Jefferson           NY        11777         6.900%        ACT/360       $2,500,000
   50941              Clearwater             FL        33761         7.090%        ACT/360       $4,200,000
   50942                Hobbs                NM        88240         7.125%        ACT/360       $2,000,000
   50960             Springfield             MO        65803         7.125%        ACT/360         $660,000
   50969            Virginia Beach           VA        23464         6.760%        ACT/360       $2,600,000
   50975              Pensacola              FL        32503         7.050%        ACT/360       $2,500,000
   50979               Solomons              MD        20688         8.170%        ACT/360       $2,500,000
   50986              Escondido              CA        92027         6.720%        ACT/360       $3,760,000
   50990              Charleston             SC        29407         6.850%        ACT/360       $6,000,000
   50993             San Antonio             TX        78238         6.820%        ACT/360       $1,750,000
   50994              Las Cruces             NM        88005         6.870%        ACT/360       $1,750,000
   50999              Rockville              MD        20852         7.120%        ACT/360       $4,348,000
   51001                Miami                FL        33144         7.210%        ACT/360       $3,040,000
   51004               Brockton              MA        02301         6.520%        ACT/360       $5,265,000
   51006               Fairport              NY        14450         7.140%        ACT/360      $17,250,000
   51007               Atlanta               GA        30342         7.120%        ACT/360       $5,300,000
   51008               Petaluma              CA        94954         6.680%        ACT/360      $10,000,000
   51009                Austin               TX        78731         7.100%        ACT/360         $610,000
   51010              Fort Myers             FL        33912         6.885%        ACT/360       $9,000,000
   51012             North Canton            OH        44720         7.000%        ACT/360       $1,414,000
   51013              Alpharetta             GA        30004         6.930%        ACT/360       $4,000,000
   51014               Multiple              IL      Multiple        6.570%        ACT/360       $4,317,000
   51015               Spokane               WA        99216         7.390%        ACT/360       $3,500,000
   51016          Voorhees Township          NJ        08043         6.970%        ACT/360       $3,325,000
   51018              Clearwater             FL        33756         7.160%        ACT/360       $3,400,000
   51023              Champaign              IL        61820         6.570%        ACT/360         $443,000
   51025              Mount Airy             NC        27030         6.930%        ACT/360       $3,900,000
   51026                Bronx                NY        10467         7.250%        ACT/360       $2,270,000
   51027               Multiple              IL      Multiple        6.650%        ACT/360       $3,007,200
   51028               Lubbock               TX        79407         6.790%        ACT/360       $4,240,000
   51029               Clinton               SC        29325         7.170%        ACT/360      $11,700,000
   51033              Champaign              IL        61820         6.650%        ACT/360       $5,360,000
   51034              Lakeville              MA        02347         7.000%        ACT/360       $3,106,000
   51035               Multiple              IL      Multiple        6.520%        ACT/360       $2,772,000
   51036              Champaign              IL        61820         6.520%        ACT/360       $1,680,000
   51038                Davis                CA        95616         6.980%        ACT/360       $2,200,000
   51039               Richmond              VA        23112         7.250%        ACT/360       $4,500,000
   51041               Lubbock               TX        79415         6.810%        ACT/360       $5,440,000
   51042               New York              NY        10023         6.670%        ACT/360       $2,100,000
   51043              Del Valle              TX        78617         6.845%        ACT/360       $4,075,000
   51045             Indianapolis            IN        46229         6.820%        ACT/360       $3,360,000
   51046               Multiple              IL      Multiple        6.570%        ACT/360       $8,240,000
   51048             Miami Beach             FL        33139         7.050%        ACT/360       $3,200,000
   51053               Multiple              IL      Multiple        6.520%        ACT/360       $3,740,000
   51055              Baltimore              MD        21201         6.780%        ACT/360       $4,520,000
   51056                Lawton               OK        73505         6.820%        ACT/360       $5,200,000
   51058               Shawnee               OK        74801         7.165%        ACT/360       $2,050,000
   51060            Pacific Grove            CA        93950         7.310%        ACT/360       $9,300,000
   51061              Sacramento             CA        95819         6.920%        ACT/360       $2,137,500
   51065             Albuquerque             NM        87112         7.010%        ACT/360       $2,900,000
   51066               Garland               TX        75043         6.830%        ACT/360       $3,440,000
   51068                Camden               SC        29020         7.030%        ACT/360       $1,480,000
   51069               Columbia              SC        29203         6.990%        ACT/360       $4,000,000
   51072               Columbia              SC        29204         7.280%        ACT/360         $695,089
   51073               Columbia              SC        29210         7.280%        ACT/360         $628,000
   51074             Indianapolis            IN        46229         6.870%        ACT/360       $3,700,000
   51075                Urbana               IL        61801         6.570%        ACT/360       $2,560,000
   51076               New York              NY        10029         7.500%        ACT/360       $1,788,000
   51077              Charlotte              NC        28216         6.800%        ACT/360       $3,500,000
   51079             Indianapolis            IN        46250         6.920%        ACT/360       $3,250,000
   51080              Pikesville             MD        21208         7.110%        ACT/360       $1,775,000
   51081             Indianapolis            IN        46250         6.920%        ACT/360       $4,710,000
   51086              Salisbury              MD        21804         7.050%        ACT/360       $1,800,000
   51087             Palm Desert             CA        92260         7.060%        ACT/360       $3,425,000
   51090               Columbia              SC        29223         7.063%        ACT/360       $2,419,000
   51092                Naples               FL        34103         6.650%        ACT/360       $6,100,000
   51093             Los Angeles             CA        90048         6.550%        ACT/360       $4,500,000
   51094               New York              NY        10007         7.000%        ACT/360       $3,490,000
   51096           Colorado Springs          CO        80909         6.610%        30/360        $2,325,000
   51101             Los Angeles             CA        90010         7.000%        ACT/360       $5,220,000
   51103               Redmond               WA        98052         7.270%        ACT/360       $2,000,000
   51104               New York              NY        10032         7.050%        ACT/360       $4,650,000
   51105               Stockton              CA        95207         7.250%        ACT/360       $1,399,000
   51106            Pinellas Park            FL        33782         7.125%        ACT/360       $3,700,000
   51107               Waycross              GA        31501         7.250%        ACT/360       $7,000,000
   51109               Garland               TX        75041         7.000%        ACT/360       $5,342,250
   51111             Corte Madera            CA        94925         6.945%        ACT/360       $9,100,000
   51115                Reseda               CA        91335         7.300%        ACT/360       $2,150,000
   51116              Lancaster              CA        93534         7.150%        ACT/360       $2,230,000
   51117                Duluth               GA        30136         7.400%        ACT/360       $1,840,000
   51118            Staten Island            NY        10314         7.000%        ACT/360       $7,000,000
   51119               Rockwall              TX        75032         7.000%        ACT/360       $2,984,000
   51120               Sunrise               FL        33351         7.125%        ACT/360       $1,750,000
   51121               Multiple              TX      Multiple        7.750%        ACT/360       $9,285,000
   51122              Vicksburg              MS        39180         7.625%        ACT/360       $2,800,000
   51123               New York              NY        10009         7.250%        ACT/360         $750,000
   51124               New York              NY        10009         7.250%        ACT/360       $1,600,000
   51125               Phoenix               AZ        85044         7.200%        ACT/360       $1,425,000
   51127             Midwest City            OK        73110         7.000%        ACT/360       $3,900,000
   51129               Multiple              CA      Multiple        7.000%        ACT/360       $5,050,000
   51130               New York              NY        10014         7.375%        ACT/360       $1,800,000
   51131               New York              NY        10123         7.000%        ACT/360      $11,000,000
   51132              Clearwater             FL        33763         7.000%        ACT/360       $1,800,000
   51134              Dahlonega              GA        30533         7.000%        ACT/360       $2,520,000
   51135              Frederick              MD        21703         7.000%        ACT/360       $3,200,000
   51136               Sullivan              WI        53178         7.100%        ACT/360       $3,096,000
   51137       Green Bay (Ashwaubenon)       WI        54304         7.000%        ACT/360       $3,848,000
   51138             Simi Valley             CA        93065         7.010%        ACT/360       $5,000,000
   51139                Tampa                FL        33618         7.000%        ACT/360       $2,200,000
   51143             Fort Pierce             FL        34946         7.000%        ACT/360       $3,500,000
   51145            Pembroke Pines           FL        33025         7.000%        ACT/360       $3,000,000
   51146                Lugoff               SC        29078         7.000%        ACT/360       $1,700,000
   51147               Columbia              SC        29223         7.000%        ACT/360       $2,900,000
   51148               Wichita               KS        67235         7.625%        ACT/360       $2,489,631
   51149              Portsmouth             VA        23704         7.375%        ACT/360       $2,150,000
   51150             Bossier City            LA        71111         7.750%        ACT/360       $5,400,000
   51151              Washington             DC        20020         7.500%        ACT/360       $2,200,000
   51156             Pismo Beach             CA        93449         7.000%        ACT/360       $3,150,000
   51157               Cambria               CA        93428         7.160%        ACT/360       $2,800,000
   51158             Albuquerque             NM        87110         7.000%        ACT/360       $4,800,000
   51159             Albuquerque             NM        87113         7.170%        ACT/360       $1,350,000
   51160                Fresno               CA        93710         6.850%        ACT/360       $6,856,000
   51161           North Las Vegas           NV        89031         8.000%        ACT/360         $742,000
   51165              Los Alamos             NM        87544         7.125%        ACT/360       $3,705,000
   51166              Los Alamos             NM        87544         7.250%        ACT/360         $920,000
   51167              Los Alamos             NM        87544         7.000%        ACT/360       $4,000,000
   51169              San Diego              CA        92101         7.150%        ACT/360       $4,500,000
   51170            St. Petersburg           FL        33714         7.250%        ACT/360       $2,320,000
   51172              Las Vegas              NV        89128         7.000%        ACT/360       $1,675,000
   51173               Roswell               NM        88201         7.500%        ACT/360       $1,450,000
   51174           North Las Vegas           NV        89031         7.000%        ACT/360       $1,687,000
   51175              Fairbault              MN        55021         7.100%        ACT/360       $1,664,000
   51176              St. Cloud              MN        56304         7.100%        ACT/360       $1,600,000
   51177              Beaver Dam             WI        53916         7.100%        ACT/360       $2,360,000
   51178                Monroe               WI        53566         7.100%        ACT/360       $1,333,000
   51179               Pulaski               WI        54162         7.100%        ACT/360       $1,136,000
   51180              Rice Lake              WI        54868         7.100%        ACT/360       $1,102,000
   51181               Brillion              WI        54123         7.100%        ACT/360       $1,071,000
   51182              Alexandria             MN        56308         7.100%        ACT/360         $600,000
   51183              Lake City              MN        55041         7.100%        ACT/360         $592,000
   51184                Albany               MN        56307         7.100%        ACT/360         $280,000
   51185            Hales Corners            WI        53130         7.000%        ACT/360       $1,317,000
   51188            San Francisco            CA        94122         7.700%        ACT/360         $440,000
   51189               St. Paul              MN        55105         7.000%        ACT/360       $1,144,000
   51190             St. Anthony             MN        55421         7.150%        ACT/360       $1,308,000
   51192                 Reno                NV        89509         6.690%        ACT/360      $10,000,000
   51196             Los Angeles             CA        90025         7.578%        ACT/360       $1,800,000
   51197             Chula Vista             CA        91910         6.826%        ACT/360       $3,100,000
   51198                Salem                OR        97305         7.074%        ACT/360       $1,975,000
   51199             Los Angeles             CA        90027         7.207%        ACT/360       $1,331,250
   51201             Los Angeles             CA        90011         7.107%        ACT/360       $1,407,000
   51202           San Luis Obispo           CA        93405         7.493%        ACT/360       $1,300,000
   51203                Boise                ID        83705         7.543%        ACT/360         $600,000
   51204                Nampa                ID        83651         7.543%        ACT/360         $300,000
   51205           Sterling Heights          MI        48312         7.353%        ACT/360       $1,905,000
   51207              Riverside              CA        92505         7.336%        ACT/360         $825,000
   51209                Indio                CA        92201         7.036%        ACT/360       $4,600,000
   51210              San Mateo              CA        94402         6.997%        30/360        $1,100,000
   51211               Sun City              AZ        85351         7.423%        ACT/360       $1,312,605
   51212               Jackson               CA        95642         6.886%        ACT/360       $4,370,000
   51213              Sunnyvale              CA        94086         7.073%        ACT/360       $5,000,000
   51215               Van Nuys              CA        91406         7.123%        ACT/360       $2,000,000
   51217           Rancho Cucamonga          CA        91701         7.500%        ACT/360       $2,200,000
   51219           Huntington Beach          CA        92646         6.906%        ACT/360       $5,500,000
   51220               Concord               CA        94520         7.150%        ACT/360       $2,450,000
   51221               Anaheim               CA        92802         6.900%        ACT/360       $3,000,000
   51224             Minneapolis             MN        55404         7.650%        ACT/360         $800,000
   51227               Fremont               CA        94538         7.520%        30/360        $3,625,000
   51228             Santa Monica            CA        90401         7.345%        ACT/360       $2,000,000
   51230               Woodland              CA        95776         7.378%        30/360        $1,250,000
   51231               Commerce              TX        75428         7.870%        ACT/360         $375,000
   51233               St. Paul              MN        55105         7.094%        ACT/360       $1,250,000
   51235              Deerfield              IL        60015         7.234%        ACT/360       $1,350,000
   51236             Santa Clara             CA        95054         7.215%        ACT/360       $1,350,000
   51237              San Diego              CA        92121         7.167%        ACT/360       $1,150,000
   51238               Van Nuys              CA        91401         7.382%        30/360        $1,600,000
   51239           Colorado Springs          CO        80910         7.194%        ACT/360       $1,687,500
   51240             San Clemente            CA        92672         6.895%        ACT/360       $1,000,000
   51241              Los Altos              CA        94022         7.268%        ACT/360       $1,600,000
   51242               Anaheim               CA        92804         7.164%        ACT/360       $1,100,000
   51243            San Francisco            CA        94105         6.799%        ACT/360       $2,500,000
   51244             Bloomingdale            IL        60108         6.995%        ACT/360       $4,200,000
   51245                Austin               TX        78722         6.918%        ACT/360       $1,720,000
   51246             Los Angeles             CA        90057         6.799%        ACT/360       $1,500,000
   51248               Phoenix               AZ        85018         6.890%        ACT/360       $1,012,500
   51249             Walnut Creek            CA        94549         6.714%        ACT/360       $2,000,000
   51250              Santa Ana              CA        92705         6.740%        ACT/360       $2,047,500
   51251            San Francisco            CA        94109         6.664%        ACT/360       $1,950,000
   51253               La Verne              CA        91750         7.040%        ACT/360       $2,625,000
   51254              Palo Alto              CA        94301         6.790%        ACT/360       $8,800,000
   51255              Naperville             IL        60540         6.740%        ACT/360       $3,075,000
   51256              Union City             CA        94587         6.990%        ACT/360       $2,500,000
   51258              Scottsdale             AZ        85260         7.064%        ACT/360       $2,000,000
   51259              Louisville             CO        80027         6.642%        ACT/360       $1,400,000
   51261             Los Angeles             CA        90027         6.640%        ACT/360       $3,500,000
   51262            Pleasant Hill            CA        94523         7.192%        ACT/360       $1,480,000
   51263               El Monte              CA        91732         6.692%        ACT/360       $2,400,000
   51264               Anaheim               CA        92805         6.442%        ACT/360       $1,500,000
   51265              San Diego              CA        92126         6.692%        ACT/360       $1,290,000
   51266              San Diego              CA        92110         6.692%        ACT/360       $1,350,000
   51267              San Diego              CA        92110         6.692%        ACT/360       $1,650,000
   51268              San Diego              CA        92110         6.692%        ACT/360       $1,100,000
   51269             Chula Vista             CA        91910         6.692%        ACT/360         $755,000
   51271               Chicago               IL        60626         6.840%        ACT/360       $1,000,000
   51273              Minnetonka             MN        55305         6.934%        ACT/360       $1,000,000
   51274                Encino               CA        91316         7.479%        ACT/360         $900,000
   51275              Calabasas              CA        91302         7.141%        ACT/360       $1,350,000
   51277                Irvine               CA        92618         7.197%        ACT/360         $850,000
   51281               Phoenix               AZ        85017         6.431%        ACT/360       $1,840,000
   51282                Boise                ID        83705         7.307%        ACT/360         $820,000
   51283                Chico                CA        95928         7.330%        ACT/360         $855,000
   51284              Santa Cruz             CA        95060         7.375%        ACT/360       $1,300,000
   51285           North Las Vegas           NV        89030         6.630%        ACT/360       $2,415,000
   51286             San Gabriel             CA        91776         6.990%        ACT/360      $33,000,000
   51287              Montebello             CA        90640         6.314%        ACT/360       $4,200,000
   51288             West Jordan             UT        84088         7.000%        ACT/360       $1,575,000
   51289                Tustin               CA        92680         7.000%        ACT/360      $11,000,000
   51291             Minneapolis             MN        55414         6.487%        ACT/360       $3,510,000
   51293               Boulder               CO        80301         6.937%        ACT/360         $700,000
   51294               Portland              OR        97219         7.000%        ACT/360       $1,875,000
   51295               Columbia              MD        21046         6.422%        ACT/360       $2,075,000
   51296               Pasedena              CA        91106         6.325%        ACT/360       $1,350,000
   51297                Provo                UT        84604         7.000%        ACT/360       $2,944,000
   51298           West Valley City          UT        84088         7.000%        ACT/360       $1,000,000
   51299               Millbrae              CA        94030         7.125%        ACT/360       $2,500,000
   51300               St. Paul              MN        55105         7.250%        ACT/360         $318,000
   51301               St. Paul              MN        55105         7.250%        ACT/360         $525,000
   51302             Minneapolis             MN        55403         7.000%        ACT/360       $1,000,000
   51303              Youngtown              AZ        85363         7.000%        ACT/360       $1,400,000
   51304               Temecula              CA        92590         7.235%        ACT/360         $505,000
   51308              Calabasas              CA        91302         7.500%        ACT/360       $1,365,000
   51309             Laguna Hills            CA        92653         6.196%        ACT/360       $2,300,000
   51310            Scotts Valley            CA        95066         7.125%        ACT/360       $1,500,000
   51311              San Diego              CA        92131         7.000%        ACT/360       $1,650,000
   51312            Temple Terrace           FL        33617         6.750%        ACT/360       $2,118,750
   51313              San Rafael             CA        94903         7.250%        ACT/360       $1,250,000
   51316               La Jolla              CA        92037         7.375%        ACT/360       $3,160,000
   51317             San Leandro             CA        94578         8.000%        ACT/360         $840,000
   51318             Minneapolis             MN        55408         7.250%        ACT/360         $425,000
   51319               St. Paul              MN        55104         7.250%        ACT/360         $860,000
   51320               El Cajon              CA        92021         7.120%        ACT/360       $1,600,000
   51322             Oregon City             OR        97045         7.000%        ACT/360       $1,630,500
   51323             Minneapolis             MN        55405         7.250%        ACT/360         $553,000
   51324               Redding               CA        96001         7.850%        ACT/360         $490,000
   51325               Oakland               CA        94618         7.500%        ACT/360         $995,000
   51328              Sacramento             CA        95823         7.250%        ACT/360       $1,900,000
   51329             Fort Collins            CO        80525         7.125%        ACT/360       $2,000,000
   51334              La Mirada              CA        90638         7.250%        ACT/360       $2,290,000
   51336            San Francisco            CA        94123         7.250%        ACT/360         $750,000
   51338                Sonora               CA        95370         7.000%        ACT/360       $1,500,000
   51339               St Paul               MN        55105         7.250%        ACT/360         $508,000
   51340               Shakopee              MN        55379         7.300%        ACT/360         $487,500
   51341             Minneapolis             MN        55405         7.250%        ACT/360         $738,000
   51342               St Paul               MN        55105         7.250%        ACT/360         $488,000
   51343             Minneapolis             MN        55418         7.300%        ACT/360         $637,500
   51346               San Jose              CA        95131         7.126%        30/360        $3,150,000
   51347               Phoenix               AZ        85018         7.500%        ACT/360         $544,000
   51348             Los Angeles             CA        90064         7.000%        ACT/360       $2,250,000
   51349               Pasadena              CA        91107         7.500%        ACT/360       $2,300,000
   51351            Thousand Oaks            CA        91361         7.125%        ACT/360       $2,800,000
   51353             Albuquerque             NM        87111         8.000%        ACT/360         $420,000
   51354               Phoenix               AZ        85017         7.000%        ACT/360       $2,200,000
   51355               Minturn               CO        81645         7.375%        ACT/360         $950,000
   51356              Sacramento             CA        95822         7.875%        ACT/360         $966,000
   51357           North Hollywood           CA        91601         7.000%        ACT/360       $1,160,000
   51358              Union City             CA        94587         7.250%        ACT/360       $2,470,000
   51365                 Napa                CA        94558         7.300%        ACT/360       $1,218,000
   51366               Everett               WA        98208         7.250%        ACT/360       $8,000,000
   51367                Layton               UT        84041         8.000%        ACT/360       $2,600,000
   51368               Concord               CA        94520         7.580%        ACT/360       $1,500,000
   51371              Flagstaff              AZ        86001         7.650%        ACT/360         $575,000
   51372              Santa Ana              CA        92701         7.500%        ACT/360       $1,200,000
   51373               Monterey              CA        93940         7.350%        ACT/360         $945,000
   51376                Arvada               CO        80002         7.250%        ACT/360       $1,125,000
   51377            Canyon Country           CA        91351         7.000%        ACT/360       $1,500,000
   51378               Lakewood              CO        80232         8.500%        ACT/360         $847,000
   51380                Madera               CA        93637         7.875%        ACT/360         $735,000
   51381                Madera               CA        93637         7.875%        ACT/360         $862,500
   51382               Arcadia               CA        91007         7.350%        ACT/360       $1,150,000
   51383            Salt Lake City           UT        84116         7.850%        ACT/360      $40,700,000
   51385              Las Vegas              NV        89117         7.251%        ACT/360      $18,180,000
   51386              Las Vegas              NV        89115         7.251%        ACT/360      $44,000,000
   51387              Sunnyvale              CA        94702         8.000%        ACT/360       $2,475,000
   51388                Chico                CA        95973         7.580%        ACT/360       $1,575,000
   51390                Tucson               AZ        85711         7.880%        ACT/360         $862,500
   51395                 Yuma                AZ        85364         7.650%        ACT/360       $1,500,000
   51396             Lake Forest             CA        92630         8.000%        ACT/360         $500,000
   51397              Encinitas              CA        92024         7.875%        ACT/360       $1,000,000
   51398                Acton                CA        93510         8.150%        ACT/360         $550,000
   51399               Fremont               CA        94538         8.050%        ACT/360         $560,000
   51400              Flagstaff              AZ        86001         8.150%        ACT/360         $505,000
   51401                Aspen                CO        81611         7.310%        ACT/360       $5,000,000
   51402                Irvine               CA        92612         7.960%        ACT/360       $1,000,000
   51413             Eden Prairie            MN        55344         8.075%        ACT/360         $712,500
   51415            Woodland Park            CO        80866         8.600%        ACT/360         $435,000
   51419                Tucson               AZ        85719         8.375%        ACT/360         $416,000
   51423            Marina Del Rey           CA        90066         7.425%        ACT/360       $6,750,000
   51425               Modesto               CA        95350         7.650%        ACT/360         $800,000
   51426                Sanger               CA        93657         8.125%        ACT/360       $1,027,500
   51428               Multiple                      Multiple        7.851%        ACT/360      $40,350,000
   51429               Multiple                      Multiple        7.821%        ACT/360      $55,450,000
   51434              San Diego              CA        92123         8.145%        ACT/360       $1,000,000
   51435              Marysville             CA        95901         8.000%        ACT/360         $590,000
   51442             Los Angeles             CA        90034         7.125%        ACT/360       $3,350,000


                                REMAINING
                              TERM TO STATED     STATED                                        PRIMARY       MASTER
               CUT-OFF           MATURITY       MATURITY      DUE      MONTHLY       ADMIN.   SERVICING    SERVICING    OWNERSHIP
LOAN NUMBER    BALANCE           (MONTHS)         DATE       DATE      PAYMENT        FEE        FEE          FEE        INTEREST
------------------------------------------------------------------------------------------------------------------------------------
   50099      $2,745,422           102           8/1/07       1st      $21,138       0.143%     0.100%      0.14075%    Fee Simple
   50121      $1,039,767            66           8/1/04       1st       $7,962       0.168%     0.125%      0.16575%    Fee Simple
   50148     $12,513,372           103           9/1/07       1st      $90,801       0.143%     0.100%      0.14075%    Fee Simple
   50166     $28,806,130           105          11/1/07       1st     $203,770       0.093%     0.050%      0.09075%    Fee Simple
   50167     $26,133,397           105          11/1/07       1st     $184,864       0.093%     0.050%      0.09075%    Fee Simple
   50207      $3,175,839           163           9/1/12       1st      $23,630       0.143%     0.100%      0.14075%    Fee Simple
   50312      $7,090,058           106          12/1/07       1st      $52,973       0.143%     0.100%      0.14075%    Fee Simple
   50319      $9,130,414           106          12/1/07       1st      $81,559       0.203%     0.160%      0.20075%    Fee Simple
   50322      $5,979,296           106          12/1/07       1st      $53,411       0.203%     0.160%      0.20075%    Fee Simple
   50331      $2,115,947           165          11/1/12       1st      $15,391       0.143%     0.100%      0.14075%    Fee Simple
   50336      $1,543,683           105          11/1/07       1st      $10,769       0.118%     0.075%      0.11575%    Fee Simple
   50391      $3,943,320           107           1/1/08       1st      $29,508       0.143%     0.100%      0.14075%    Fee Simple
   50499      $2,681,072           109           3/1/08       1st      $18,796       0.143%     0.100%      0.14075%    Fee Simple
   50509      $1,418,795           107           1/1/08       1st       $9,798       0.143%     0.100%      0.14075%    Fee Simple
   50563      $6,388,917           109           3/1/08       1st      $43,262       0.143%     0.100%      0.14075%    Fee Simple
   50648      $4,359,715           167           1/1/13       1st      $30,195       0.143%     0.100%      0.14075%    Fee Simple
   50668      $6,286,354           109           3/1/08       1st      $40,995       0.143%     0.100%      0.14075%    Fee Simple
   50695     $52,538,304           107           1/1/08       1st     $400,549       0.820%     0.777%      0.81775%    Fee Simple
   50776      $3,402,817           110           4/1/08       1st      $23,395       0.103%     0.060%      0.10075%    Fee Simple
   50788      $1,095,401           116          10/1/08       1st       $7,677       0.143%     0.100%      0.14075%    Fee Simple
   50825     $10,248,293           113           7/1/08       1st      $67,629       0.128%     0.085%      0.12575%    Fee Simple
   50828      $3,914,704            76           6/1/05       1st      $32,339       0.393%     0.350%      0.39075%    Fee Simple
   50852      $2,241,726           115           9/1/08       1st      $14,773       0.143%     0.100%      0.14075%    Fee Simple
   50853      $1,412,101           112           6/1/08       1st       $9,543       0.143%     0.100%      0.14075%    Fee Simple
   50883     $15,941,598           120           2/1/09       1st     $105,376       0.143%     0.100%      0.14075%    Fee Simple
   50888      $2,319,520           174           8/1/13       1st      $15,590       0.143%     0.100%      0.14075%    Fee Simple
   50894      $4,982,021           115           9/1/08       1st      $33,131       0.143%     0.100%      0.14075%    Fee Simple
   50902      $2,614,277           114           8/1/08       1st      $17,659       0.093%     0.050%      0.09075%    Fee Simple
   50904      $1,633,041           114           8/1/08       1st      $11,672       0.143%     0.100%      0.14075%    Fee Simple
   50912      $3,131,038           114           8/1/08       1st      $23,422       0.143%     0.100%      0.14075%    Fee Simple
   50913      $2,882,543           114           8/1/08       1st      $21,563       0.143%     0.100%      0.14075%    Fee Simple
   50914      $2,186,756           114           8/1/08       1st      $16,358       0.143%     0.100%      0.14075%    Fee Simple
   50915      $3,876,523           114           8/1/08       1st      $28,998       0.143%     0.100%      0.14075%    Fee Simple
   50929      $3,576,598           114           8/1/08       1st      $25,859       0.143%     0.100%      0.14075%    Fee Simple
   50930      $5,350,043           115           9/1/08       1st      $41,543       0.143%     0.100%      0.14075%    Fee Simple
   50933      $3,381,120           115           9/1/08       1st      $24,248       0.143%     0.100%      0.14075%    Fee Simple
   50935      $2,907,404           114           8/1/08       1st      $19,231       0.143%     0.100%      0.14075%    Fee Simple
   50937      $2,488,796           116          10/1/08       1st      $17,510       0.143%     0.100%      0.14075%    Fee Simple
   50941      $4,182,752           114           8/1/08       1st      $28,197       0.143%     0.100%      0.14075%    Fee Simple
   50942      $1,994,741           176          10/1/13       1st      $13,474       0.143%     0.100%      0.14075%    Fee Simple
   50960        $658,265           116          10/1/08       1st       $4,447       0.393%     0.350%      0.39075%    Fee Simple
   50969      $2,590,175           115           9/1/08       1st      $16,881       0.143%     0.100%      0.14075%     Leasehold
   50975      $2,494,858           117          11/1/08       1st      $16,717       0.143%     0.100%      0.14075%    Fee Simple
   50979      $2,488,753           115           9/1/08       1st      $19,578       0.143%     0.100%      0.14075%    Fee Simple
   50986      $3,743,023           114           8/1/08       1st      $24,312       0.143%     0.100%      0.14075%    Fee Simple
   50990      $5,987,004           117          11/1/08       1st      $39,316       0.143%     0.100%      0.14075%    Fee Simple
   50993      $1,722,091           175           9/1/13       1st      $15,661       0.143%     0.100%      0.14075%    Fee Simple
   50994      $1,722,217           175           9/1/13       1st      $15,710       0.143%     0.100%      0.14075%    Fee Simple
   50999      $4,319,405           114           8/1/08       1st      $31,064       0.143%     0.100%      0.14075%    Fee Simple
   51001      $3,032,191           116          10/1/08       1st      $20,656       0.143%     0.100%      0.14075%    Fee Simple
   51004      $5,248,758           116          10/1/08       1st      $33,348       0.143%     0.100%      0.14075%    Fee Simple
   51006     $17,154,933           115           9/1/08       1st     $123,464       0.143%     0.100%      0.14075%    Fee Simple
   51007      $5,265,145           114           8/1/08       1st      $37,866       0.143%     0.100%      0.14075%    Fee Simple
   51008      $9,970,394           116          10/1/08       1st      $64,395       0.143%     0.100%      0.14075%    Fee Simple
   51009        $607,883           115           9/1/08       1st       $4,099       0.293%     0.250%      0.29075%    Fee Simple
   51010      $8,961,029           114           8/1/08       1st      $59,184       0.143%     0.100%      0.14075%    Fee Simple
   51012      $1,411,053           117          11/1/08       1st       $9,407       0.143%     0.100%      0.14075%    Fee Simple
   51013      $3,955,964           110           4/1/08       1st      $30,844       0.143%     0.100%      0.14075%    Fee Simple
   51014      $4,303,852           116          10/1/08       1st      $27,485       0.143%     0.100%      0.14075%    Fee Simple
   51015      $3,481,612           115           9/1/08       1st      $25,615       0.143%     0.100%      0.14075%    Fee Simple
   51016      $3,310,913           114           8/1/08       1st      $22,054       0.143%     0.100%      0.14075%    Fee Simple
   51018      $3,388,378           115           9/1/08       1st      $22,987       0.143%     0.100%      0.14075%    Fee Simple
   51023        $441,651           116          10/1/08       1st       $2,820       0.143%     0.100%      0.14075%    Fee Simple
   51025      $3,883,306           114           8/1/08       1st      $25,764       0.143%     0.100%      0.14075%    Fee Simple
   51026      $2,175,462            57          11/1/03       1st      $45,335       0.143%     0.100%      0.14075%    Fee Simple
   51027      $2,995,527           115           9/1/08       1st      $19,305       0.143%     0.100%      0.14075%    Fee Simple
   51028      $4,224,096           115           9/1/08       1st      $27,613       0.143%     0.100%      0.14075%    Fee Simple
   51029     $11,652,952           114           8/1/08       1st      $79,181       0.143%     0.100%      0.14075%    Fee Simple
   51033      $5,339,194           115           9/1/08       1st      $34,409       0.143%     0.100%      0.14075%    Fee Simple
   51034      $3,097,551           116          10/1/08       1st      $20,664       0.143%     0.100%      0.14075%    Fee Simple
   51035      $2,760,896           115           9/1/08       1st      $17,557       0.143%     0.100%      0.14075%    Fee Simple
   51036      $1,673,270           115           9/1/08       1st      $10,641       0.143%     0.100%      0.14075%    Fee Simple
   51038      $2,192,129           115           9/1/08       1st      $14,607       0.143%     0.100%      0.14075%    Fee Simple
   51039      $4,485,702           117          11/1/08       1st      $32,526       0.143%     0.100%      0.14075%    Fee Simple
   51041      $5,415,990           114           8/1/08       1st      $35,501       0.143%     0.100%      0.14075%    Fee Simple
   51042      $2,090,159           116          10/1/08       1st      $14,403       0.143%     0.100%      0.14075%    Fee Simple
   51043      $4,059,921           115           9/1/08       1st      $26,688       0.143%     0.100%      0.14075%    Fee Simple
   51045      $3,352,666           117          11/1/08       1st      $21,949       0.143%     0.100%      0.14075%    Fee Simple
   51046      $8,214,903           116          10/1/08       1st      $52,462       0.143%     0.100%      0.14075%    Fee Simple
   51048      $3,182,062           115           9/1/08       1st      $22,719       0.143%     0.100%      0.14075%    Fee Simple
   51053      $3,725,019           115           9/1/08       1st      $23,689       0.143%     0.100%      0.14075%    Fee Simple
   51055      $4,503,004           115           9/1/08       1st      $29,407       0.143%     0.100%      0.14075%    Fee Simple
   51056      $5,185,159           116          10/1/08       1st      $33,969       0.143%     0.100%      0.14075%    Fee Simple
   51058      $2,038,756           175           9/1/13       1st      $14,705       0.143%     0.100%      0.14075%    Fee Simple
   51060      $9,261,587           116          10/1/08       1st      $67,581       0.143%     0.100%      0.14075%    Fee Simple
   51061      $2,130,260           117          11/1/08       1st      $14,998       0.143%     0.100%      0.14075%    Fee Simple
   51065      $2,879,266           176          10/1/13       1st      $22,501       0.143%     0.100%      0.14075%    Fee Simple
   51066      $3,424,371           116          10/1/08       1st      $23,941       0.143%     0.100%      0.14075%    Fee Simple
   51068      $1,469,448           176          10/1/13       1st      $11,501       0.143%     0.100%      0.14075%    Fee Simple
   51069      $3,982,388           116          10/1/08       1st      $28,246       0.143%     0.100%      0.14075%    Fee Simple
   51072        $690,307           176          10/1/13       1st       $5,506       0.293%     0.250%      0.29075%    Fee Simple
   51073        $623,680           176          10/1/13       1st       $4,975       0.293%     0.250%      0.29075%    Fee Simple
   51074      $3,692,026           117          11/1/08       1st      $24,294       0.143%     0.100%      0.14075%    Fee Simple
   51075      $2,552,203           116          10/1/08       1st      $16,299       0.143%     0.100%      0.14075%    Fee Simple
   51076      $1,784,741           117          11/1/08       1st      $12,502       0.143%     0.100%      0.14075%    Fee Simple
   51077      $3,489,958           116          10/1/08       1st      $22,817       0.143%     0.100%      0.14075%    Fee Simple
   51079      $3,240,967           116          10/1/08       1st      $21,448       0.143%     0.100%      0.14075%    Fee Simple
   51080      $1,770,313           116          10/1/08       1st      $11,941       0.143%     0.100%      0.14075%    Fee Simple
   51081      $4,696,909           116          10/1/08       1st      $31,083       0.143%     0.100%      0.14075%    Fee Simple
   51086      $1,792,168           116          10/1/08       1st      $12,780       0.143%     0.100%      0.14075%    Fee Simple
   51087      $3,415,833           116          10/1/08       1st      $22,925       0.143%     0.100%      0.14075%    Fee Simple
   51090      $2,411,028           117          11/1/08       1st      $17,194       0.143%     0.100%      0.14075%    Fee Simple
   51092      $6,081,800           116          10/1/08       1st      $39,160       0.143%     0.100%      0.14075%    Fee Simple
   51093      $4,489,488           117          11/1/08       1st      $28,591       0.143%     0.100%      0.14075%    Fee Simple
   51094      $3,482,727           177          11/1/13       1st      $23,219       0.143%     0.100%      0.14075%    Fee Simple
   51096      $2,318,794           117          11/1/08       1st      $14,864       0.143%     0.100%      0.14075%    Fee Simple
   51101      $5,209,122           117          11/1/08       1st      $34,729       0.143%     0.100%      0.14075%    Fee Simple
   51103      $1,996,119           117          11/1/08       1st      $13,671       0.143%     0.100%      0.14075%    Fee Simple
   51104      $4,633,654           115           9/1/08       1st      $31,093       0.143%     0.100%      0.14075%    Fee Simple
   51105      $1,393,151           176          10/1/13       1st      $10,112       0.143%     0.100%      0.14075%    Fee Simple
   51106      $3,695,533           118          12/1/08       1st      $24,928       0.143%     0.100%      0.14075%    Fee Simple
   51107      $6,991,873           118          12/1/08       1st      $47,752       0.143%     0.100%      0.14075%    Fee Simple
   51109      $5,319,872           116          10/1/08       1st      $37,486       0.143%     0.100%      0.14075%    Fee Simple
   51111      $9,080,764           117          11/1/08       1st      $60,207       0.098%     0.055%      0.09575%    Fee Simple
   51115      $2,145,862           117          11/1/08       1st      $14,740       0.143%     0.100%      0.14075%    Fee Simple
   51116      $2,225,532           117          11/1/08       1st      $15,062       0.143%     0.100%      0.14075%    Fee Simple
   51117      $1,837,964           118          12/1/08       1st      $12,740       0.143%     0.100%      0.14075%    Fee Simple
   51118      $6,985,413           117          11/1/08       1st      $46,571       0.143%     0.100%      0.14075%    Fee Simple
   51119      $2,974,046           117          11/1/08       1st      $21,090       0.143%     0.100%      0.14075%    Fee Simple
   51120      $1,744,302           117          11/1/08       1st      $12,509       0.143%     0.100%      0.14075%    Fee Simple
   51121      $9,253,802           117          11/1/08       1st      $71,624       0.143%     0.100%      0.14075%    Fee Simple
   51122      $2,791,743           117          11/1/08       1st      $20,920       0.143%     0.100%      0.14075%    Fee Simple
   51123        $748,537           117          11/1/08       1st       $5,116       0.293%     0.250%      0.29075%    Fee Simple
   51124      $1,596,879           117          11/1/08       1st      $10,915       0.143%     0.100%      0.14075%    Fee Simple
   51125      $1,422,183           117          11/1/08       1st       $9,673       0.143%     0.100%      0.14075%    Fee Simple
   51127      $3,891,873           117          11/1/08       1st      $25,947       0.143%     0.100%      0.14075%    Fee Simple
   51129      $5,033,155           117          11/1/08       1st      $35,692       0.143%     0.100%      0.14075%    Fee Simple
   51130      $1,783,814           177          11/1/13       1st      $16,669       0.143%     0.100%      0.14075%    Fee Simple
   51131     $10,977,077           117          11/1/08       1st      $73,183       0.143%     0.100%      0.14075%    Fee Simple
   51132      $1,796,245           118          12/1/08       1st      $12,722       0.143%     0.100%      0.14075%     Leasehold
   51134      $2,516,839           118          12/1/08       1st      $16,766       0.143%     0.100%      0.14075%    Fee Simple
   51135      $3,193,332           117          11/1/08       1st      $21,290       0.143%     0.100%      0.14075%    Fee Simple
   51136      $3,089,715           117          11/1/08       1st      $20,806       0.143%     0.100%      0.14075%    Fee Simple
   51137      $3,829,161           129          11/1/09       1st      $29,186       0.143%     0.100%      0.14075%    Fee Simple
   51138      $4,989,608           117          11/1/08       1st      $33,299       0.143%     0.100%      0.14075%    Fee Simple
   51139      $2,195,410           118          12/1/08       1st      $15,549       0.143%     0.100%      0.14075%    Fee Simple
   51143      $3,492,706           117          11/1/08       1st      $23,286       0.143%     0.100%      0.14075%    Fee Simple
   51145      $2,993,748           117          11/1/08       1st      $19,959       0.143%     0.100%      0.14075%    Fee Simple
   51146      $1,696,457           117          11/1/08       1st      $11,310       0.143%     0.100%      0.14075%    Fee Simple
   51147      $2,893,957           117          11/1/08       1st      $19,294       0.143%     0.100%      0.14075%    Fee Simple
   51148      $2,482,290           117          11/1/08       1st      $18,601       0.143%     0.100%      0.14075%    Fee Simple
   51149      $2,143,335           117          11/1/08       1st      $15,714       0.143%     0.100%      0.14075%    Fee Simple
   51150      $5,384,476           117          11/1/08       1st      $40,788       0.143%     0.100%      0.14075%    Fee Simple
   51151      $2,195,888           178          12/1/13       1st      $16,258       0.143%     0.100%      0.14075%    Fee Simple
   51156      $3,139,493           117          11/1/08       1st      $22,264       0.143%     0.100%      0.14075%    Fee Simple
   51157      $2,790,945           117          11/1/08       1st      $20,077       0.143%     0.100%      0.14075%    Fee Simple
   51158      $4,789,997           117          11/1/08       1st      $31,935       0.143%     0.100%      0.14075%    Fee Simple
   51159      $1,342,877           117          11/1/08       1st      $10,605       0.143%     0.100%      0.14075%    Fee Simple
   51160      $6,836,587           116          10/1/08       1st      $44,925       0.143%     0.100%      0.14075%    Fee Simple
   51161        $739,974           117          11/1/08       1st       $5,727       0.143%     0.100%      0.14075%    Fee Simple
   51165      $3,692,937           117          11/1/08       1st      $26,482       0.143%     0.100%      0.14075%    Fee Simple
   51166        $917,077           117          11/1/08       1st       $6,650       0.143%     0.100%      0.14075%    Fee Simple
   51167      $3,991,665           117          11/1/08       1st      $26,612       0.143%     0.100%      0.14075%    Fee Simple
   51169      $4,490,984           177          11/1/13       1st      $30,393       0.143%     0.100%      0.14075%    Fee Simple
   51170      $2,315,474           117          11/1/08       1st      $15,826       0.143%     0.100%      0.14075%    Fee Simple
   51172      $1,671,510           117          11/1/08       1st      $11,144       0.143%     0.100%      0.14075%    Fee Simple
   51173      $1,448,649           119           1/1/09       1st      $10,715       0.143%     0.100%      0.14075%    Fee Simple
   51174      $1,683,485           117          11/1/08       1st      $11,224       0.143%     0.100%      0.14075%    Fee Simple
   51175      $1,660,622           117          11/1/08       1st      $11,183       0.143%     0.100%      0.14075%    Fee Simple
   51176      $1,596,752           117          11/1/08       1st      $10,753       0.143%     0.100%      0.14075%    Fee Simple
   51177      $2,355,209           117          11/1/08       1st      $15,860       0.143%     0.100%      0.14075%    Fee Simple
   51178      $1,330,294           117          11/1/08       1st       $8,958       0.143%     0.100%      0.14075%    Fee Simple
   51179      $1,133,694           117          11/1/08       1st       $7,634       0.143%     0.100%      0.14075%    Fee Simple
   51180      $1,099,763           117          11/1/08       1st       $7,406       0.143%     0.100%      0.14075%    Fee Simple
   51181      $1,068,826           117          11/1/08       1st       $7,197       0.143%     0.100%      0.14075%    Fee Simple
   51182        $598,782           117          11/1/08       1st       $4,032       0.143%     0.100%      0.14075%    Fee Simple
   51183        $590,798           117          11/1/08       1st       $3,978       0.143%     0.100%      0.14075%    Fee Simple
   51184        $279,432           117          11/1/08       1st       $1,882       0.143%     0.100%      0.14075%    Fee Simple
   51185      $1,314,256           117          11/1/08       1st       $8,762       0.143%     0.100%      0.14075%    Fee Simple
   51188        $439,242           117          11/1/08       1st       $3,137       0.143%     0.100%      0.14075%    Fee Simple
   51189      $1,141,616           117          11/1/08       1st       $7,611       0.143%     0.100%      0.14075%    Fee Simple
   51190      $1,305,379           117          11/1/08       1st       $8,834       0.143%     0.100%      0.14075%    Fee Simple
   51192      $9,961,559           115           9/1/08       1st      $64,461       0.143%     0.100%      0.14075%    Fee Simple
   51196      $1,793,518           114           8/1/08       1st      $12,682       0.143%     0.100%      0.14075%    Fee Simple
   51197      $3,091,166           116          10/1/08       1st      $20,263       0.143%     0.100%      0.14075%    Fee Simple
   51198      $1,966,856           114           8/1/08       1st      $13,238       0.143%     0.100%      0.14075%    Fee Simple
   51199      $1,325,949           114           8/1/08       1st       $9,043       0.143%     0.100%      0.14075%    Fee Simple
   51201      $1,401,248           114           8/1/08       1st       $9,462       0.143%     0.100%      0.14075%    Fee Simple
   51202      $1,292,053           114           8/1/08       1st       $9,601       0.143%     0.100%      0.14075%    Fee Simple
   51203        $596,369           114           8/1/08       1st       $4,451       0.143%     0.100%      0.14075%    Fee Simple
   51204        $298,184           114           8/1/08       1st       $2,225       0.143%     0.100%      0.14075%    Fee Simple
   51205      $1,891,124           113           7/1/08       1st      $13,896       0.143%     0.100%      0.14075%    Fee Simple
   51207        $821,826           114           8/1/08       1st       $5,676       0.143%     0.100%      0.14075%    Fee Simple
   51209      $4,580,842           114           8/1/08       1st      $30,715       0.143%     0.100%      0.14075%    Fee Simple
   51210      $1,078,866           174           8/1/13       1st       $9,885       0.143%     0.100%      0.14075%     Leasehold
   51211      $1,307,673           114           8/1/08       1st       $9,109       0.143%     0.100%      0.14075%    Fee Simple
   51212      $4,351,082           114           8/1/08       1st      $28,740       0.143%     0.100%      0.14075%    Fee Simple
   51213      $4,966,818           114           8/1/08       1st      $35,572       0.143%     0.100%      0.14075%    Fee Simple
   51215      $1,991,858           114           8/1/08       1st      $13,472       0.143%     0.100%      0.14075%    Fee Simple
   51217      $2,186,570           114           8/1/08       1st      $16,258       0.143%     0.100%      0.14075%    Fee Simple
   51219      $5,476,312           114           8/1/08       1st      $36,245       0.143%     0.100%      0.14075%    Fee Simple
   51220      $2,440,096           114           8/1/08       1st      $16,547       0.143%     0.100%      0.14075%     Leasehold
   51221      $2,987,059           114           8/1/08       1st      $19,758       0.143%     0.100%      0.14075%    Fee Simple
   51224        $795,261           114           8/1/08       1st       $5,990       0.143%     0.100%      0.14075%    Fee Simple
   51227      $3,569,667           175           9/1/13       1st      $33,645       0.143%     0.100%      0.14075%    Fee Simple
   51228      $1,993,483           115           9/1/08       1st      $13,773       0.143%     0.100%      0.14075%    Fee Simple
   51230      $1,230,685           175           9/1/13       1st      $11,501       0.143%     0.100%      0.14075%    Fee Simple
   51231        $373,207           115           9/1/08       1st       $2,862       0.143%     0.100%      0.14075%    Fee Simple
   51233      $1,245,655           115           9/1/08       1st       $8,395       0.143%     0.100%      0.14075%    Fee Simple
   51235      $1,345,472           115           9/1/08       1st       $9,195       0.143%     0.100%      0.14075%    Fee Simple
   51236      $1,345,450           115           9/1/08       1st       $9,177       0.143%     0.100%      0.14075%    Fee Simple
   51237      $1,146,076           115           9/1/08       1st       $7,780       0.143%     0.100%      0.14075%    Fee Simple
   51238      $1,575,286           175           9/1/13       1st      $14,725       0.143%     0.100%      0.14075%    Fee Simple
   51239      $1,681,782           115           9/1/08       1st      $11,448       0.143%     0.100%      0.14075%    Fee Simple
   51240        $996,345           115           9/1/08       1st       $6,583       0.143%     0.100%      0.14075%    Fee Simple
   51241      $1,594,681           115           9/1/08       1st      $10,934       0.143%     0.100%      0.14075%    Fee Simple
   51242      $1,096,244           115           9/1/08       1st       $7,440       0.143%     0.100%      0.14075%    Fee Simple
   51243      $2,490,643           115           9/1/08       1st      $16,296       0.143%     0.100%      0.14075%    Fee Simple
   51244      $4,185,030           115           9/1/08       1st      $27,929       0.143%     0.100%      0.14075%    Fee Simple
   51245      $1,713,750           115           9/1/08       1st      $11,349       0.143%     0.100%      0.14075%    Fee Simple
   51246      $1,494,386           115           9/1/08       1st       $9,778       0.143%     0.100%      0.14075%    Fee Simple
   51248      $1,008,795           115           9/1/08       1st       $6,662       0.143%     0.100%      0.14075%    Fee Simple
   51249      $1,988,064           115           9/1/08       1st      $13,773       0.143%     0.100%      0.14075%    Fee Simple
   51250      $2,039,725           115           9/1/08       1st      $13,266       0.143%     0.100%      0.14075%    Fee Simple
   51251      $1,942,456           115           9/1/08       1st      $12,536       0.143%     0.100%      0.14075%    Fee Simple
   51253      $2,615,749           115           9/1/08       1st      $17,535       0.143%     0.100%      0.14075%    Fee Simple
   51254      $8,766,991           115           9/1/08       1st      $57,311       0.143%     0.100%      0.14075%    Fee Simple
   51255      $3,063,323           115           9/1/08       1st      $19,924       0.143%     0.100%      0.14075%    Fee Simple
   51256      $2,491,078           115           9/1/08       1st      $16,616       0.143%     0.100%      0.14075%    Fee Simple
   51258      $1,992,994           115           9/1/08       1st      $13,392       0.143%     0.100%      0.14075%    Fee Simple
   51259      $1,394,555           115           9/1/08       1st       $8,980       0.143%     0.100%      0.14075%    Fee Simple
   51261      $3,486,381           115           9/1/08       1st      $22,446       0.143%     0.100%      0.14075%    Fee Simple
   51262      $1,474,982           115           9/1/08       1st      $10,038       0.143%     0.100%      0.14075%    Fee Simple
   51263      $2,390,779           115           9/1/08       1st      $15,474       0.143%     0.100%      0.14075%    Fee Simple
   51264      $1,493,878           115           9/1/08       1st       $9,424       0.143%     0.100%      0.14075%    Fee Simple
   51265      $1,285,044           115           9/1/08       1st       $8,317       0.143%     0.100%      0.14075%    Fee Simple
   51266      $1,344,813           115           9/1/08       1st       $8,704       0.143%     0.100%      0.14075%    Fee Simple
   51267      $1,643,660           115           9/1/08       1st      $10,638       0.143%     0.100%      0.14075%    Fee Simple
   51268      $1,095,774           115           9/1/08       1st       $7,092       0.143%     0.100%      0.14075%    Fee Simple
   51269        $752,099           115           9/1/08       1st       $4,868       0.143%     0.100%      0.14075%    Fee Simple
   51271        $996,295           115           9/1/08       1st       $6,546       0.143%     0.100%      0.14075%    Fee Simple
   51273        $997,231           116          10/1/08       1st       $6,609       0.143%     0.100%      0.14075%    Fee Simple
   51274        $897,857           116          10/1/08       1st       $6,280       0.143%     0.100%      0.14075%    Fee Simple
   51275      $1,346,466           116          10/1/08       1st       $9,110       0.143%     0.100%      0.14075%    Fee Simple
   51277        $847,809           116          10/1/08       1st       $5,768       0.143%     0.100%      0.14075%    Fee Simple
   51281      $1,834,194           116          10/1/08       1st      $11,547       0.143%     0.100%      0.14075%    Fee Simple
   51282        $817,950           116          10/1/08       1st       $5,626       0.143%     0.100%      0.14075%    Fee Simple
   51283        $852,876           116          10/1/08       1st       $5,879       0.143%     0.100%      0.14075%    Fee Simple
   51284      $1,294,701           116          10/1/08       1st       $9,501       0.143%     0.100%      0.14075%    Fee Simple
   51285      $2,407,757           116          10/1/08       1st      $15,471       0.143%     0.100%      0.14075%    Fee Simple
   51286     $32,909,986           116          10/1/08       1st     $219,328       0.143%     0.100%      0.14075%     Leasehold
   51287      $4,178,944           116          10/1/08       1st      $27,873       0.143%     0.100%      0.14075%    Fee Simple
   51288      $1,570,715           116          10/1/08       1st      $10,479       0.143%     0.100%      0.14075%    Fee Simple
   51289     $10,970,076           116          10/1/08       1st      $73,183       0.143%     0.100%      0.14075%    Fee Simple
   51291      $3,499,081           116          10/1/08       1st      $22,156       0.143%     0.100%      0.14075%    Fee Simple
   51293        $698,063           116          10/1/08       1st       $4,628       0.143%     0.100%      0.14075%    Fee Simple
   51294      $1,869,899           116          10/1/08       1st      $12,474       0.143%     0.100%      0.14075%    Fee Simple
   51295      $2,068,438           116          10/1/08       1st      $13,009       0.143%     0.100%      0.14075%    Fee Simple
   51296      $1,345,625           116          10/1/08       1st       $8,378       0.143%     0.100%      0.14075%    Fee Simple
   51297      $2,935,991           116          10/1/08       1st      $19,587       0.143%     0.100%      0.14075%    Fee Simple
   51298        $997,280           140          10/1/10       1st       $6,653       0.143%     0.100%      0.14075%    Fee Simple
   51299      $2,493,426           116          10/1/08       1st      $16,843       0.143%     0.100%      0.14075%    Fee Simple
   51300        $316,670           116          10/1/08       1st       $2,299       0.143%     0.100%      0.14075%    Fee Simple
   51301        $522,805           116          10/1/08       1st       $3,795       0.143%     0.100%      0.14075%    Fee Simple
   51302        $995,606           116          10/1/08       1st       $7,068       0.143%     0.100%      0.14075%    Fee Simple
   51303      $1,396,192           116          10/1/08       1st       $9,314       0.143%     0.100%      0.14075%    Fee Simple
   51304        $503,712           116          10/1/08       1st       $3,440       0.143%     0.100%      0.14075%    Fee Simple
   51308      $1,361,769           116          10/1/08       1st       $9,544       0.143%     0.100%      0.14075%    Fee Simple
   51309      $2,292,305           116          10/1/08       1st      $14,081       0.143%     0.100%      0.14075%    Fee Simple
   51310      $1,496,056           116          10/1/08       1st      $10,106       0.143%     0.100%      0.14075%    Fee Simple
   51311      $1,645,511           116          10/1/08       1st      $10,977       0.143%     0.100%      0.14075%    Fee Simple
   51312      $2,112,591           116          10/1/08       1st      $13,742       0.143%     0.100%      0.14075%    Fee Simple
   51313      $1,246,825           116          10/1/08       1st       $8,527       0.143%     0.100%      0.14075%    Fee Simple
   51316      $3,152,249           116          10/1/08       1st      $21,825       0.143%     0.100%      0.14075%    Fee Simple
   51317        $838,287           116          10/1/08       1st       $6,164       0.143%     0.100%      0.14075%    Fee Simple
   51318        $423,223           116          10/1/08       1st       $3,072       0.143%     0.100%      0.14075%    Fee Simple
   51319        $856,405           116          10/1/08       1st       $6,216       0.143%     0.100%      0.14075%    Fee Simple
   51320      $1,595,787           116          10/1/08       1st      $10,774       0.143%     0.100%      0.14075%    Fee Simple
   51322      $1,627,102           117          11/1/08       1st      $10,848       0.143%     0.100%      0.14075%    Fee Simple
   51323        $551,243           117          11/1/08       1st       $3,997       0.143%     0.100%      0.14075%    Fee Simple
   51324        $488,620           117          11/1/08       1st       $3,733       0.143%     0.100%      0.14075%    Fee Simple
   51325        $993,186           117          11/1/08       1st       $6,957       0.143%     0.100%      0.14075%    Fee Simple
   51328      $1,896,293           117          11/1/08       1st      $12,961       0.143%     0.100%      0.14075%    Fee Simple
   51329      $1,995,966           117          11/1/08       1st      $13,474       0.143%     0.100%      0.14075%    Fee Simple
   51334      $2,285,532           117          11/1/08       1st      $15,622       0.143%     0.100%      0.14075%    Fee Simple
   51336        $748,537           117          11/1/08       1st       $5,116       0.143%     0.100%      0.14075%    Fee Simple
   51338      $1,496,874           117          11/1/08       1st       $9,980       0.143%     0.100%      0.14075%    Fee Simple
   51339        $506,386           117          11/1/08       1st       $3,672       0.143%     0.100%      0.14075%    Fee Simple
   51340        $486,562           117          11/1/08       1st       $3,342       0.143%     0.100%      0.14075%    Fee Simple
   51341        $735,655           117          11/1/08       1st       $5,334       0.143%     0.100%      0.14075%    Fee Simple
   51342        $486,449           117          11/1/08       1st       $3,527       0.143%     0.100%      0.14075%    Fee Simple
   51343        $636,273           117          11/1/08       1st       $4,371       0.143%     0.100%      0.14075%    Fee Simple
   51346      $3,100,264           175           9/1/13       1st      $28,535       0.143%     0.100%      0.14075%    Fee Simple
   51347        $542,712           116          10/1/08       1st       $3,804       0.143%     0.100%      0.14075%    Fee Simple
   51348      $2,245,311           117          11/1/08       1st      $14,969       0.143%     0.100%      0.14075%    Fee Simple
   51349      $2,295,807           117          11/1/08       1st      $16,082       0.143%     0.100%      0.14075%    Fee Simple
   51351      $2,794,353           117          11/1/08       1st      $18,864       0.143%     0.100%      0.14075%    Fee Simple
   51353        $418,853           117          11/1/08       1st       $3,242       0.143%     0.100%      0.14075%    Fee Simple
   51354      $2,195,416           117          11/1/08       1st      $14,637       0.143%     0.100%      0.14075%    Fee Simple
   51355        $947,055           117          11/1/08       1st       $6,943       0.143%     0.100%      0.14075%    Fee Simple
   51356        $964,416           117          11/1/08       1st       $7,004       0.143%     0.100%      0.14075%    Fee Simple
   51357      $1,157,583           117          11/1/08       1st       $7,718       0.143%     0.100%      0.14075%    Fee Simple
   51358      $2,465,181           117          11/1/08       1st      $16,850       0.143%     0.100%      0.14075%    Fee Simple
   51365      $1,214,168           117          11/1/08       1st       $8,843       0.143%     0.100%      0.14075%    Fee Simple
   51366      $7,984,393           117          11/1/08       1st      $54,574       0.143%     0.100%      0.14075%    Fee Simple
   51367      $2,595,890           117          11/1/08       1st      $19,078       0.143%     0.100%      0.14075%    Fee Simple
   51368      $1,492,534           117          11/1/08       1st      $12,157       0.143%     0.100%      0.14075%    Fee Simple
   51371        $573,995           117          11/1/08       1st       $4,080       0.143%     0.100%      0.14075%    Fee Simple
   51372      $1,198,715           118          12/1/08       1st       $8,391       0.143%     0.100%      0.14075%    Fee Simple
   51373        $943,937           118          12/1/08       1st       $6,511       0.143%     0.100%      0.14075%    Fee Simple
   51376      $1,122,805           117          11/1/08       1st       $7,674       0.143%     0.100%      0.14075%    Fee Simple
   51377      $1,496,874           117          11/1/08       1st       $9,980       0.143%     0.100%      0.14075%    Fee Simple
   51378        $845,754           118          12/1/08       1st       $6,820       0.143%     0.100%      0.14075%    Fee Simple
   51380        $733,740           118          12/1/08       1st       $5,612       0.143%     0.100%      0.14075%    Fee Simple
   51381        $861,687           118          12/1/08       1st       $6,254       0.143%     0.100%      0.14075%    Fee Simple
   51382      $1,148,707           118          12/1/08       1st       $7,923       0.143%     0.100%      0.14075%    Fee Simple
   51383     $40,661,316           118          12/1/08       1st     $294,397       0.093%     0.050%      0.09075%    Fee Simple
   51385     $18,169,482           119           1/1/09       1st     $124,032       0.093%     0.050%      0.09075%    Fee Simple
   51386     $43,974,545           119           1/1/09       1st     $300,187       0.093%     0.050%      0.09075%    Fee Simple
   51387      $2,472,771           118          12/1/08       1st      $18,161       0.143%     0.100%      0.14075%    Fee Simple
   51388      $1,572,109           118          12/1/08       1st      $11,721       0.143%     0.100%      0.14075%    Fee Simple
   51390        $861,689           118          12/1/08       1st       $6,257       0.143%     0.100%      0.14075%    Fee Simple
   51395      $1,497,290           118          12/1/08       1st      $11,232       0.143%     0.100%      0.14075%    Fee Simple
   51396        $499,550           118          12/1/08       1st       $3,669       0.143%     0.100%      0.14075%    Fee Simple
   51397        $998,286           118          12/1/08       1st       $7,636       0.143%     0.100%      0.14075%    Fee Simple
   51398        $549,532           118          12/1/08       1st       $4,093       0.143%     0.100%      0.14075%    Fee Simple
   51399        $559,079           118          12/1/08       1st       $4,341       0.143%     0.100%      0.14075%    Fee Simple
   51400        $504,570           118          12/1/08       1st       $3,758       0.143%     0.100%      0.14075%    Fee Simple
   51401      $4,994,304           118          12/1/08       1st      $34,313       0.143%     0.100%      0.14075%    Fee Simple
   51402        $999,086           118          12/1/08       1st       $7,310       0.143%     0.100%      0.14075%    Fee Simple
   51413        $711,920           119           1/1/09       1st       $5,535       0.143%     0.100%      0.14075%    Fee Simple
   51415        $434,846           119           1/1/09       1st       $3,376       0.143%     0.100%      0.14075%    Fee Simple
   51419        $415,838           119           1/1/09       1st       $3,162       0.143%     0.100%      0.14075%    Fee Simple
   51423      $6,742,590           118          12/1/08       1st      $46,851       0.143%     0.100%      0.14075%    Fee Simple
   51425        $799,280           119           1/1/09       1st       $5,990       0.143%     0.100%      0.14075%    Fee Simple
   51426      $1,027,060           119           1/1/09       1st       $7,629       0.143%     0.100%      0.14075%    Fee Simple
   51428     $40,315,331           119           1/1/09       1st     $307,448       0.093%     0.050%      0.09075%    Fee Simple
   51429     $55,402,022           119           1/1/09       1st     $421,411       0.093%     0.050%      0.09075%    Fee Simple
   51434        $999,575           119           1/1/09       1st       $7,439       0.143%     0.100%      0.14075%    Fee Simple
   51435        $589,735           119           1/1/09       1st       $4,329       0.143%     0.100%      0.14075%    Fee Simple
   51442      $3,347,984           119           1/1/09       1st      $22,570       0.143%     0.100%      0.14075%    Fee Simple




                                                                TOTAL                                      ORIGINAL
                                                              SF/UNITS/            MEASUREMENT           AMORTIZATION
LOAN NUMBER        CROSSED            PROPERTY TYPE          ROOMS/BEDS                UNIT                (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
   50099             No                Multifamily                  102                Units                  360
   50121             No                  Office                  57,299                  SF                   360
   50148             No                  Retail                 291,175                  SF                   360
   50166             No                Multifamily                  400                Units                  360
   50167             No                Multifamily                  354                Units                  360
   50207             No                  Retail                  62,495                  SF                   360
   50312             No                Health Care                  115                Units                  300
   50319           Yes(7)         Franchise Restaurant           14,932                  SF                   240
   50322           Yes(7)         Franchise Restaurant            9,278                  SF                   240
   50331             No                Multifamily                   81                Units                  360
   50336             No                Multifamily                   96                Units                  360
   50391             No                  Retail                 146,087                  SF                   300
   50499             No                  Retail                  35,869                  SF                   360
   50509             No                Multifamily                   40                Units                  360
   50563             No                Multifamily                   92                Units                  353
   50648             No                Multifamily                  192                Units                  360
   50668             No                Multifamily                  105                Units                  360
   50695             No                  Retail                 462,481                  SF                   371
   50776             No                Multifamily                  140                Units                  360
   50788             No                Multifamily                   55                Units                  360
   50825             No                Industrial               506,115                  SF                   360
   50828             No                Health Care                  250                Units                  300
   50852             No                Multifamily                  128                Units                  360
   50853             No                Multifamily                   67                Units                  360
   50883             No                  Retail                 182,880                  SF                   360
   50888             No                Multifamily                  120                Units                  360
   50894             No                Multifamily                   90                Units                  360
   50902             No                Industrial                42,901                  SF                   360
   50904             No                Multifamily                   54                Units                  300
   50912           Yes(4)              Health Care                   58                 Beds                  300
   50913           Yes(4)              Health Care                   98                 Beds                  300
   50914           Yes(4)              Health Care                  111                 Beds                  300
   50915           Yes(4)              Health Care                   93                 Beds                  300
   50929             No                Industrial                62,315                  SF                   300
   50930             No                Industrial               111,528                  SF                   240
   50933             No                Industrial               318,802                  SF                   300
   50935             No                Multifamily                  104                Units                  360
   50937             No                Multifamily                   64                Units                  300
   50941             No                  Retail                  98,981                  SF                   360
   50942             No                  Retail                  24,049                  SF                   360
   50960             No                Multifamily                   40                Units                  360
   50969             No                Multifamily                   96                Units                  360
   50975             No                  Retail                  78,910                  SF                   360
   50979             No                  Marina                     246                Units                  300
   50986             No                Multifamily                  108                Units                  360
   50990             No                  Retail                 291,243                  SF                   360
   50993             No                Mobile Home                  183                 Pads                  180
   50994             No                Mobile Home                  273                 Pads                  180
   50999             No                  Office                  50,328                  SF                   300
   51001             No                  Retail                  41,986                  SF                   360
   51004             No                Multifamily                  180                Units                  360
   51006             No                   Hotel                     244                Rooms                  300
   51007             No                  Office                 179,951                  SF                   300
   51008             No                  Retail                 200,068                  SF                   360
   51009             No                Multifamily                   24                Units                  360
   51010             No                  Retail                 112,003                  SF                   360
   51012           Yes(5)              Multifamily                   90                Units                  360
   51013             No                Industrial                88,215                  SF                   240
   51014             No                Multifamily                  100                Units                  360
   51015             No                Health Care                   52                Units                  300
   51016             No                  Office                  52,564                  SF                   360
   51018             No                  Retail                 127,981                  SF                   360
   51023             No                Multifamily                   21                Units                  360
   51025             No                  Retail                 110,718                  SF                   360
   51026             No                  Office                  19,500                  SF                    60
   51027             No                Multifamily                   52                Units                  360
   51028             No                Multifamily                  208                Units                  360
   51029             No                Industrial               566,564                  SF                   360
   51033             No                Multifamily                   75                Units                  360
   51034             No                Multifamily                   68                Units                  360
   51035             No                Multifamily                   60                Units                  360
   51036             No                Multifamily                   25                Units                  360
   51038             No                Multifamily                   45                Units                  360
   51039             No                  Retail                  53,245                  SF                   300
   51041             No                Multifamily                  288                Units                  360
   51042             No                Multifamily                   45                Units                  300
   51043             No                Multifamily                  216                Units                  360
   51045             No                  Retail                  81,334                  SF                   360
   51046             No                Multifamily                  188                Units                  360
   51048             No                Multifamily                  140                Units                  300
   51053             No                Multifamily                   75                Units                  360
   51055             No                Multifamily                  107                Units                  360
   51056             No                Multifamily                  276                Units                  360
   51058             No                  Retail                  66,737                  SF                   300
   51060             No                   Hotel                      97                Rooms                  300
   51061             No                  Retail                  48,700                  SF                   300
   51065             No                Multifamily                  118                Units                  240
   51066             No                Multifamily                  130                Units                  300
   51068             No                  Retail                  80,599                  SF                   240
   51069             No                  Office                  81,742                  SF                   300
   51072             No                  Retail                   4,997                  SF                   240
   51073             No                  Retail                   3,060                  SF                   240
   51074             No                  Retail                  60,630                  SF                   360
   51075             No                Multifamily                   96                Units                  360
   51076             No                Multifamily                   47                Units                  360
   51077             No                Multifamily                  147                Units                  360
   51079             No                  Retail                  33,386                  SF                   360
   51080             No                  Office                  26,417                  SF                   360
   51081             No                  Retail                  47,108                  SF                   360
   51086             No                Multifamily                   88                Units                  300
   51087             No                  Retail                  31,731                  SF                   360
   51090             No                  Retail                  47,007                  SF                   300
   51092             No                  Office                  44,295                  SF                   360
   51093             No                Multifamily                   52                Units                  360
   51094             No                  Office                  84,382                  SF                   360
   51096             No                Multifamily                  105                Units                  360
   51101             No                Multifamily                  190                Units                  360
   51103             No                Industrial                47,660                  SF                   360
   51104             No                Multifamily                   96                Units                  360
   51105             No               Mini Storage               39,524                  SF                   300
   51106             No                  Retail                 113,214                  SF                   360
   51107             No                  Retail                 257,904                  SF                   360
   51109             No                Industrial               341,840                  SF                   306
   51111             No                  Office                  48,687                  SF                   360
   51115             No                  Retail                  37,839                  SF                   360
   51116             No                  Retail                  22,137                  SF                   360
   51117             No                  Retail                   9,500                  SF                   360
   51118             No                  Retail                  56,864                  SF                   360
   51119             No                  Retail                  10,908                  SF                   300
   51120             No                Industrial                47,815                  SF                   300
   51121             No                   Hotel                     501                Rooms                  282
   51122             No                   Hotel                      81                Rooms                  300
   51123             No                Multifamily                   10                Units                  360
   51124             No                Multifamily                   13                Units                  360
   51125             No                  Retail                  14,050                  SF                   360
   51127             No                Multifamily                  216                Units                  360
   51129             No                Industrial               133,284                  SF                   300
   51130             No                  Office                  56,000                  SF                   180
   51131             No                  Office                 448,982                  SF                   360
   51132           Yes(2)                Retail                  28,209                  SF                   300
   51134             No                  Retail                  27,350                  SF                   360
   51135           Yes(5)              Multifamily                  109                Units                  360
   51136           Yes(5)              Mobile Home                  182                 Pads                  360
   51137             No                  Office                  36,817                  SF                   252
   51138             No                Industrial                88,896                  SF                   360
   51139           Yes(2)                Retail                  35,510                  SF                   300
   51143             No                Mobile Home                  257                 Pads                  360
   51145             No               Mini Storage               89,446                  SF                   360
   51146             No                  Retail                  37,000                  SF                   360
   51147             No                  Retail                  58,024                  SF                   360
   51148             No                Health Care                   44                 Beds                  300
   51149             No                Health Care                   75                 Beds                  300
   51150             No                Health Care                  178                 Beds                  300
   51151             No                  Retail                  27,334                  SF                   300
   51156             No                   Hotel                      82                Rooms                  300
   51157             No                   Hotel                      46                Rooms                  300
   51158             No                  Office                  48,974                  SF                   360
   51159             No               Mini Storage               56,260                  SF                   240
   51160             No                Multifamily                  272                Units                  360
   51161             No                  Retail                   2,118                  SF                   300
   51165             No                  Office                  56,249                  SF                   300
   51166             No                  Office                  12,188                  SF                   300
   51167             No                  Office                  32,482                  SF                   360
   51169             No                Multifamily                   66                Units                  360
   51170             No                Industrial               116,500                  SF                   360
   51172             No                  Office                   8,335                  SF                   360
   51173             No                Multifamily                   73                Units                  300
   51174             No                  Office                   8,566                  SF                   360
   51175           Yes(5)              Mobile Home                  161                 Pads                  360
   51176           Yes(5)              Mobile Home                  165                 Pads                  360
   51177           Yes(5)              Mobile Home                  168                 Pads                  360
   51178           Yes(5)              Mobile Home                  102                 Pads                  360
   51179           Yes(5)              Mobile Home                   90                 Pads                  360
   51180           Yes(5)              Mobile Home                  135                 Pads                  360
   51181           Yes(5)              Mobile Home                   82                 Pads                  360
   51182           Yes(5)              Mobile Home                   89                 Pads                  360
   51183           Yes(5)              Mobile Home                   75                 Pads                  360
   51184           Yes(5)              Mobile Home                   31                 Pads                  360
   51185           Yes(5)              Multifamily                   35                Units                  360
   51188             No                  Retail                   2,736                  SF                   360
   51189             No                Multifamily                   28                Units                  360
   51190             No                Multifamily                   42                Units                  360
   51192             No                Multifamily                  260                Units                  360
   51196             No                  Retail                  11,636                  SF                   360
   51197             No                  Retail                  40,000                  SF                   360
   51198             No                Multifamily                   60                Units                  360
   51199             No                  Retail                   4,604                  SF                   360
   51201             No                  Retail                  21,282                  SF                   360
   51202             No                Multifamily                   36                Units                  300
   51203             No                Mobile Home                   52                 Pads                  300
   51204             No                Mobile Home                   41                 Pads                  300
   51205             No                Industrial                81,225                  SF                   300
   51207             No                  Retail                  12,870                  SF                   360
   51209             No                Mobile Home                  248                 Pads                  360
   51210             No                  Retail                  11,370                  SF                   180
   51211             No                  Office                  18,148                  SF                   360
   51212             No                Mobile Home                  159                 Pads                  360
   51213             No                Industrial                60,800                  SF                   300
   51215             No                Multifamily                  130                Units                  360
   51217             No                  Retail                  30,531                  SF                   300
   51219             No                  Retail                 134,031                  SF                   360
   51220             No                  Retail                  37,000                  SF                   360
   51221             No                Multifamily                   60                Units                  360
   51224             No                Multifamily                   40                Units                  300
   51227             No                Industrial                39,156                  SF                   180
   51228             No                  Retail                   8,707                  SF                   360
   51230             No               Mini Storage               67,100                  SF                   180
   51231             No               Mini Storage               21,000                  SF                   300
   51233             No                  Retail                  10,215                  SF                   360
   51235             No                  Office                  20,492                  SF                   360
   51236             No                  Office                  10,992                  SF                   360
   51237             No                Industrial                18,430                  SF                   360
   51238             No                  Office                  25,805                  SF                   180
   51239             No                  Retail                  55,086                  SF                   360
   51240             No                  Office                   6,020                  SF                   360
   51241             No                  Office                  12,388                  SF                   360
   51242             No                  Retail                   8,361                  SF                   360
   51243             No                  Office                  28,639                  SF                   360
   51244             No                  Office                  97,563                  SF                   360
   51245             No                Multifamily                   74                Units                  360
   51246             No                Multifamily                   51                Units                  360
   51248             No                Multifamily                   34                Units                  360
   51249             No                  Office                  36,243                  SF                   300
   51250             No                Industrial                57,064                  SF                   360
   51251             No                Multifamily                   53                Units                  360
   51253             No                  Retail                  30,988                  SF                   360
   51254             No                  Office                  29,705                  SF                   360
   51255             No                  Office                  34,972                  SF                   360
   51256             No                Industrial                55,615                  SF                   360
   51258             No                Industrial                38,500                  SF                   360
   51259             No                  Office                  19,247                  SF                   360
   51261             No                Multifamily                   72                Units                  360
   51262             No                  Retail                  12,346                  SF                   360
   51263             No                  Retail                  29,875                  SF                   360
   51264             No                  Retail                  33,580                  SF                   360
   51265             No                Industrial                34,007                  SF                   360
   51266             No                  Retail                  22,823                  SF                   360
   51267             No                  Retail                  27,188                  SF                   360
   51268             No                Industrial                29,040                  SF                   360
   51269             No                Industrial                20,460                  SF                   360
   51271             No                Multifamily                   39                Units                  360
   51273             No                  Office                  15,000                  SF                   360
   51274             No                  Office                   5,600                  SF                   360
   51275             No                  Office                  16,816                  SF                   360
   51277             No                Industrial                15,600                  SF                   360
   51281             No                Multifamily                  121                Units                  360
   51282             No                  Retail                  12,000                  SF                   360
   51283             No                  Retail                   8,092                  SF                   360
   51284             No                  Retail                  16,436                  SF                   300
   51285             No                  Office                  21,159                  SF                   360
   51286             No                  Retail                 218,708                  SF                   360
   51287             No                Multifamily                  204                Units                  300
   51288             No                  Retail                  14,150                  SF                   360
   51289             No                Multifamily                  246                Units                  360
   51291             No                  Retail                  32,689                  SF                   360
   51293             No                  Office                  13,263                  SF                   360
   51294             No                Multifamily                   58                Units                  360
   51295             No                  Office                  30,793                  SF                   360
   51296             No                  Office                  17,435                  SF                   360
   51297             No                Multifamily                   44                Units                  360
   51298             No                  Retail                  19,213                  SF                   360
   51299             No                Multifamily                   41                Units                  360
   51300             No                Multifamily                   12                Units                  300
   51301             No                Multifamily                   25                Units                  300
   51302             No                Multifamily                   34                Units                  300
   51303             No                Multifamily                   70                Units                  360
   51304             No                  Retail                  10,490                  SF                   360
   51308             No                  Retail                   8,982                  SF                   360
   51309             No                  Office                  25,133                  SF                   360
   51310             No                Industrial                44,360                  SF                   360
   51311             No                  Office                  31,348                  SF                   360
   51312             No                  Office                  26,373                  SF                   360
   51313             No                  Office                  10,838                  SF                   360
   51316             No                Multifamily                   60                Units                  360
   51317             No                  Retail                   9,425                  SF                   360
   51318             No                Multifamily                   20                Units                  300
   51319             No                Multifamily                   45                Units                  300
   51320             No                Multifamily                   30                Units                  360
   51322             No                Multifamily                   39                Units                  360
   51323             No                Multifamily                   19                Units                  300
   51324             No                  Retail                  14,000                  SF                   300
   51325             No                Multifamily                   27                Units                  360
   51328             No                  Retail                  29,823                  SF                   360
   51329             No                  Office                  34,184                  SF                   360
   51334             No                Industrial                83,900                  SF                   360
   51336             No                Multifamily                    6                Units                  360
   51338             No                  Office                   9,352                  SF                   360
   51339             No                Multifamily                   20                Units                  300
   51340             No                Industrial                18,430                  SF                   360
   51341             No                Multifamily                   29                Units                  300
   51342             No                Multifamily                   20                Units                  300
   51343             No                Multifamily                   22                Units                  360
   51346             No                Industrial                49,294                  SF                   180
   51347             No                Multifamily                   23                Units                  360
   51348             No                Multifamily                   33                Units                  360
   51349             No                  Retail                  29,117                  SF                   360
   51351             No                Industrial                53,296                  SF                   360
   51353             No                  Retail                   9,324                  SF                   300
   51354             No                Multifamily                   71                Units                  360
   51355             No                Industrial                13,780                  SF                   300
   51356             No               Mini Storage               24,600                  SF                   360
   51357             No                Multifamily                   23                Units                  360
   51358             No                Industrial                73,860                  SF                   360
   51365             No                Industrial                35,624                  SF                   300
   51366             No                  Retail                 111,830                  SF                   360
   51367             No                  Office                  29,876                  SF                   360
   51368             No                  Office                  21,600                  SF                   240
   51371             No                  Office                   8,567                  SF                   360
   51372             No                Multifamily                   47                Units                  360
   51373             No                  Office                  19,124                  SF                   360
   51376             No                  Office                  18,221                  SF                   360
   51377             No                Mobile Home                   98                 Pads                  360
   51378             No                  Retail                  23,240                  SF                   300
   51380           Yes(6)             Mini Storage               46,277                  SF                   300
   51381           Yes(6)             Mini Storage               29,690                  SF                   360
   51382             No                  Retail                  18,925                  SF                   360
   51383             No                Industrial               889,548                  SF                   360
   51385           Yes(1)              Multifamily                  400                Units                  360
   51386           Yes(1)              Multifamily                  984                Units                  360
   51387             No                Industrial                25,200                  SF                   360
   51388             No                Mobile Home                  137                 Pads                  300
   51390             No                Multifamily                   53                Units                  360
   51395             No                  Retail                  85,495                  SF                   300
   51396             No                Industrial                 8,610                  SF                   360
   51397             No                  Retail                  14,573                  SF                   300
   51398             No                Mobile Home                   34                 Pads                  360
   51399             No                Industrial                19,935                  SF                   300
   51400             No                Industrial                 4,065                  SF                   360
   51401             No                  Retail                  21,633                  SF                   360
   51402             No                  Office                  16,438                  SF                   360
   51413             No                  Retail                   8,118                  SF                   300
   51415             No                  Retail                   6,333                  SF                   360
   51419             No                Multifamily                   13                Units                  360
   51423             No               Mini Storage               79,066                  SF                   360
   51425             No                Multifamily                   75                Units                  300
   51426             No               Mini Storage               39,055                  SF                   360
   51428           Yes(3)                 Hotel                     756                Rooms                  300
   51429           Yes(3)                 Hotel                     796                Rooms                  300
   51434             No                  Office                  20,582                  SF                   360
   51435             No                  Retail                   7,000                  SF                   360
   51442             No                Multifamily                   62                Units                  360

----------

* Loan Number 50695 The Summit Shopping Center is a Hyper-Amortization Loan. The Maturity Date reflects the Anticipated Repayment Date. An annual Excess Sub-Servicing strip of 0.737000% is received by SouthTrust Bank, N.A.

                                   SCHEDULE II

                       SUB-SERVICING AGREEMENTS IN EFFECT
                             AS OF THE CLOSING DATE


                    NATIONSBANK, N.A. SUB-SERVICING AGREEMENT


Agreement (with respect to each of the Subservicers listed below)
-----------------------------------------------------------------

Amended and Restated Master Subservicing Agreement for Securitization Transactions, dated as of March 25, 1998, among NationsBank, N.A., Bankers
Mutual, a division of Franchise Mortgage Acceptance Company (successor in interest to Bankers Mutual Mortgage, Inc.), Berkshire Mortgage Finance
Corporation, First Security Bank, N.A., L.J. Melody & Company, Patrician Financial Company Limited Partnership and WMF Washington Mortgage Corp. (successor in interest to Washington Mortgage Financial Group, Ltd.), as supplemented by Subservicer Addition Agreements dated September 25, 1998 executed by ARCS Commercial Mortgage Co., L.P., a California limited partnership, and Bank of America NT&SA and as supplemented by the Confirmation thereto dated February 23, 1999.


Subservicers
------------

ARCS Commercial Mortgage Co., L.P., a California limited partnership

Bank of America NT&SA

Berkshire Mortgage Finance Corporation

First Security Bank, N.A.

L.J. Melody & Company

Patrician Financial Company Limited Partnership

WMF Washington Mortgage Corp.

                                  SCHEDULE III

                    SCHEDULE OF CERTAIN INSURANCE EXCEPTIONS


  Loan
 Number            Property Name                   Description of Exception
-------       -----------------------       ------------------------------------

 50828        Community Programs, Inc.      80% co-insurance limit applies for
                                            business interruption insurance.

                                   SCHEDULE IV

                          CERTAIN ENVIRONMENTAL MATTERS


A 1998 environmental site assessment conducted in connection with the Mortgage Loan secured by the Calabasas Retail Center recommended additional environmental assessment (a "Phase II") to determine whether the prior use of the Mortgaged Property as a gasoline station may have resulted in the release of hazardous materials onto or under the Mortgaged Property. However, in 1997, a Phase II investigation was performed, after which a Closure Letter was issued by the Los Angeles Department of Public Works. Therefore, the recommendation of an additional Phase II investigation has not been and is not expected to be implemented.

In the case of the Mortgage Loan secured by Naylor Road Shopping Center, the environmental assessment revealed the presence of an underground storage tank no longer in use and recommended the removal of the tank and in another that an investigation be performed to determine whether a vent/fill pipe found on the subject property is associated with an underground storage tank or former aboveground storage tank which may be/may have been on-site.

                                   SCHEDULE V

             SCHEDULE OF MORTGAGE LOANS PERMITTING CERTAIN RELEASES



Loan
Number       Property Name                 Description of Permitted Release
------   ---------------------          ----------------------------------------

51383    Bay Bridge Industrial          Release of portion of Mortgaged Property
                                        permitted upon payment of $1,000,000 of
                                        balance and certain other specified
                                        conditions.


51428    RFS Hotel Notes A & B          Release of portion of Mortgaged Property
51429                                   permitted in conjunction with a
                                        substitution, subject to satisfaction of specified conditions including rating agency confirmation.

                                   SCHEDULE VI

                      SCHEDULE OF MORTGAGE LOANS PERMITTING
                FUTURE SUBORDINATE LIENS ON MORTGAGED PROPERTIES

Loan
Number         Property Name               Description of Permitted Lien
------     ----------------------     ----------------------------------------

50695      Summit Shopping Center     Subordinate financing permitted subject
                                      to certain conditions, including
                                      standstill requirement.

                                  SCHEDULE VII

        SCHEDULE OF EXCEPTIONS FROM HEALTH CARE LOAN DOCUMENT PROVISIONS


  Loan
 Number        Property Name                   Description of Exception
-------    ------------------------      ---------------------------------------

 50828     Community Programs, Inc.      Loan documents require notice to lender
                                         before an amendment of licenses.

 51150     Pilgrim Manor of Bossier      Loan documents silent regarding
           Nursing Home                  change of bed capacity.

                                  SCHEDULE VIII

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

                                     [NONE]